CONFORMED COPY









                        ASSET EXCHANGE AGREEMENT


                                 between


                      NBC STATIONS MANAGEMENT, INC.


                                   and

                            STATION PARTNERS



                      Dated as of November 21, 1994















CMC-8685
                             TABLE OF CONTENTS


                                                                       PAGE

1.  Exchange of Assets . . . . . . . . . . . . . . . . . . . . . . . . .  2

    1.1   Transfer of KCNC Assets by NBC Sub . . . . . . . . . . . . . .  2
    1.2   Transfer of WTVJ Assets by NBC Sub . . . . . . . . . . . . . .  6
    1.3   Transfer of WCAU Assets by Partners. . . . . . . . . . . . . .  8
    1.4   Transfer of WCIX Assets by Partners. . . . . . . . . . . . . . 12
    1.5   Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    1.6   Value of Exchanged Assets. . . . . . . . . . . . . . . . . . . 14

2.  Instruments of Conveyance and Transfer . . . . . . . . . . . . . . . 14

    2.1   NBC Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    2.2   CBS Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 14

3.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . 15

    3.1   NBC Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    3.2   CBS Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 15

4.  Assumed Obligations. . . . . . . . . . . . . . . . . . . . . . . . . 15

    4.1   NBC Sub Obligations. . . . . . . . . . . . . . . . . . . . . . 15
    4.2   Partners Obligations . . . . . . . . . . . . . . . . . . . . . 16

5.  Closing; Working Capital Adjustment; Qualified Escrow
    Account or Qualified Intermediary. . . . . . . . . . . . . . . . . . 17

    5.1   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    5.2   Working Capital Adjustment . . . . . . . . . . . . . . . . . . 17
    5.3   Qualified Escrow Account or
           Qualified Intermediary. . . . . . . . . . . . . . . . . . . . 18

6.  Representations and Warranties by NBC Sub. . . . . . . . . . . . . . 22

    6.1   Organization and Good Standing . . . . . . . . . . . . . . . . 22
    6.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    6.3   No Conflict or Breach. . . . . . . . . . . . . . . . . . . . . 23
    6.4   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    6.6   Real Property. . . . . . . . . . . . . . . . . . . . . . . . . 25
    6.7   Tangible Personal Property . . . . . . . . . . . . . . . . . . 26
    6.8   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    6.9   Intellectual Property. . . . . . . . . . . . . . . . . . . . . 27

                      (i)

    6.10  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . 28
    6.11  Call Letters . . . . . . . . . . . . . . . . . . . . . . . . . 28
    6.12  Operation of the NBC Stations. . . . . . . . . . . . . . . . . 28
    6.13  Sufficiency of KCNC Assets . . . . . . . . . . . . . . . . . . 28
    6.14  Financial Statements . . . . . . . . . . . . . . . . . . . . . 28
    6.15  Undisclosed Obligations. . . . . . . . . . . . . . . . . . . . 29
    6.16  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 29
    6.17  Litigation; Compliance with Laws . . . . . . . . . . . . . . . 29
    6.18  Environmental Matters. . . . . . . . . . . . . . . . . . . . . 29
    6.19  Reports; Books and Records . . . . . . . . . . . . . . . . . . 31
    6.20  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    6.21  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    6.22  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . 32
    6.23  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . 32
    6.24  Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . 34

7.  Representations and Warranties by Partners . . . . . . . . . . . . . 34

    7.1   Organization and Good Standing . . . . . . . . . . . . . . . . 34
    7.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    7.3   No Conflict or Breach. . . . . . . . . . . . . . . . . . . . . 35
    7.4   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    7.6   Real Property. . . . . . . . . . . . . . . . . . . . . . . . . 37
    7.7   Tangible Personal Property . . . . . . . . . . . . . . . . . . 38
    7.8   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    7.9   Intellectual Property. . . . . . . . . . . . . . . . . . . . . 39
    7.10  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . 39
    7.11  Call Letters . . . . . . . . . . . . . . . . . . . . . . . . . 40
    7.12  Operation of the CBS Stations. . . . . . . . . . . . . . . . . 40
    7.13  Sufficiency of WCAU Assets . . . . . . . . . . . . . . . . . . 40
    7.14  Financial Statements . . . . . . . . . . . . . . . . . . . . . 40
    7.15  Undisclosed Obligations. . . . . . . . . . . . . . . . . . . . 40
    7.16  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 40
    7.17  Litigation; Compliance with Laws . . . . . . . . . . . . . . . 41
    7.18  Environmental Matters. . . . . . . . . . . . . . . . . . . . . 41
    7.19  Reports; Books and Records . . . . . . . . . . . . . . . . . . 42
    7.20  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    7.21  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    7.22  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . 43
    7.23  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . 44
    7.24  Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . 45

8.  Further Agreements of the Parties. . . . . . . . . . . . . . . . . . 45

    8.1   Filings with the FCC . . . . . . . . . . . . . . . . . . . . . 46
    8.2   Hart-Scott-Rodino Act. . . . . . . . . . . . . . . . . . . . . 46
    8.3   Pre-Closing Covenants. . . . . . . . . . . . . . . . . . . . . 47

                                   (ii)

    8.4   No Control . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    8.5   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    8.6   Access to Information. . . . . . . . . . . . . . . . . . . . . 49
    8.7   Consents; Assignment of Agreements . . . . . . . . . . . . . . 49
    8.8   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    8.9   Further Assurances . . . . . . . . . . . . . . . . . . . . . . 51
    8.10  Additional Financial Statements. . . . . . . . . . . . . . . . 51
    8.11  No Disclosures or Solicitation . . . . . . . . . . . . . . . . 51
    8.12  Waiver of Compliance with Bulk Transfer Law. . . . . . . . . . 52
    8.13  Other Action . . . . . . . . . . . . . . . . . . . . . . . . . 52
    8.14  Modifications to Miami Retransmission
           Consent Agreements. . . . . . . . . . . . . . . . . . . . . . 52
    8.15  Assignment of Channel 27 Lease . . . . . . . . . . . . . . . . 53
    8.16  Updated Schedules. . . . . . . . . . . . . . . . . . . . . . . 53
    8.17  WTVJ Tower . . . . . . . . . . . . . . . . . . . . . . . . . . 53
    8.18  WCIX Tower . . . . . . . . . . . . . . . . . . . . . . . . . . 55

9.  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . 55

    9.1   Continuity of Employment . . . . . . . . . . . . . . . . . . . 55
    9.2   Pension Plans. . . . . . . . . . . . . . . . . . . . . . . . . 56
    9.3   Defined Contribution Plans . . . . . . . . . . . . . . . . . . 57
    9.4   Post-Retirement Medical Benefits
           and Life Coverage . . . . . . . . . . . . . . . . . . . . . . 58
    9.5   Welfare Benefits - Claims Incurred;
           Pre-Existing Conditions . . . . . . . . . . . . . . . . . . . 58
    9.6   Multiemployer Plans. . . . . . . . . . . . . . . . . . . . . . 59

10. Conditions Precedent to Closing. . . . . . . . . . . . . . . . . . . 60

    10.1  Conditions Precedent to the Obligations
           of All Parties. . . . . . . . . . . . . . . . . . . . . . . . 60
    10.2  Conditions Precedent to the Obligations
           of Partners . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.3  Conditions Precedent to the Obligations
           of NBC Sub. . . . . . . . . . . . . . . . . . . . . . . . . . 62

11. Survival of Representations and Warranties;
    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 63

    11.1  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    11.2  Indemnification by Transferor. . . . . . . . . . . . . . . . . 63
    11.3  Indemnification by Transferee. . . . . . . . . . . . . . . . . 64
    11.4  General Indemnification Provisions . . . . . . . . . . . . . . 64

12. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

                                   (iii)

    12.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . 67
    12.2   Liability . . . . . . . . . . . . . . . . . . . . . . . . . . 68

13. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

    13.1   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
    13.2   Entire Agreement; No Third Party Beneficiaries. . . . . . . . 69
    13.3   Headings; Interpretation. . . . . . . . . . . . . . . . . . . 69
    13.4   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 70
    13.5   Amendment; Waiver . . . . . . . . . . . . . . . . . . . . . . 70
    13.6   Separability. . . . . . . . . . . . . . . . . . . . . . . . . 70
    13.7   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 70
    13.8   Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . 71
    13.9   Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . 71
    13.10  Specific Performance. . . . . . . . . . . . . . . . . . . . . 71
    13.11  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 72


SCHEDULES

1.1(a)(i)    KCNC FCC Licenses
1.1(a)(ii)   KCNC Licenses, Permits, Approvals, Etc.
1.1(a)(iv)   KCNC Employment Contracts
1.1(a)(v)    KCNC Programming Agreements
1.1(a)(vi)   KCNC Advertising, Promotional and Sale Agreements
1.1(a)(vii)    KCNC Leases and Subleases
1.1(a)(viii) KCNC Retransmission Consent Agreements
1.1(a)(ix)   KCNC Maintenance and Service Agreements
1.1(a)(x)    KCNC Contracts to Acquire Materials and Services
1.1(a)(xi)   KCNC Trademarks, Trade Names and Service Marks
1.1(a)(xii)    KCNC Copyrights
1.1(a)(xiii) KCNC Logos, Slogans, Royalties, Privileges, Etc.
1.1(a)(xiv)    KCNC Music License Rights
1.1(a)(xv)   KCNC Management and Other Systems
1.1(a)(xvi)    KCNC Data Handling Equipment
1.1(a)(xviii)  KCNC Office Furniture, Furnishings and Fixtures
1.1(a)(xix)    KCNC Machinery and Equipment
1.1(a)(xx)   KCNC Other Tangible Personal Property
1.1(a)(xxi)    KCNC Vehicles
1.1(a)(xxii) KCNC Real Property
1.1(a)(xxiii)  KCNC Television Broadcasting Assets
1.1(b)(v)    Excluded KCNC Contracts and Agreements
1.1(b)(vi)   Excluded KCNC Assets, Properties and Rights
1.2(i)       WTVJ Tower Interest
1.2(ii)    WTVJ Real Property
1.2(iii)   WTVJ Fixtures
1.2(iv)    WTVJ Machinery and Equipment

                                   (iv)
1.2(v)       WTVJ Other Tangible Personal Property
1.2(vi)    WTVJ FCC Licenses
1.2(vii)   WTVJ Licenses, Permits, Approvals, Etc.
1.2(viii)    WTVJ Leases and Subleases
1.3(a)(i)    WCAU FCC Licenses
1.3(a)(ii)   WCAU Licenses, Permits, Approvals, Etc.
1.3(a)(iv)   WCAU Employment Contracts
1.3(a)(v)    WCAU Programming Agreements
1.3(a)(vi)   WCAU Advertising, Promotional and Sale Agreements
1.3(a)(vii)    WCAU Leases and Subleases
1.3(a)(viii) WCAU Retransmission Consent Agreements
1.3(a)(ix)   WCAU Maintenance and Service Agreements
1.3(a)(x)    WCAU Contracts to Acquire Materials and Services
1.3(a)(xi)   WCAU Trademarks, Trade Names and Service Marks
1.3(a)(xii)    WCAU Copyrights
1.3(a)(xiii) WCAU Logos, Slogans, Royalties, Privileges, Etc.
1.3(a)(xiv)    WCAU Music License Rights
1.3(a)(xv)   WCAU Management and Other Systems
1.3(a)(xvi)    WCAU Data Handling Equipment
1.3(a)(xviii)  WCAU Office Furniture, Furnishings and Fixtures
1.3(a)(xix)    WCAU Machinery and Equipment
1.3(a)(xx)   WCAU Other Tangible Personal Property
1.3(a)(xxi)    WCAU Vehicles
1.3(a)(xxii) WCAU Real Property
1.3(a)(xxiii)  WCAU Television Broadcasting Assets
1.3(b)(v)    Excluded WCAU Contracts and Agreements
1.3(b)(vi)   Excluded WCAU Assets, Properties and Rights
1.4(i)       WCIX Tower Interest
1.4(ii)    WCIX Real Property
1.4(iii)   WCIX Fixtures
1.4(iv)    WCIX Machinery and Equipment
1.4(v)       WCIX Other Tangible Personal Property
1.4(vi)    WCIX FCC Licenses
1.4(vii)   WCIX Licenses, Permits, Approvals, Etc.
1.4(viii)    WCIX Leases and Subleases
1.6          Value of Exchanged Assets
6.3(c)       NBC Conflicts
6.4          NBC Governmental Consents
6.5          NBC FCC Matters - Exceptions
6.6(c)       NBC Real Property - Exceptions
6.6(d)       NBC Real Property - Liens, Etc.
6.7(a)       NBC Tangible Personal Property - Liens
6.7(b)       NBC Tangible Personal Property - Operating
             Condition Exceptions
6.8(a)       NBC Contracts - Exceptions
6.8(b)       KCNC Trade Barter Summary
6.9          NBC Intellectual Property - Exceptions

                                    (v)
6.14           NBC Stations Financial Information
6.15           NBC Undisclosed Obligations
6.16           NBC Material Changes
6.17           NBC Litigation; Compliance with Laws
6.18           NBC Environmental Matters
6.22           NBC Labor Matters
6.22(a)    NBC Affected Employees and Exceptions
6.23           NBC Employee Benefits
7.3(c)       CBS Conflicts
7.4          CBS Governmental Consents
7.5          CBS FCC Matters - Exceptions
7.6(c)       CBS Real Property - Exceptions
7.6(d)       CBS Real Property - Liens, Etc.
7.7(a)       CBS Tangible Personal Property - Liens
7.7(b)       CBS Tangible Personal Property - Operating
             Condition Exceptions
7.8(a)       CBS Contracts - Exceptions
7.8(b)       WCAU Trade Barter Summary
7.9          CBS Intellectual Property - Exceptions
7.14           CBS Stations Financial Information
7.15           CBS Undisclosed Obligations
7.16           CBS Material Changes
7.17           CBS Litigation; Compliance with Laws
7.18           CBS Environmental Matters
7.22           CBS Labor Matters
7.22(a)    CBS Affected Employees and Exceptions
7.23           CBS Employee Benefits
8.3(e)(1)    NBC Pre-Closing Transactions
8.3(e)(2)    CBS Pre-Closing Transactions


EXHIBITS

A-1          Form of NBC Guarantee
A-2          Form of CBS Guarantee
B-1          WTVJ Tower Uses
B-2          Terms of WCAU Easement Agreement
B-3          Terms of WCAU Lease and Service Agreements
B-4          WCIX Tower Uses
C-1          Form of Partners Assumption Agreement
C-2          Form of NBC Sub Assumption Agreement
D-1          Form of Opinion of Counsel to NBC Sub and NBC
D-2          Form of Opinion of FCC Counsel to NBC Sub and NBC
E-1          Form of Opinion of Counsel to Partners and CBS
E-2          Form of Opinion of FCC Counsel to Partners and CBS



                                   (vi)
                         ASSET EXCHANGE AGREEMENT


         ASSET EXCHANGE AGREEMENT, dated as of November 21, 1994
(this "Agreement"), between NBC STATIONS MANAGEMENT, INC., a
Colorado corporation ("NBC Sub"), and STATION PARTNERS, a
Delaware general partnership ("Partners").


                           W I T N E S S E T H :


         WHEREAS, National Broadcasting Company, Inc., a Delaware corporation ("NBC"), owns all the issued and outstanding stock of NBC Sub, and CBS Inc., a New York corporation ("CBS"), owns all the issued and outstanding voting stock of the managing general partner of Partners and indirectly owns in excess of 99% of the aggregate partnership interests in Partners;

         WHEREAS, immediately following the Closing (as defined in subsection 5.1), Westinghouse Broadcasting Company, Inc., an Indiana corporation, or one of its wholly-owned affiliates (collectively, "Group W"), will acquire a controlling interest in the voting stock of the managing general partner of Partners and indirect ownership of approximately 50% of the aggregate partnership interests in Partners;

         WHEREAS, NBC Sub owns and operates television station KCNC, Denver, Colorado (such station, as the call letters may be changed from time to time, "Station KCNC"), and television station WTVJ, Miami, Florida (such station, as the call letters may be changed from time to time, "Station WTVJ"; and together with Station KCNC, the "NBC Stations");

         WHEREAS, Partners owns and operates television station WCAU, Philadelphia, Pennsylvania (such station, as the call letters may be changed from time to time, "Station WCAU"), and television station WCIX, Miami, Florida (such station, as the call letters may be changed from time to time, "Station WCIX"; and together with Station WCAU, the "CBS Stations"), each of which is affiliated with the CBS Television Network;

         WHEREAS, NBC Sub and Partners desire to exchange, inter alia, certain properties and assets of the NBC Stations and the CBS Stations (collectively, the "Stations") on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, simultaneously with the execution and delivery

of this Agreement, each of NBC and CBS is executing a guarantee (the "NBC Guarantee" and the "CBS Guarantee", respectively), in the form of Exhibit A-1 or A-2 attached hereto, as the case may be, in favor of Partners and NBC Sub, respectively, pursuant to which NBC and CBS agree to guarantee the performance by NBC Sub and Partners, respectively, of their respective obligations under this Agreement; and

         WHEREAS, the transaction contemplated by this Agreement is intended to be a like-kind exchange of assets between NBC Sub and Partners in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

    1.   Exchange of Assets.

         1.1 Transfer of KCNC Assets by NBC Sub. (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth in this Agreement, and except as provided in subsection 1.1(b), at the Closing, NBC Sub shall exchange, convey, assign, transfer and deliver to Partners, and Partners shall receive from NBC Sub, all the assets, rights, properties, claims and contracts owned or held by NBC Sub which are used or useful in the conduct of the operations of Station KCNC, including the following:

            (i) all licenses, permits and authorizations (the "KCNC FCC Licenses") issued by the Federal Communications Commission (the "FCC"), including any renewals thereof or any pending applications therefor, relating to the conduct of the operations of Station KCNC, which are listed or described on Schedule 1.1(a)(i) hereto;

        (ii) all licenses, permits, franchises, releases, certificates of compliance, consents, approvals, authorizations and other similar rights issued by any federal, state or municipal authority (other than the KCNC FCC Licenses), including any renewals thereof or any pending applications therefor, relating to the conduct of the operations of Station KCNC, which are listed or described on
    Schedule 1.1(a)(ii) hereto;

       (iii)  the call letters "KCNC-TV";

        (iv) all employment contracts and similar agreements relating to the conduct of the operations of Station KCNC, which are listed or described on Schedule 1.1(a)(iv) hereto;

            (v) all programming agreements and similar agreements relating to the conduct of the operations of Station KCNC, which are listed or described on Schedule 1.1(a)(v) hereto;

        (vi) all advertising, promotional, sale and similar agreements relating to the conduct of the operations of Station KCNC, which are listed or described on Schedule
    1.1(a)(vi) hereto;

       (vii) all leases and subleases and similar agreements relating to the conduct of the operations of Station KCNC, with respect to real or personal property (including tower leases), which are listed or described on Schedule
    1.1(a)(vii) hereto;

      (viii) all rights relating to retransmission by cable system operators of the signal of Station KCNC, which are set forth in the agreements listed or described on Schedule
    1.1(a)(viii) hereto;

        (ix) all maintenance, service and similar agreements relating to the conduct of the operations of Station KCNC, which are listed or described on Schedule 1.1(a)(ix) hereto;

            (x) all contracts to acquire materials and services and similar agreements relating to the conduct of the operations of Station KCNC, which are listed or described on
    Schedule 1.1(a)(x) hereto;

        (xi) all trademarks, trademark registrations and trademark applications, trade names and service marks and similar rights relating to the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xi) hereto, including all rights to sue for past infringement thereof;

       (xii) all copyrights, copyright applications and copyright registrations and similar rights relating to the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xii) hereto, including all rights to sue for past infringement thereof;

      (xiii) all logos, slogans, jingles, licenses (other than those licenses referred to in subclause (ii) above),

    royalties and privileges and similar rights relating to the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xiii) hereto, including all rights to sue for past infringement thereof;

       (xiv) all music license rights and similar agreements relating to the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xiv) hereto, including all rights to sue for past infringement thereof;

        (xv) all management and other systems (including computers and peripheral equipment), data bases, computer software, computer discs and similar assets relating to the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xv) hereto (but with respect to computer software and management information systems, only to the extent transferable);

       (xvi) all data handling equipment (excluding computers) relating to the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xvi) hereto;

      (xvii) all business records, tangible data, documents, files, logs and all other books and records, in each case relating to the conduct of the operations of Station KCNC, including general financial, accounting and personnel records, tax returns, all FCC filings and applications, manuals and executed copies of all contracts to be assigned hereunder (but with respect to any of the foregoing not exclusively so relating to the conduct of the operations of Station KCNC, only to the extent so related);

     (xviii) all office furniture, furnishings and fixtures used or useful in the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xviii) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of NBC Sub in connection therewith to the extent transferable;

       (xix) all machinery and equipment used or useful in the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xix) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of NBC Sub in connection therewith to the extent transferable;

        (xx) all materials, supplies, tools, inventory, spare parts and other tangible personal property not otherwise set forth on another Schedule referred to in this subsection 1.1 used or useful in the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xx) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of NBC Sub in connection therewith to the extent transferable;

       (xxi) all vehicles used or useful in the conduct of the operations of Station KCNC which are listed or described on
    Schedule 1.1(a)(xxi) hereto (together with the items listed or described on Schedules 1.1(a)(xv), (xvi), (xix), (xx) and (xxiii), the "KCNC Equipment");

      (xxii) all real property and leasehold interests and estates in real property used or useful in the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xxii) hereto, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, and all buildings, structures, towers and improvements situated, mounted and located thereon and used or useful in the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xxii) hereto (collectively, the "KCNC Real Property");

     (xxiii) all television broadcasting assets used or useful in the conduct of the operations of Station KCNC which are listed or described on Schedule 1.1(a)(xxiii) hereto; and

      (xxiv) all Net Working Capital (as defined in subsection 5.2) relating to Station KCNC, subject to adjustment as provided in subsection 5.2 and other than that constituting the Excess Working Capital Amount (as defined in subsection 5.2), if any.

The foregoing assets being exchanged, conveyed, assigned, transferred and delivered to Partners by NBC Sub are sometimes hereinafter referred to as the "KCNC Assets".

         (b)  It is expressly understood and agreed that the KCNC
Assets shall not include the following (collectively, the "Excluded KCNC Assets"):

           (i) cash (other than petty cash located on the KCNC Real Property), bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities;

           (ii) that portion of Net Working Capital relating to Station KCNC, if any, that consists of the Excess Working Capital Amount;

           (iii) all insurance policies, insurance programs, insurance reserves and related bonds of any nature (and any dividends or claims payable in respect thereof), but only to the extent issued by the General Electric Company or an entity controlled by it or relating to the conduct of the operations of Station KCNC prior to the Closing Date;

           (iv) all claims for and rights to refunds or credits with respect to (x) any federal, state, local, foreign or other governmental income, profits, franchise, sales, use, payroll, withholding, occupation, property, excise, transfer or other taxes, including interest, penalties and statutory additions related thereto (collectively, "Taxes"), paid by NBC Sub or its affiliates relating to the conduct of the operations of Station KCNC for all periods, or portions thereof, ending prior to the Closing Date and (y) Taxes paid by NBC Sub or its affiliates pursuant to subsection 11.2(iv) or that are otherwise borne by NBC Sub or its affiliates (including, in each case, any related interest received from the relevant taxing authority);

           (v)      the contracts and agreements listed or described on
         Schedule 1.1(b)(v) hereto;

           (vi) all assets, properties and rights listed or described on Schedule 1.1(b)(vi) hereto; and

           (vii) all claims, judgments and other rights of any nature to the extent related to the items set forth in subclauses (i) through (vi) above.

         1.2 Transfer of WTVJ Assets by NBC Sub. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth in this Agreement, at the

Closing, NBC Sub shall exchange, convey, assign, transfer and deliver to Partners, and Partners shall receive from NBC Sub, the following assets, rights, properties and contracts owned or held by NBC Sub which are used or useful in the conduct of the operations of Station WTVJ, wherever located:

           (i) the interest in the transmitting tower which is listed or described on Schedule 1.2(i) hereto (the "WTVJ Tower"), except that NBC Sub shall retain an easement with respect to, and shall lease, space on the WTVJ Tower by entering into easement and lease agreements with Partners in form and substance reasonably satisfactory to NBC Sub and Partners in connection with the uses and having the terms set forth on Parts A and B of Exhibit B-1;

        (ii) all real property and leasehold interests and estates in real property which are listed or described on
    Schedule 1.2(ii) hereto, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, and all buildings, structures and improvements situated, mounted and located thereon and which are listed or described on Schedule 1.2(ii) hereto (together with the interest listed or described on Schedule 1.2(i), the "WTVJ Real Property", and together with the KCNC Real Property, the "NBC Real Property"), except that NBC Sub shall retain an easement with respect to, and shall lease, space on the WTVJ Tower and in the building at the base thereof by entering into easement and lease agreements with Partners in form and substance reasonably satisfactory to NBC Sub and Partners in connection with the uses and having the terms set forth on Parts A and B of Exhibit B-1;

       (iii) all fixtures relating to the WTVJ Tower or the WTVJ Real Property which are listed or described on Schedule 1.2(iii) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of NBC Sub in connection therewith to the extent transferable;

        (iv) all machinery and equipment used or useful in the conduct of the operations of the WTVJ Tower or located on the WTVJ Real Property which are listed or described on
    Schedule 1.2(iv) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of NBC Sub in connection therewith to the extent transferable;

            (v) all materials, supplies, tools, inventory, spare parts and other tangible personal property used or useful in the conduct of the operations of the WTVJ Tower or located on the WTVJ Real Property which are listed or described on
    Schedule 1.2(v) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of NBC Sub in connection therewith to the extent transferable;

        (vi) all licenses, permits and authorizations (the "WTVJ FCC Licenses") issued by the FCC, including any renewals thereof or any pending applications therefor, relating to the conduct of the operations of Station WTVJ or to the WTVJ Tower which are listed or described on Schedule 1.2(vi) hereto; provided, however, that NBC Sub shall retain all rights to use the call letters "WTVJ-TV", but only for so long as NBC Sub actually uses such call letters for its television station in the Miami, Florida area;

       (vii) all licenses, permits, franchises, releases, certificates of compliance, consents, approvals, authorizations and other similar rights issued by any federal, state or municipal authority (other than the WTVJ FCC Licenses), including any renewals thereof or any pending applications therefor, relating to the WTVJ Tower or the WTVJ Real Property which are listed or described on Schedule 1.2(vii) hereto;

      (viii) all leases and subleases and similar agreements, with respect to real or personal property, relating to the WTVJ Tower or the WTVJ Real Property which are listed or described on Schedule 1.2(viii) hereto; and

       (ix) all business records, documents, files, logs and other books and records, in each case relating to the foregoing assets referred to in clauses (i) through (viii) above, including all FCC filings and applications, manuals and executed copies of all agreements to be assigned hereunder (but with respect to any of the foregoing not exclusively so relating to such foregoing assets, only to the extent so related).

The foregoing assets being exchanged, conveyed, assigned, transferred and delivered to Partners by NBC Sub are hereinafter referred to as the "WTVJ Assets" (collectively with the KCNC
Assets, the "NBC Assets").

         1.3 Transfer of WCAU Assets by Partners. (a) Subject to the satisfaction or waiver of the conditions set forth in this

Agreement, and on the basis of the representations, warranties, covenants and agreements set forth in this Agreement, and except as provided in subsection 1.3(b), at the Closing, Partners shall exchange, convey, assign, transfer and deliver to NBC Sub, and NBC Sub shall receive from Partners, all the assets, rights, properties, claims and contracts owned or held by Partners which are used or useful in the conduct of the operations of Station WCAU, including the following:

            (i) all licenses, permits and authorizations (the "WCAU FCC Licenses") issued by the FCC, including any renewals thereof or any pending applications therefor, relating to the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(i) hereto;

        (ii) all licenses, permits, franchises, releases, certificates of compliance, consents, approvals, authorizations and other similar rights issued by any federal, state or municipal authority (other than the WCAU FCC Licenses), including any renewals thereof or any pending applications therefor, relating to the conduct of the operations of Station WCAU which are listed or described on
    Schedule 1.3(a)(ii) hereto;

       (iii)  the call letters "WCAU-TV";

        (iv) all employment contracts and similar agreements relating to the conduct of the operations of Station WCAU, which are listed or described on Schedule 1.3(a)(iv) hereto;

            (v) all programming agreements and similar agreements relating to the conduct of the operations of Station WCAU, which are listed or described on Schedule 1.3(a)(v) hereto;

        (vi) all advertising, promotional, sale and similar agreements relating to the conduct of the operations of Station WCAU, which are listed or described on Schedule
    1.3(a)(vi) hereto;

       (vii) all leases and subleases and similar agreements relating to the conduct of the operations of Station WCAU, with respect to real or personal property (including tower leases), which are listed or described on Schedule
    1.3(a)(vii) hereto;

      (viii) all rights relating to retransmission by cable system operators of the signal of Station WCAU which are set forth in the agreements listed or described on Schedule 1.3(a)(viii) hereto;
        (ix) all maintenance, service and similar agreements relating to the conduct of the operations of Station WCAU, which are listed or described on Schedule 1.3(a)(ix) hereto;

            (x) all contracts to acquire materials and services and similar agreements relating to the conduct of the operations of Station WCAU, which are listed or described on
    Schedule 1.3(a)(x) hereto;

        (xi) all trademarks, trademark registrations and trademark applications, trade names and service marks and similar rights relating to the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xi) hereto, including all rights to sue for past infringement thereof;

       (xii) all copyrights, copyright applications and copyright registrations and similar rights relating to the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xii) hereto, including all rights to sue for past infringement thereof;

      (xiii) all logos, slogans, jingles, licenses (other than those licenses referred to in subclause (ii) above), royalties and privileges and similar rights relating to the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xiii) hereto, including all rights to sue for past infringement thereof;

       (xiv) all music license rights and similar agreements relating to the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xiv) hereto, including all rights to sue for past infringement thereof;

        (xv) all management and other systems (including computers and peripheral equipment), data bases, computer software, computer discs and similar assets relating to the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xv) hereto (but with respect to computer software and management information systems, only to the extent transferable);

       (xvi) all data handling equipment (excluding computers) relating to the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xvi) hereto;

      (xvii) all business records, tangible data, documents, files, logs and all other books and records, in each case relating to the conduct of the operations of Station WCAU, including general financial, accounting and personnel records, tax returns, all FCC filings and applications, manuals and executed copies of all contracts to be assigned hereunder (but with respect to any of the foregoing not exclusively so relating to the conduct of the operations of Station WCAU, only to the extent so related);

     (xviii) all office furniture, furnishings and fixtures used or useful in the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xviii) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of Partners in connection therewith to the extent transferable;

       (xix) all machinery and equipment used or useful in the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xix) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of Partners in connection therewith to the extent transferable;

        (xx) all materials, supplies, tools, inventory, spare parts and other tangible personal property not otherwise set forth on another Schedule referred to in this subsection 1.3 used or useful in the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xx) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of Partners in connection therewith to the extent transferable;

       (xxi) all vehicles used or useful in the conduct of the operations of Station WCAU which are listed or described on
    Schedule 1.3(a)(xxi) hereto (together with the items listed or described on Schedules 1.3(a)(xv), (xvi), (xix), (xx) and (xxiii), the "WCAU Equipment");

      (xxii) all real property and leasehold interests and estates in real property used or useful in the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xxii) hereto, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, and all

    buildings, structures, towers and improvements situated, mounted and located thereon and used or useful in the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xxii) hereto (collectively, the "WCAU Real Property"); provided, however, that Partners shall retain an easement with respect to space on the main and auxiliary towers used by Station WCAU (collectively, the "WCAU Tower") and in the building at the base thereof which it will grant to CBS pursuant to an easement agreement among Partners, CBS and NBC Sub in form and substance reasonably satisfactory to Partners, CBS and NBC Sub in connection with the uses and having the terms set forth on Exhibit B-2; and provided, further, that on the Closing Date, NBC Sub shall enter into lease and service agreements with CBS in form and substance reasonably satisfactory to NBC Sub and CBS and containing the terms set forth on Exhibit B-3;

     (xxiii) all television broadcasting assets used or useful in the conduct of the operations of Station WCAU which are listed or described on Schedule 1.3(a)(xxiii) hereto; and

      (xxiv) all Net Working Capital relating to Station WCAU, subject to adjustment as provided in subsection 5.2 and other than that constituting the Excess Working Capital
    Amount, if any.

The foregoing assets being exchanged, conveyed, assigned, transferred and delivered to NBC Sub by Partners are sometimes hereinafter referred to as the "WCAU Assets".

         (b)  It is expressly understood and agreed that the WCAU
Assets shall not include the following (collectively, the "Excluded WCAU Assets"):

           (i) cash (other than petty cash located on the WCAU Real Property), bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities;

           (ii) that portion of Net Working Capital relating to Station WCAU, if any, that consists of the Excess Working Capital Amount;

           (iii) all insurance policies, insurance programs, insurance reserves and related bonds of any nature (and any dividends or claims payable in respect thereof),

         but only to the extent relating to the conduct of the operations of Station WCAU prior to the Closing Date;

           (iv) all claims for and rights to refunds or credits with respect to (x) any Taxes paid by Partners or its affiliates relating to the conduct of the operations of Station WCAU for all periods, or portions thereof, ending prior to the Closing Date and (y) Taxes paid by Partners or its affiliates pursuant to subsection 11.2(iv) or that are otherwise borne by Partners or its affiliates (including, in each case, any related interest received from the relevant taxing authority);

           (v)      the contracts and agreements listed or described on
         Schedule 1.3(b)(v) hereto;

           (vi) all assets, properties and rights listed or described on Schedule 1.3(b)(vi) hereto; and

           (vii) all claims, judgments and other rights of any nature to the extent related to the items set forth in subclauses (i) through (vi) above.

         1.4 Transfer of WCIX Assets by Partners. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing, Partners shall exchange, convey, assign, transfer and deliver to NBC Sub, and NBC Sub shall receive from Partners, the following assets, rights, properties and contracts owned or held by Partners which are used or useful in the conduct of the operations of Station WCIX, wherever located:

            (i) the interest in the transmitting tower which is listed or described on Schedule 1.4(i) hereto (the "WCIX Tower"), except that Partners shall retain an easement with respect to space on the WCIX Tower by entering into an easement agreement with NBC Sub in form and substance reasonably satisfactory to NBC Sub and Partners in connection with the uses and having the terms set forth on Part A of Exhibit B-4;

        (ii) all real property and leasehold interests and estates in real property which are listed or described on
    Schedule 1.4(ii) hereto, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances,

    licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, and all buildings, structures and improvements situated, mounted and located thereon and which are listed or described on Schedule 1.4(ii) hereto (together with the interest listed or described on Schedule 1.4(i), the "WCIX Real Property", and together with the WCAU Real Property, the "CBS Real Property"), except that Partners shall retain an easement with respect to space on the WCIX Tower and in the building at the base thereof by entering into an easement agreement with NBC Sub in form and substance reasonably satisfactory to NBC Sub and Partners in connection with the uses and having the terms set forth on Part A of Exhibit B-4;

       (iii) all fixtures relating to the WCIX Tower or the WCIX Real Property which are listed or described on Schedule 1.4(iii) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of Partners in connection therewith to the extent transferable;

        (iv) all machinery and equipment used or useful in the conduct of the operations of the WCIX Tower or located on the WCIX Real Property which are listed or described on
    Schedule 1.4(iv) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of Partners in connection therewith to the extent transferable;

            (v) all materials, supplies, tools, inventory, spare parts and other tangible personal property used or useful in the conduct of the operations of the WCIX Tower or located on the WCIX Real Property which are listed or described on
    Schedule 1.4(v) hereto, and all warranties and guarantees, if any, express or implied, existing for the benefit of Partners in connection therewith to the extent transferable;

        (vi) all licenses, permits and authorizations (the "WCIX FCC Licenses") issued by the FCC, including any renewals thereof or any pending applications therefor, relating to the conduct of the operations of Station WCIX or to the WCIX Tower which are listed or described on Schedule 1.4(vi) hereto; provided, however, that Partners shall retain all rights to use the call letters "WCIX-TV", but only for so long as Partners actually uses such call letters for its television station in the Miami, Florida area;

       (vii) all licenses, permits, franchises, releases, certificates of compliance, consents, approvals,

    authorizations and other similar rights issued by any federal, state or municipal authority (other than the WCIX FCC Licenses), including any renewals thereof or any pending applications therefor, relating to the WCIX Tower or the WCIX Real Property which are listed or described on Schedule 1.4(vii) hereto;

      (viii) all leases and subleases and similar agreements, with respect to real or personal property, relating to the WCIX Tower or the WCIX Real Property which are listed or described on Schedule 1.4(viii) hereto; and

        (ix) all business records, documents, files, logs and other books and records, in each case relating to the foregoing assets referred to in clauses (i) through (viii) above, including all FCC filings and applications, manuals and executed copies of all agreements to be assigned hereunder (but with respect to any of the foregoing not exclusively so relating to such foregoing assets, only to the extent so related).

The foregoing assets being exchanged, conveyed, assigned, transferred and delivered to NBC Sub by Partners are hereinafter referred to as the "WCIX Assets" (collectively with the WCAU
Assets, the "CBS Assets").

         1.5 Exchange. In exchange for the conveyance, assignment, transfer and delivery to NBC Sub of the CBS Assets on the Closing Date as provided in subsections 1.3 and 1.4 hereof, subject to the terms and conditions of this Agreement, NBC Sub shall, on the Closing Date, (i) convey, assign, transfer and deliver to Partners the NBC Assets as provided in subsections 1.1 and 1.2 hereof, and (ii) transfer $30,000,000 by wire transfer of immediately available funds (A) to the Qualified Escrow Account or Qualified Intermediary contemplated by subsection 5.3(a) hereof or (B) if all arrangements with respect to such Qualified Escrow Account or Qualified Intermediary have not been finalized within 15 days of the date that all other conditions to the Closing hereunder have been fulfilled or satisfied, to Partners.

         1.6  Value of Exchanged Assets.  As listed or described on
Schedule 1.6 to be agreed upon and delivered at the Closing, (a) the NBC Assets consisting of tangible personal property are being exchanged for the CBS Assets consisting of tangible personal property; (b) the NBC Assets consisting of real property are being exchanged for the CBS Assets consisting of real property;
and (c) the NBC Assets consisting of intangible property are being exchanged for the CBS Assets consisting of

intangible property. The parties to this Agreement further agree that the values on the Closing Date of the respective NBC Assets and the respective CBS Assets will be reflected on such Schedule
1.6 and the parties will not take any position inconsistent with such values and will prepare and file all returns and reports relating to the exchange contemplated by this Agreement, including all federal, state and local Tax returns, in a manner which is consistent with such Schedule 1.6.

    2.   Instruments of Conveyance and Transfer.

         2.1 NBC Assets. On the Closing Date, NBC Sub shall (a) deliver or cause to be delivered to Partners such fully executed deeds, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable, as shall be effective to vest in Partners all right, title and interest of NBC Sub in and to the NBC Assets, and (b) transfer to Partners originals (where possible) or copies of all the contracts, agreements, commitments, books, records, files, certificates, licenses, permits, plans and specifications and other data relating to the NBC Assets, including computer tapes and computer-generated records. All materials referred to in clause (b) above shall be delivered to Partners in the form and order in which they are maintained by or on behalf of NBC Sub.

         2.2 CBS Assets. On the Closing Date, Partners shall (a) deliver or cause to be delivered to NBC Sub such fully executed deeds, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable, as shall be effective to vest in NBC Sub all right, title and interest of Partners in and to the CBS Assets, and (b) transfer to NBC Sub originals (where possible) or copies of all the contracts, agreements, commitments, books, records, files, certificates, licenses, permits, plans and specifications and other data relating to the CBS Assets, including computer tapes and computer-generated records. All materials referred to in clause (b) above shall be delivered to NBC Sub in the form and order in which they are maintained by or on behalf of Partners.

    3.   Further Assurances.

         3.1 NBC Assets. From time to time after the Closing Date, NBC Sub will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as Partners may reasonably

request in order to more effectively exchange, convey, assign, transfer and deliver to Partners any of the NBC Assets, or to enable Partners to protect, exercise and enjoy all rights and benefits with respect thereto, and as otherwise may be appropriate to carry out the transactions contemplated by this Agreement.

         3.2 CBS Assets. From time to time after the Closing Date, Partners will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as NBC Sub may reasonably request in order to more effectively exchange, convey, assign, transfer and deliver to NBC Sub any of the CBS Assets, or to enable NBC Sub to protect, exercise and enjoy all rights and benefits with respect thereto, and as otherwise may be appropriate to carry out the transactions contemplated by this Agreement.

    4.   Assumed Obligations.

         4.1 NBC Sub Obligations. On the Closing Date, Partners shall deliver to NBC Sub an undertaking (the "Partners Assumption Agreement") in the form attached hereto as Exhibit
C-1. Pursuant to the Partners Assumption Agreement, Partners shall, on and as of the Closing Date, assume and agree to perform, pay and discharge when due, the liabilities and obligations of NBC Sub listed or described therein, but in each case only insofar as each such liability or obligation relates to the period from and after the opening of business on the Closing Date (the "NBC Sub Obligations"). Partners is not assuming, and shall not be deemed to have assumed, any liability or obligation of NBC Sub, or any current or former employee of NBC Sub, of any kind or nature whatsoever, except as expressly provided in the immediately preceding sentence or in the Partners Assumption Agreement. Without limiting the foregoing, Partners shall not be deemed to assume (i) any taxes of NBC or NBC Sub, whether or not accrued, assessed or currently due and payable, relating to operations or events occurring prior to the opening of business on the Closing Date (other than as expressly provided in this Agreement), (ii) any liabilities (including any environmental liabilities) relating to or arising out of any Excluded KCNC Assets, (iii) any obligations which may arise (whether before or after the Closing Date) for commissions earned prior to Closing by sales representatives of Station KCNC who were employed or retained by or on behalf of Station KCNC prior to the Closing for the sale of advertising time on Station KCNC or (iv) any liabilities (including any environmental liabilities) relating to

or arising out of any NBC Assets with respect to any claim, cause of action, proceeding or other litigation pending or threatened as of the opening of business on the Closing Date or which is initiated at any time thereafter to the extent based on acts, facts, circumstances, events or conditions occurring or existing on or prior to the opening of business on the Closing Date (other than any current liabilities actually included as part of the Net Working Capital transferred by NBC Sub to Partners pursuant to subsections 1.1 and 5.2). Pursuant to subsection 11.2(i), NBC Sub agrees to pay, perform and discharge, and to indemnify Partners and its affiliates against and hold them harmless from, all obligations and liabilities relating to the NBC Assets other than those which Partners has expressly agreed to assume pursuant to the second sentence of this subsection 4.1.

         4.2 Partners Obligations. On the Closing Date, NBC Sub shall deliver to Partners an undertaking (the "NBC Sub Assumption Agreement" and, together with the Partners Assumption Agreement, the "Assumption Agreements") in the form attached hereto as Exhibit C-2. Pursuant to the NBC Sub Assumption Agreement, NBC Sub shall, on and as of the Closing Date, assume and agree to perform, pay and discharge when due, the liabilities and obligations of Partners listed or described therein, but in each case only insofar as each such liability or obligation relates to the period from and after the opening of business on the Closing Date (the "Partners Obligations"). NBC Sub is not assuming, and NBC Sub shall not be deemed to have assumed, any liability or obligation of Partners, or any current or former employee of Partners, of any kind or nature whatsoever, except as expressly provided in the immediately preceding sentence or in the NBC Sub Assumption Agreement. Without limiting the foregoing, NBC Sub shall not be deemed to assume (i) any taxes of Partners or CBS, whether or not accrued, assessed or currently due and payable, relating to operations or events occurring prior to the opening of business on the Closing Date (other than as expressly provided in this Agreement), (ii) any liabilities (including any environmental liabilities) relating to or arising out of any Excluded WCAU Assets, (iii) any obligations which may arise (whether before or after the Closing Date) for commissions earned prior to Closing by sales representatives of Station WCAU who were employed or retained by or on behalf of Station WCAU prior to the Closing for the sale of advertising time on Station WCAU or (iv) any liabilities (including any environmental liabilities) relating to or arising out of any CBS Assets with respect to any claim, cause of action, proceeding or other litigation pending or threatened as of the opening of business on the Closing Date or which is initiated at any time thereafter to the extent based on acts, facts, circumstances, events or conditions occurring or

existing on or prior to the opening of business on the Closing Date (other than any current liabilities actually included as part of the Net Working Capital transferred by Partners to NBC Sub pursuant to subsections 1.3 and 5.2). Pursuant to subsection 11.2(i), Partners agrees to pay, perform and discharge, and to indemnify NBC Sub and its affiliates against and hold them harmless from, all obligations and liabilities relating to the CBS Assets other than those which NBC Sub has expressly agreed to assume pursuant to the second sentence of this subsection 4.2.

    5.   Closing; Working Capital Adjustment; Qualified Escrow
Account or Qualified Intermediary.

         5.1 Closing. The closing with respect to the transactions provided for in this Agreement, upon the terms and subject to the conditions set forth in this Agreement (the "Closing"), shall take place at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, New York 10017-3954 at 10:00 a.m., New York City time, on the last business day of the calendar month in which the last of the conditions specified in subsections 10.1, 10.2 and 10.3 has been fulfilled (or waived), except that if the last business day is a holiday, the Closing shall take place on the first business day thereafter, or at such other time and place as shall be agreed upon by the parties hereto. The actual date of the Closing is herein called the "Closing Date". At the Closing, NBC Sub shall execute (or cause to be executed) and deliver the documents referred to in subsection 10.2 and Partners shall execute (or cause to be executed) and deliver the documents referred to in subsection 10.3.

         5.2 Working Capital Adjustment. Within 90 days following the Closing Date, each party's auditor will prepare and deliver to both parties a statement as to the amount of Net Working
Capital as of the Closing Date for each of Station KCNC and Station WCAU (each, a "Net Working Capital Statement"). "Net Working Capital" with respect to any Station means (i) all current assets relating to such Station including receivables valued net of any reserves established in respect thereof, prepaid programming rights and other similar prepaid expenses, but excluding cash (other than petty cash located on the KCNC
Real Property or the WCAU Real Property, as the case may be), bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities, minus (ii) all current operating liabilities relating to such Station including all trade and sundry payables and all payment obligations pursuant to programming contracts and license agreements, but excluding any

cash overdraft or other liability associated with checks written prior to the Closing Date, in each case determined in accordance with generally accepted accounting principles. If the parties and their auditors are unable to reconcile their respective Net Working Capital Statements within 10 days following receipt thereof, then the two accountants shall select a third accountant (independent of either party or its affiliates), who shall prepare and deliver to each of the parties within 90 days of its being selected its own Net Working Capital Statement that shall be binding on both parties as to the respective amounts of Net Working Capital. If the Net Working Capital of Station KCNC or Station WCAU, as the case may be, exceeds the Net Working Capital of the other of these two Stations as of the Closing Date (such excess, plus interest thereon from the Closing Date through the date of payment referred to below, being referred to herein as the "Excess Working Capital Amount"), then the party responsible for contributing such Excess Working Capital Amount shall be deemed to have not conveyed to the other party an amount of receivables (or other current assets) equal to the Excess Working Capital Amount. In such case, the other party hereby agrees to act as an agent on behalf of such first party in collecting such receivables, holding such current assets and making a cash payment of an amount equal to the Excess Working Capital Amount to such first party within 10 days after the final Net Working Capital Statement is delivered to both parties.

         5.3  Qualified Escrow Account or Qualified Intermediary.

         (a) Selection of Escrow Agent or Qualified Intermediary. Partners shall select and enter into an agreement, in form and substance reasonably satisfactory to NBC Sub, with either (i) an escrow agent (the "Escrow Agent") to establish a "Qualified
Escrow Account" or (ii) a "Qualified Intermediary", in either case as provided in Treasury Regulation Section 1.1031(k)-1(g). Partners shall select the Escrow Agent or Qualified Intermediary subject to the consent of NBC Sub, which consent shall not be unreasonably withheld. Immediately upon such selection, Partners shall notify NBC Sub thereof.

         (b) Assignment to Qualified Intermediary. If a Qualified Intermediary is selected by Partners, Partners shall assign its rights under this Agreement to such Qualified Intermediary prior to Closing; provided, however, that such assignment shall not release Partners from its obligations hereunder. Partners shall notify NBC Sub promptly following the consummation of such assignment. Nothing in this assignment or in these arrangements with the Escrow Agent or a Qualified

Intermediary contemplated by this subsection 5.3 will alter the fact that at Closing title to the NBC Assets shall pass directly from NBC Sub to Partners and title to the CBS Assets shall pass directly from Partners to NBC Sub.

         (c) Disclosure; No Delay; Expenses. Both parties shall fully disclose all relevant aspects of the foregoing arrangements in the FCC Applications (as defined in subsection 8.1). Partners agrees that it shall not exercise its rights under this subsection 5.3 in a manner that could reasonably be expected to delay the occurrence of the Closing Date by more than 15 days. Partners further agrees that it, and not NBC Sub, shall bear the obligation to pay, reimburse and indemnify (on such terms as may be agreed to between Partners and the Escrow Agent or the Qualified Intermediary) the Escrow Agent or the Qualified Intermediary, as the case may be, for all fees, expenses and losses that may be incurred by the Escrow Agent or the Qualified Intermediary pursuant to the transactions contemplated by this subsection 5.3.

         (d) Further Assurances. Both parties shall, and shall cause each of their affiliates to, execute and deliver such documents, agreements and other certificates, in form and substance reasonably satisfactory to each party, and take any and all other actions as are reasonably necessary or desirable in furtherance of the transactions contemplated hereby.

         (e) General Indemnification. (i) Partners agrees to indemnify and hold NBC Sub and its affiliates harmless against and in respect of all claims, losses, damages, liabilities, assessments, fines, judgments, consultants' fees, administrative costs, actions, suits, proceedings, interest, penalties and expenses (including settlement costs and any reasonable legal or other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) (individually a "Loss" and collectively "Losses") incurred or suffered by NBC Sub and its affiliates in connection with, arising out of or as a result of NBC Sub or one of its affiliates being deemed an owner of any property (other than the NBC Assets) acquired on behalf of or transferred to Partners pursuant to the agreement between Partners and either an Escrow Agent or a Qualified Intermediary in accordance with the actions taken pursuant to this subsection 5.3, other than with respect to tax matters, which are covered by subsection 5.3(f).

         (ii) Promptly after receipt by an indemnified party under this subsection 5.3(e) of notice of any claim or the commencement of any action, the indemnified party shall, if a

claim in respect thereof is to be made against Partners under this subsection 5.3(e), notify Partners in writing of the claim or the commencement of that action, provided that the failure to notify Partners shall not relieve it from any liability which it may have to the indemnified party under this subsection 5.3(e). If any such claim shall be brought against an indemnified party, and it shall notify Partners thereof, and if Partners shall agree in writing to indemnify promptly the indemnified party for the full amount of any Loss sustained, suffered or incurred by the indemnified party by reason of such claim or action, then Partners shall be entitled to participate therein, and to assume the defense thereof with counsel satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, that if the indemnified party has elected to be represented by separate counsel pursuant to the proviso of the second following sentence, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld. If Partners does not agree to indemnify promptly the full amount of any such Loss as provided in the immediately preceding sentence, then Partners shall nevertheless have the right to participate in the defense of any such claim or action, but such defense and any settlement or compromise thereof shall at all times be under the sole discretion and control of the indemnified party. After notice from Partners to the indemnified party of its election to assume the defense of such claim or action, Partners shall not be liable to the indemnified party under this subsection 5.3(e) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnified party. NBC Sub and Partners each agree to render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding.

         (f) Tax Indemnification. (i) Partners shall indemnify NBC Sub and its affiliates and hold them harmless from (A) all liabilities for Federal, state and local income, franchise or similar taxes attributable solely to an increase in the amount of gain recognized (as determined under Section 1031(b) of the Code and Treasury Regulation Section 1.1031(j)-1(b)(3)) by NBC Sub upon the receipt of the CBS Assets by reason of the treatment of any property (other than the NBC Assets) transferred to Partners

pursuant to an agreement between Partners and the Escrow Agent or the Qualified Intermediary as property owned by NBC Sub and transferred as "like kind" property by NBC Sub to Partners and
(B) all liability for reasonable legal fees and expenses attributable to any item in clause (A) above (including an assertion by any taxing authority to such effect).

         (ii) Partners and its affiliates, and NBC Sub and its affiliates, shall treat any property (other than the NBC Assets) transferred to Partners pursuant to an agreement between Partners and the Escrow Agent or the Qualified Intermediary as property not owned by NBC Sub and not transferred as "like kind" property by NBC Sub to Partners, unless there is a final determination (within the meaning of Section 1313 of the Code) to the contrary.

         (iii) If any taxing authority shall formally or informally raise with NBC Sub an issue (including by issuing IDRs or similar requests for information in the course of an audit) that could result in a claim which, if successful, might result in an indemnity payment to NBC Sub or one of its affiliates pursuant to subsection 5.3(f)(i) (a "Tax Claim"), NBC Sub shall promptly notify Partners in writing of such Tax Claim. If notice of a Tax Claim is not given to Partners within a sufficient period of time to allow Partners to effectively contest such Tax Claim, or in reasonable detail to apprise Partners of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, Partners shall not be liable to NBC Sub or any of its affiliates to the extent that Partners' position is actually prejudiced as a result thereof.

         NBC Sub shall promptly take such action (and cause its affiliates to take such action) in connection with contesting such Tax Claim (including pursuing all administrative appeals, proceedings, hearings and conferences with the relevant taxing authority, and all judicial determinations and appeals of judicial determinations) as directed by Partners from time to time ("Tax Contests"). NBC Sub shall not settle any Tax Claim without the prior written consent of Partners, which consent shall not be unreasonably withheld, and shall not make any formal or informal communication to any relevant taxing authority concerning any Tax Claim without affording to Partners the opportunity for the participation of Partners (unless Partners shall otherwise direct). Partners shall, at its own expense and in its sole discretion, control the conduct of any Tax Contest, including choosing counsel to represent the taxpayer with respect to the underlying Tax Claim, negotiating with the applicable taxing authority any settlement or resolution of the underlying

Tax Claim, choosing the forum in which to pursue a judicial determination of the underlying Tax Claim (unless such Tax Claim cannot be severed from an unrelated material claim made by the relevant taxing authority against NBC Sub or any of its affiliates, in which case NBC Sub may, after reasonably taking into account the preferences expressed by Partners, choose such forum), choosing whether or not to appeal any adverse judicial determination of the underlying Tax Claim, and preparing all written submissions and conducting all proceedings with respect to the underlying Tax Claim. Partners may determine in its sole discretion whether NBC Sub or its representatives shall attend any meeting with the relevant taxing authority to discuss any Tax Claim and to negotiate the settlement or resolution of such Tax Claim; and Partners shall keep NBC Sub regularly informed concerning the progress of such discussions or negotiations and the results of each such meeting with the relevant tax authority. NBC Sub shall cooperate fully and in good faith with Partners in the conduct of any Tax Contest, including executing any forms, authorizations, powers of attorney or other documents reasonably useful or necessary to the conduct of any Tax Contest by Partners, promptly providing to Partners copies of any written communication and reports of any unwritten communication with any tax authority regarding any Tax Claim, providing Partners with access to the premises of NBC Sub or its affiliates for purposes of reviewing relevant information in the possession of NBC Sub or any of its affiliates or meeting with the relevant taxing authorities concerning any Tax Claim, providing Partners with access to the representatives or advisors of NBC Sub responsible for the preparation of any return or related schedule or similar document on which the transaction underlying the Tax Claim is presented, and providing Partners with access to all schedules, workpapers and other information used in preparing the presentation of such transaction on any return or related schedule or similar document.

         If Partners or NBC Sub, as the case may be, shall determine as provided above that a Tax Contest will be conducted by paying the tax claimed and seeking a refund, Partners shall advance to NBC Sub on an interest-free basis sufficient funds to pay the tax and interest, penalties and additions to tax asserted by the relevant taxing authority payable with respect thereto.
If Partners shall have advanced any such funds to NBC Sub and the amount of tax, interest, penalties and additions to tax is subsequently determined to be less than previously asserted by the relevant taxing authority, then any refund of such funds to NBC Sub (including any offset against any tax, interest, penalty or addition to tax, and any increase in net operating loss or

other loss or credit carryback or carryforward), together with any interest paid or credited by such taxing authority with respect to such refund, shall be paid by NBC Sub to Partners promptly upon receipt thereof (including by way of any offset or increase described in the preceding parenthetical clause).

         NBC Sub may, at any time before or during the conduct of any Tax Contest with respect to any Tax Claim, assume control of such Tax Contest at its own expense, by waiving all rights to indemnification by Partners with respect to such Tax Claim.

         (iv) For purposes of this subsection 5.3(f), "NBC Sub" shall include not only NBC Sub but also each member of the affiliated group of corporations of which NBC Sub is a member
(now or in the future), all within the meaning of Section 1504 of the Code and the regulations thereunder.

         (g) Effect of Representations and Warranties. Notwithstanding anything to the contrary contained herein or in the Assumption Agreements, the indemnification obligations of Partners in favor of NBC Sub and its affiliates set forth in subsections 5.3(e) and 5.3(f) shall be absolute and unconditional, and shall be enforceable without regard to the existence or accuracy of any representations or warranties given by Partners.

    6.   Representations and Warranties by NBC Sub.

         NBC Sub represents and warrants to Partners as follows:

         6.1 Organization and Good Standing. NBC Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite power and authority to own, lease and operate the NBC Assets.
NBC Sub has all requisite corporate power and authority to enter into this Agreement and any other agreement contemplated hereby, to perform its obligations hereunder and thereunder, and to convey good and marketable title to Partners with respect to the NBC Assets. NBC Sub is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any of the NBC Assets, or the conduct of the business of the NBC Stations, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing could not individually or in the aggregate reasonably be expected to have a Section 6 Material Adverse

Effect (as defined below).

         6.2 Authority. The execution, delivery and performance by it of this Agreement and any other agreements or documents executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and stockholder action. This Agreement has been, and any other agreements or documents to be executed by it in connection herewith will be, duly executed and delivered by it and constitutes, or will constitute, a legal, valid and binding obligation of NBC or NBC Sub, as the case may be, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         6.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by it and the consummation by it of the transactions contemplated hereby and thereby do not and will not:

         (a) conflict with or constitute a violation of the certificate of incorporation or bylaws of NBC or NBC Sub;

         (b) conflict with or constitute a violation of (with or without the giving of notice or the lapse of time or both) any provision of any law, judgment, order, decree, rule or regulation of any legislative body, court, governmental or regulatory authority or arbitrator which is applicable to or relates to NBC, NBC Sub or any of the NBC Assets, which individually or in the aggregate could reasonably be expected to have a Section 6 Material Adverse Effect; or

         (c) except with respect to the agreements listed or described on Schedule 6.3(c) hereto (with or without the giving of notice or the lapse of time or both), violate or conflict with, constitute a default under, result in a breach, acceleration or termination of any provision of, require notice to or the consent of any third party under, or result in the creation of any Lien (as defined below) upon all or any portion of the NBC Assets pursuant to, any contract, agreement, commitment, indenture, mortgage, deed

    of trust, lease, licensing agreement, note or other instrument or obligation to which NBC or NBC Sub is a party or by which NBC, NBC Sub or any of the NBC Assets is bound, which individually or in the aggregate could reasonably be expected to have a Section 6 Material Adverse Effect.

         Unless otherwise specified, the term "Section 6 Material Adverse Effect" as used in this Agreement shall mean a material adverse effect on, or material adverse change in, (i) the NBC Assets taken as a whole, (ii) the business, results of operations or financial or other condition of Station KCNC or (iii) the ability of NBC or NBC Sub to perform their respective obligations under this Agreement or any other agreement contemplated hereby.

         6.4 Consents. Except as set forth on Schedule 6.4 hereto, no consent, approval or authorization of, or designation, declaration or filing with, or notice to, any legislative body, court, governmental or regulatory authority or arbitrator (including the FCC, the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ")) under any provision of any law, judgment, order, decree, rule or regulation is required on the part of NBC or NBC Sub in connection with the execution, delivery and performance of this Agreement or any other agreement contemplated hereby, the consummation of the transactions contemplated hereby and thereby, or to ensure that Station KCNC or the other NBC Assets can be operated or used after the Closing as presently operated or used.

         6.5  Licenses, Permits and Approvals. (a) Except as set forth on
Schedule 6.5 hereto, NBC Sub holds the licenses, permits and authorizations issued by the FCC (the "NBC FCC Licenses") and all other material licenses, permits, franchises, releases, certificates of compliance, consents, approvals and authorizations of governmental authorities necessary for or used in the ownership or operations of Station
KCNC and the NBC Assets, and each of the NBC FCC Licenses is, and all such licenses, permits, franchises, releases, certificates of compliance, consents, approvals and authorizations are, in full force and effect, and all regulatory fees imposed by the FCC pursuant to the Budget Reconciliation Act of 1993 with respect to the NBC FCC Licenses have been timely paid. Schedules 1.1(a)(i) and (ii) and 1.2(vi) and (vii) hereto contain a true and complete list or description of the NBC FCC Licenses currently in effect and all such licenses, permits, franchises, releases, certificates of compliance, consents, approvals and authorizations (showing in each case, the expiration date).

Except as set forth on Schedule 6.5 hereto, no application, action or proceeding is pending for the renewal or modification of any of the NBC FCC Licenses or any of such licenses, permits, franchises, releases, certificates of compliance, consents, approvals or authorizations, and no application, petition, objection, opposition, action or proceeding is pending or, to the best of NBC Sub's and NBC's knowledge, threatened that may result in the denial of an application for renewal, the revocation, modification, nonrenewal or suspension of any of the NBC FCC Licenses or any of such licenses, permits, franchises, releases, certificates of compliance, consents, approvals or authorizations, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to NBC Sub, NBC or any of the NBC Assets that may materially adversely affect the rights of NBC Sub under any of such NBC FCC Licenses or any of such licenses, permits, franchises, releases, certificates of compliance, consents, approvals or authorizations. In the event of any such action, or the filing or issuance of any such action or order, or of NBC Sub's or NBC's learning of the threat thereof, NBC Sub shall notify Partners of the same in writing and shall take all reasonable measures, at NBC Sub's expense, to contest in good faith or seek removal or rescission of such action or order.

         (b) All documents required by 47 C.F.R. Section 73.3526 to be kept in the public inspection file are in such file, other than documents the absence of which in the aggregate would be immaterial to the conduct of the operations of the NBC Stations or the ability of any of NBC, NBC Sub or either NBC Station to renew the NBC FCC Licenses with respect to either NBC Station, and such file will be maintained in proper order and complete up to and through the Closing Date, except for such immaterial documents.

         6.6  Real Property.  (a)  Owned.  Schedules
1.1(a)(xxii)(A) and 1.2(i) and (ii)(A) hereto contain a true and complete description of all real property owned of record or beneficially by NBC Sub which is used or useful in connection with the WTVJ Tower or any of the KCNC Assets, and all buildings, structures, towers and improvements situated, mounted and located thereon (the "NBC Improvements"), and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such property.

         (b) Leased.  Schedules 1.1(a)(xxii)(B) and 1.2(ii)(B)

hereto contain a true and complete description of all real property leased by NBC Sub which is used or useful in connection with the WTVJ Tower or any of the KCNC Assets. Each of the leases representing a leasehold interest included in the NBC Real Property (the "NBC Real Property Leases") is a legal, valid and binding obligation of the parties thereto that is enforceable in accordance with its terms and is in full force and effect, NBC Sub enjoys peaceful and undisturbed possession thereunder and, to the best of the knowledge of NBC and NBC Sub, there are no defaults thereunder and no circumstances or events have occurred which, with notice or the passage of time or both, could constitute one or more defaults under any of the NBC Real Property Leases.

         (c) Compliance. Except as set forth on Schedule 6.6(c) hereto, all the NBC Real Property is in compliance with applicable laws, including zoning, land use and building code laws, ordinances and regulations necessary to conduct the operations of the NBC Stations thereon as presently conducted, and the transactions contemplated by this Agreement could not reasonably be expected to result in the revocation of any permit or variance, except to the extent that any such non-compliance, violation or revocation, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either the KCNC Real Property or the WTVJ Real Property, in each case taken as a whole. Except as set forth on Schedule 6.6(c) hereto, all the NBC Improvements are in good condition and repair and are fit for the purpose for which they are presently utilized and conform to generally accepted industry practice. Without in any way limiting the foregoing, the WTVJ Tower is in compliance with, and, taking into consideration all of the uses to be made of the WTVJ Tower by Partners, NBC Sub and any lessees (or any of their respective affiliates) as reflected on Exhibit B-1, will be in compliance with applicable Dade County South Florida Building Code requirements.

         (d) Title to NBC Real Property. Except as specifically set forth on Schedule 6.6(d) hereto, NBC Sub has, and Partners will receive on the Closing Date, (i) good and insurable fee simple title to all the NBC Real Property that is owned by NBC Sub and (ii) good and valid title to all the NBC Real Property that is leased by NBC Sub, in each case free and clear of all claims, liens, mortgages, pledges, imperfections of title, easements, covenants, restrictions, options, rights of refusal, security interests, charges, leases, encumbrances,

licenses or sublicenses and other restrictions of any kind and nature (collectively, "Liens").

         6.7  Tangible Personal Property.  Schedules 1.1(a)(xv),
(xvi), (xviii) through (xxi) and (xxiii) and 1.2(iii) through (v) hereto contain a true and complete list of all machinery, equipment, transmitters, antennae, furniture, furnishings, fixtures, vehicles, materials, supplies, tools, inventory, spare parts and other tangible personal property used in the conduct of the operations of Station KCNC (other than the Excluded KCNC Assets) or otherwise included as NBC Assets. NBC Sub has, and Partners will receive on the Closing Date, good and marketable title to all such tangible personal property, free and clear of all Liens, except as specifically set forth on Schedule 6.7(a) hereto. Except as set forth on Schedule 6.7(b) hereto, all such tangible personal property is in good operating condition and repair and has been maintained in a manner consistent with generally accepted industry practice and in a manner that permits operation of the NBC Stations in compliance in all material respects with any applicable FCC rules and regulations.

         6.8 Contracts. Schedules 1.1(a)(iv) through (x) and 1.2(viii) hereto contain a true and complete list or description of all material contracts, employment contracts, programming agreements, advertising, promotional and sale agreements, leases, subleases, retransmission consent agreements, maintenance and service agreements, contracts to acquire materials and services and other agreements relating to the conduct of the operations of Station KCNC (other than the Excluded KCNC Assets) or related to the other NBC Assets (the "NBC Contracts"). The redacted sections of the retransmission consent agreements that were furnished to Partners or its representatives pursuant to this Agreement do not include any provisions which are material to the portions of such retransmission consent agreements being assigned to Partners hereunder. Except as set forth on Schedule 6.8(a) hereto, all the NBC Contracts are in full force and effect and are valid and enforceable in all material respects in accordance with their respective terms. To the best knowledge of NBC and NBC Sub, except as specified in Schedule 6.8(a) hereto, none of NBC, NBC Sub or their respective affiliates are in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby, with or without the giving of notice of the lapse of time or both, a default or breach will be deemed to have occurred thereunder or any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events which individually

or in the aggregate could not reasonably be expected to have a
Section 6 Material Adverse Effect. No other party to any such NBC Contract has made or asserted, or, to the best of the knowledge of NBC and NBC Sub, has, any defense, setoff or counterclaim under any such NBC Contract, no such other party has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and none of NBC, NBC Sub or any of their respective affiliates has received any notice to that effect. True and complete copies of all documents relating to the NBC Contracts have been delivered or made available to Partners or its representatives. Schedule 6.8(b) hereto contains a true and complete current trade barter summary with respect to Station KCNC, including applicable asset and liability balances with respect thereto (which Schedule shall be updated as of the Closing).

         6.9  Intellectual Property.  Schedules 1.1(a)(xi) through
(xiv) hereto contain a true and complete list or description of, and NBC Sub owns free and clear of any Liens, all trademarks, trademark registrations and trademark applications, trade names, service marks, copyrights, copyright applications and copyright registrations, logos, slogans, jingles, licenses, royalties, privileges and music rights relating to the conduct of the operations of Station KCNC (other than the Excluded KCNC Assets) (the "NBC Intellectual Property"). Except as set forth on
Schedule 6.9 hereto, there are no agreements with third parties which limit or restrict in any material manner the right of Station KCNC to use or register any of the NBC Intellectual Property. Station KCNC is not being operated in a manner that infringes any trademark, copyright or other intellectual property right of any third party or otherwise violates the rights of any third party, and no claim has been made or, to the best of the knowledge of NBC and NBC Sub, threatened alleging any such violation. To the best of the knowledge of NBC and NBC Sub, there has been no material violation by others of any right of NBC, NBC Sub or their respective affiliates in any of the NBC Intellectual Property. Except as set forth on Schedule 6.9 hereto, all registrations for the NBC Intellectual Property are valid and in good standing. True and complete copies of all documents relating to the NBC Intellectual Property have been delivered or made available to Partners or its representatives.

         6.10 No Solicitation. To the best of the knowledge of NBC and NBC Sub, none of NBC, NBC Sub or any of their respective affiliates or affiliated television stations has solicited any NBC Affected Employee for employment following the Closing Date

with any of NBC, NBC Sub or any of their respective affiliates or affiliated television stations.

         6.11 Call Letters. NBC Sub has the right to the use of the call letters "KCNC" pursuant to the rules and regulations of the FCC.

         6.12 Operation of the NBC Stations. The NBC Stations have been and are being operated in accordance with the NBC FCC Licenses and are being operated in all material respects in compliance with the Communications Act of 1934 and the rules, regulations and policies thereunder and all records, documents and logs that are required to be maintained pursuant to such rules, regulations and policies have been properly maintained, except those the absence of which in the aggregate would be immaterial to the conduct of the operations of the NBC Stations or the ability of any of NBC, NBC Sub or any NBC Station to renew the NBC FCC Licenses with respect to any NBC Stations.

         6.13 Sufficiency of KCNC Assets. The KCNC Assets and all other rights to be conveyed to Partners hereunder are sufficient to carry on the conduct of the operations of Station KCNC as presently conducted.

         6.14 Financial Statements. NBC and NBC Sub have delivered to Partners or its representatives the financial statements which are listed or described on Schedule 6.14 hereto (the "NBC Stations Financial Information"). Except as set forth on Schedule 6.14 hereto, the NBC Stations Financial Information is complete and correct in all material respects and has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly presents the information purported to be presented therein as of the dates and for the periods indicated therein.

         6.15  Undisclosed Obligations.  Except as disclosed on
Schedule 6.15 hereto or on any other Schedule to this Agreement, neither NBC nor NBC Sub has any liability or obligation of any kind with respect to Station KCNC or the NBC Assets, whether accrued, absolute, fixed or contingent, known or unknown, other than (a) liabilities and obligations not being assumed by Partners under this Agreement or the Partners Assumption Agreement, and (b) current operating liabilities included in the calculation of Net Working Capital relating to Station KCNC.

         6.16 Absence of Certain Changes. Since the end of the last fiscal quarter prior to the Closing, the NBC Stations have

been operated in the usual and ordinary course consistent with past practice and, except as set forth on Schedule 6.16 hereto, there has been no transaction, event or condition that individually or in the aggregate has had or could reasonably be expected to have a Section 6 Material Adverse Effect.

         6.17 Litigation; Compliance with Laws. Except as set forth on Schedule 6.17 hereto, (a) there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of NBC and NBC Sub, threatened, or any order, injunction or decree outstanding, against any of NBC or NBC Sub, which if adversely determined could individually or in the aggregate reasonably be expected to have a Section 6 Material Adverse Effect, (b) each of NBC and NBC Sub is in material compliance with all other laws, statutes, rules, regulations, orders and licensing requirements of federal, state, local and foreign agencies and authorities applicable to Station KCNC or any of the NBC Assets (including those relating to antitrust and trade regulation and civil rights), and (c) no notice has been received by NBC or NBC Sub alleging any such non-compliance. Clause (b) of this subsection 6.17 does not relate to compliance with environmental laws, as to which subsection 6.18 is applicable, or compliance with labor laws, as to which subsection
6.22 is applicable.

         6.18  Environmental Matters. (a) Except as set forth on
Schedule 6.18(a) hereto, with respect to Station KCNC or any of the NBC Assets, NBC, NBC Sub and their respective affiliates are in compliance with all federal, state and local laws, regulations, rules, orders, decrees, ordinances and common law relating to pollution, the protection of human health or the environment, including laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern
("Environmental Laws"), except where such violations or liabilities individually or in the aggregate could not reasonably be expected to have a Section 6 Material Adverse Effect.
"Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, radiation (including radio-frequency radiation), toxic substances, petroleum and petroleum products and any other substance regulated by or that could result in liability under any Environmental Laws, including those substances listed pursuant to 42 U.S.C. Section 9601(14) and (33), PCBs
(as defined below) and asbestos.

         (b) Except as set forth on Schedule 6.18(b) hereto, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Materials of Environmental Concern, at any property or facility currently or formerly owned, operated or leased by NBC Sub or NBC that could form the basis of any claim or proceeding against NBC, NBC Sub or their respective affiliates with respect to Station KCNC or any of the NBC Assets that individually or in the aggregate could reasonably be expected to have a Section 6 Material Adverse Effect (or that could form the basis after the Closing of any material claim against CBS or Partners arising out of actions, activities, circumstances, conditions, events or incidents prior to the Closing).

         (c) Except as set forth on Schedule 6.18(c) hereto, (i) there are no underground storage tanks located on any NBC Real Property or any of the properties subject to the NBC Real Property Leases, (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space located on any NBC Real Property or any of the properties subject to the NBC Real Property Leases, (iii) no polychlorinated biphenyls (PCBs) are used or stored at any NBC Real Property or any of the properties subject to the NBC Real Property Leases, and (iv) none of the electrical equipment located at any NBC Real Property or any of the properties subject to the NBC Real Property Leases contains any PCBs, except in each case, in amounts that, individually or in the aggregate, could not reasonably be expected to have a Section 6 Material Adverse Effect. Except as set forth on Schedule 6.18(c) hereto, there are no on-site or off-site locations where NBC or NBC Sub has stored, disposed or arranged for the disposal of Materials of Environmental Concern which relate in any way to Station KCNC or any of the NBC Assets.

         (d) Except as set forth on Schedule 6.18(d) hereto, none of NBC, NBC Sub or any of their respective affiliates has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws which relate in any way to Station KCNC or any of the NBC Assets.

         (e) Materials of Environmental Concern have not been transported or disposed of from the property now or previously owned or used in connection with the NBC Assets or the business of Station KCNC in a manner or to a location which could reasonably be expected to give rise to liability under

Environmental Laws which liability could reasonably be expected to have a Section 6 Material Adverse Effect.

         (f) NBC and NBC Sub hold, and are in compliance with, all permits, licenses, registrations or other authorizations required under Environmental Laws ("Necessary Permits") which relate to Station KCNC or any of the NBC Assets, except where the failure to hold or be in compliance with any Necessary Permit could not reasonably be expected to have, individually or in the aggregate, a Section 6 Material Adverse Effect. Except as set forth on
Schedule 6.18(f) hereto, no modification, revocation, reissuance, alteration, transfer, or amendment of the Necessary Permits, or any review by, or approval of, any third party of the Necessary Permits is required in connection with the execution or delivery by NBC or NBC Sub of this Agreement or the documents executed or to be executed in connection herewith, or the consummation of the transactions contemplated hereby or thereby, or the operation, use and enjoyment of the NBC Assets by Partners following such consummation.

         6.19  Reports; Books and Records.
(a) All material returns, reports and statements required to be filed by NBC, NBC Sub or any of their respective affiliates with respect to either NBC Station with the FCC have been filed and complied with and are complete and correct in all material respects as filed.

         (b) The books and records of and relating to Station KCNC and Station WTVJ that have been delivered by NBC, NBC Sub or any of their respective affiliates to CBS, Partners or any of their respective affiliates in connection with the transactions contemplated by this Agreement have been maintained in accordance with good business practice on a consistent basis and accurately reflect and evidence the transactions of such NBC Station in all respects.

         6.20 Insurance. NBC, NBC Sub and their respective affiliates have at all times maintained in full force and effect property damage, liability and other insurance with respect to the NBC Assets with financially sound and reputable insurers at levels of coverage reasonable and customary in the broadcasting industry.

         6.21 Taxes. All federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns and reports required to be filed by law where the failure to file such returns on a duly and timely basis could result in a material Lien on the NBC Assets or the imposition on

Partners of any material liability for taxes or assessments have been duly and timely filed in the proper form with the appropriate governmental authority. All taxes, fees and assessments of whatever nature due or payable pursuant to said returns or otherwise have been paid, except for such amounts as are being contested diligently, in the appropriate forum and in good faith, where the failure to pay or contest such amounts could result in a material Lien on the NBC Assets or the imposition on Partners of any material liability for any taxes or assessments. There are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return for any period, the result of which could result in a material Lien on the NBC Assets or the imposition on Partners of any material liability for any taxes or assessments. There are no governmental investigations or other legal, administrative or tax proceedings pursuant to which NBC Sub is or could be made liable for any taxes, penalties, interest or other charges, the liability for which could extend to Partners as transferee of the NBC Assets, or which could result in a material Lien on the NBC Assets and, to the best of NBC Sub's knowledge, no event has occurred that could impose on Partners any material liability for any taxes, penalties or interest due or to become due from NBC Sub.

         6.22 Labor Matters. Except as set forth on Schedule 6.22 hereto, (a) NBC and NBC Sub are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours with respect to employees of Station KCNC other than those set forth on Schedule 6.22(a) hereto (the "NBC Affected Employees"), and none of them is engaged in any unfair labor practice with respect to such employees, except where the failure to be in such compliance, or being engaged in an unfair labor practice, could not reasonably be expected to have, individually or in the aggregate, a Section
6 Material Adverse Effect; (b) no NBC Affected Employee is represented by any other union or collective bargaining agent and there are no other collective bargaining or other labor agreements with respect to any NBC Affected Employee, and to the best of the knowledge of NBC and NBC Sub, no union is attempting to organize any such employees; (c) there is no unfair labor practice charge or complaint against NBC, NBC Sub or any of their respective affiliates with respect to any NBC Affected Employees pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of NBC and NBC Sub, none is or has been threatened; (d) there is no labor strike, dispute, request for

representation, slowdown or stoppage actually pending against or affecting NBC, NBC Sub or any of their respective affiliates involving NBC Affected Employees and, to the best of the knowledge of NBC and NBC Sub, none is or has been threatened; and
(e) no grievances that individually or in the aggregate could reasonably be expected to have a Section 6 Material Adverse Effect and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of NBC and NBC Sub, none is or has been threatened.

         6.23 Employee Benefits. (a) Schedule 6.23(a) hereto lists each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other material employee plan, agreement or arrangement maintained or otherwise contributed to by NBC, NBC Sub or any of their respective affiliates for the benefit of any NBC Affected Employees (the "NBC Plans"). Copies or descriptions of the NBC Plans have been or will be furnished or made available to Partners or its representatives.

         (b) Each NBC Plan has been administered and is in material compliance with the terms of such plan and all applicable laws, rules and regulations except where the failure to so comply could not individually or in the aggregate reasonably be expected to result in a Section 6 Material Adverse Effect. Additionally, none of NBC, NBC Sub or any trustee, administrator or other fiduciary of any NBC Plan has engaged in any transaction or acted in a manner that could, or has failed to act so as to, (i) result in any material liability for breach of fiduciary duty under ERISA or any other applicable law or (ii) result in fines, penalties, taxes or related charges under (x)
Section 502(c), (i) or (l) of ERISA, (y) Section 4071 of ERISA or
(z) Chapter 43 of the Code, in each case where any such event individually or in the aggregate could reasonably be expected to result in a Section 6 Material Adverse Effect.

         (c) No "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 4975 of the Code or section 406 of ERISA) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any NBC Plan and neither NBC nor NBC Sub has incurred any liability to the Pension Benefit Guaranty Corporation with respect to any NBC Plan subject to Title IV of ERISA other than liability for premiums, in each case where any such event individually or in the aggregate could reasonably be expected to result in a Section 6 Material Adverse Effect.

         (d) There are no pending or, to the best of the knowledge of NBC and NBC Sub, threatened, actions, claims or lawsuits which have been asserted or instituted involving or arising out of any NBC Plan, with respect to the operation or administration of such plan (other than routine benefit claims) where an adverse determination individually or in the aggregate could reasonably be expected to result in a Section 6 Material Adverse Effect.

         (e) None of NBC, NBC Sub or any "Commonly Controlled Entity" (as defined in Section 414 of the Code) of NBC or NBC Sub has any liability in respect of any "multiemployer plan" (as such term is defined in section 3(37) of ERISA, a "Multiemployer Plan") and none of NBC, NBC Sub or any Commonly Controlled Entity of NBC or NBC Sub has incurred any withdrawal liability which remains unsatisfied in an amount that individually or in the aggregate could reasonably be expected to result in a Section 6 Material Adverse Effect. Additionally, NBC Sub (i) has not previously announced an intention to withdraw without completing withdrawal, and (ii) has no present intention to withdraw (other than by reason of the transactions contemplated by this Agreement), in each case from a Multiemployer Plan with respect to the NBC Assets; and no action has been taken, and no circumstances exist, that alone or with the passage of time could result in either a partial or complete withdrawal from such Multiemployer Plan by NBC Sub with respect to the NBC Assets.

         (f) Except as set forth on Schedule 6.23(f) hereto, no NBC Plan exists which could result in the payment to any NBC Affected Employee of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

         6.24 Certain Fees. None of NBC, NBC Sub or any of their respective affiliates, nor any of their respective officers, directors or employees, on behalf of NBC, NBC Sub or such affiliates, has retained or dealt with any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

    7.   Representations and Warranties by Partners.

         Partners represents and warrants to NBC Sub as follows:

         7.1  Organization and Good Standing.  Partners is a

general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate the CBS Assets. The copy of the Partnership Agreement of Partners, dated as of August 23, 1994 (the "Partnership Agreement"), that has been delivered to NBC is complete and correct and is presently in effect without amendment or modification. Partners has all requisite partnership power and authority to enter into this Agreement and any other agreement contemplated hereby, to perform its obligations hereunder and thereunder, and to convey good and marketable title to NBC Sub with respect to the CBS Assets. Station Holdings B Inc., a Delaware corporation and a corporation of which CBS owns all the issued and outstanding voting stock on and prior to the Closing Date, is the managing general partner (the "Managing General Partner") of Partners and has all requisite power and authority to enter into this Agreement and any other agreement contemplated hereby on behalf of Partners. Partners is duly authorized, qualified or licensed to do business as a general partnership, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any of the CBS Assets, or the conduct of the business of the CBS Stations, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing could not individually or in the aggregate reasonably be expected to have a Section 7 Material Adverse Effect (as defined below).

         7.2 Authority. The execution, delivery and performance by it of this Agreement and any other agreements or documents executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary partnership and managing general partner action. This Agreement has been, and any other agreements or documents to be executed by it in connection herewith will be, duly executed and delivered by it and constitutes, or will constitute, a legal, valid and binding obligation of CBS or Partners, as the case may be, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         7.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and any other agreements

contemplated hereby by it and the consummation by it of the transactions contemplated hereby and thereby do not and will not:

         (a) conflict with or constitute a violation of the certificate of incorporation or bylaws of CBS or the Partnership Agreement of Partners;

         (b) conflict with or constitute a violation of (with or without the giving of notice or the lapse of time or both) any provision of any law, judgment, order, decree, rule or regulation of any legislative body, court, governmental or regulatory authority or arbitrator which is applicable to or relates to CBS, Partners or any of the CBS Assets, which individually or in the aggregate could reasonably be expected to have a Section 7 Material Adverse Effect; or

         (c) except with respect to the agreements listed or described on Schedule 7.3(c) hereto (with or without the giving of notice or the lapse of time or both), violate or conflict with, constitute a default under, result in a breach, acceleration or termination of any provision of, require notice to or the consent of any third party under, or result in the creation of any Lien (as defined below) upon all or any portion of the CBS Assets pursuant to, any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, licensing agreement, note or other instrument or obligation to which CBS or Partners is a party or by which CBS, Partners or any of the CBS Assets is bound, which individually or in the aggregate could reasonably be expected to have a Section 7 Material Adverse Effect.

         Unless otherwise specified, the term "Section 7 Material Adverse Effect" as used in this Agreement shall mean a material adverse effect on, or material adverse change in, (i) the CBS Assets taken as a whole, (ii) the business, results of operations or financial or other condition of Station WCAU or (iii) the ability of CBS or Partners to perform their respective obligations under this Agreement or any other agreement contemplated hereby.

         7.4 Consents. Except as set forth on Schedule 7.4 hereto, no consent, approval or authorization of, or designation, declaration or filing with, or notice to, any legislative body, court, governmental or regulatory authority or arbitrator (including the FCC, the FTC and the DOJ) under any provision of any law, judgment, order, decree, rule or regulation is required

on the part of CBS or Partners in connection with the execution, delivery and performance of this Agreement or any other agreement contemplated hereby, the consummation of the transactions contemplated hereby and thereby, or to ensure that Station WCAU or the other CBS Assets can be operated or used after the Closing as presently operated or used.

         7.5 Licenses, Permits and Approvals. (a) Except as set forth on Schedule 7.5 hereto, Partners holds the licenses, permits and authorizations issued by the FCC (the "CBS FCC Licenses") and all other material licenses, permits, franchises, releases, certificates of compliance, consents, approvals and authorizations of governmental authorities necessary for or used in the ownership or operations of Station WCAU and the CBS
Assets, and each of the CBS FCC Licenses is, and all such licenses, permits, franchises, releases, certificates of compliance, consents, approvals and authorizations are, in full force and effect, and all regulatory fees imposed by the FCC pursuant to the Budget Reconciliation Act of 1993 with respect to the CBS FCC Licenses have been timely paid. Schedules 1.3(a)(i) and (ii) and 1.4(vi) and (vii) hereto contain a true and complete list or description of the CBS FCC Licenses currently in effect and all such licenses, permits, franchises, releases, certificates of compliance, consents, approvals and authorizations (showing in each case, the expiration date).
Except as set forth on Schedule 7.5 hereto, no application, action or proceeding is pending for the renewal or modification of any of the CBS FCC Licenses or any of such licenses, permits, franchises, releases, certificates of compliance, consents, approvals or authorizations, and no application, petition, objection, opposition, action or proceeding is pending or, to the best of Partners' and CBS' knowledge, threatened that may result in the denial of an application for renewal, the revocation, modification, nonrenewal or suspension of any of the CBS FCC Licenses or any of such licenses, permits, franchises, releases, certificates of compliance, consents, approvals or authorizations, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to Partners, CBS or any of the CBS Assets that may materially adversely affect the rights of Partners under any of such CBS FCC Licenses or any of such licenses, permits, franchises, releases, certificates of compliance, consents, approvals or authorizations. In the event of any such action, or the filing or issuance of any such action or order, or of Partners' or CBS' learning of the threat thereof, Partners shall notify NBC Sub of same in writing and shall take all reasonable

measures, at Partners' expense, to contest in good faith or seek removal or rescission of such action or order.

         (b) All documents required by 47 C.F.R. Section 73.3526 to be kept in the public inspection file are in such file, other than documents the absence of which in the aggregate would be immaterial to the conduct of the operations of the CBS Stations or the ability of any of CBS, Partners or either CBS Station to renew the CBS FCC Licenses with respect to either CBS Station, and such file will be maintained in proper order and complete up to and through the Closing Date, except for such immaterial documents.

         7.6  Real Property.  (a)  Owned.  Schedules
1.3(a)(xxii)(A) and 1.4(i) and (ii)(A) hereto contain a true and complete description of all the real property owned of record or beneficially by Partners which is used or useful in connection with the WCIX Tower or any of the WCAU Assets, and all buildings, structures, towers and improvements situated, mounted and located thereon (the "CBS Improvements"), and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such property.

         (b) Leased. Schedules 1.3(a)(xxii)(B) and 1.4(ii)(B) hereto contain a true and complete description of all real property leased by Partners which is used or useful in connection with the WCIX Tower or any of the WCAU Assets. Each of the leases representing a leasehold interest included in the CBS Real Property (the "CBS Real Property Leases") is a legal, valid and binding obligation of the parties thereto that is enforceable in accordance with its terms and is in full force and effect, Partners enjoys peaceful and undisturbed possession thereunder and, to the best of the knowledge of CBS and Partners, there are no defaults thereunder and no circumstances or events have occurred which, with notice or the passage of time or both, could constitute one or more defaults under any of the CBS Real Property Leases.

         (c) Compliance. Except as set forth on Schedule 7.6(c) hereto, all the CBS Real Property is in compliance with applicable laws, including zoning, land use and building code laws, ordinances and regulations necessary to conduct the operations of the CBS Stations thereon as presently conducted, and the transactions contemplated by this Agreement could not reasonably be expected to result in the revocation of any permit

or variance, except to the extent that any such non-compliance, violation or revocation, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either the WCAU Real Property or the WCIX Real Property, in each case taken as a whole. Except as set forth on Schedule 7.6(c) hereto, all the CBS Improvements are in good condition and repair and are fit for the purpose for which they are presently utilized and conform to generally accepted industry practice. Without in any way limiting the foregoing, the WCIX Tower is in compliance with, and, taking into consideration all of the uses to be made of the WCIX Tower by NBC Sub, Partners and any lessees (or any of their respective affiliates) as reflected on Exhibit B-4, will be in compliance with applicable Dade County South Florida Building Code requirements.

         (d) Title to CBS Real Property. Except as specifically set forth on Schedule 7.6(d) hereto, Partners has, and NBC Sub will receive on the Closing Date, (i) good and insurable fee simple title to all the CBS Real Property that is owned by Partners and (ii) good and valid title to all the CBS Real Property that is leased by Partners, in each case free and clear of all Liens.

         7.7  Tangible Personal Property.  Schedules 1.3(a)(xv),
(xvi), (xviii) through (xxi) and (xxiii) and 1.4(iii) through (v) hereto contain a true and complete list of all machinery, equipment, transmitters, antennae, furniture, furnishings, fixtures, vehicles, materials, supplies, tools, inventory, spare parts and other tangible personal property used in the conduct of the operations of Station WCAU (other than the Excluded WCAU Assets) or otherwise included as CBS Assets. Partners has, and NBC Sub will receive on the Closing Date, good and marketable title to all such tangible personal property, free and clear of all Liens, except as specifically set forth on Schedule 7.7(a) hereto. Except as set forth on Schedule 7.7(b) hereto, all such tangible personal property is in good operating condition and repair and has been maintained in a manner consistent with generally accepted industry practice and in a matter that permits operation of the CBS Stations in compliance in all material respects with any applicable FCC rules and regulations.

         7.8 Contracts. Schedules 1.3(a)(iv) through (x) and 1.4(viii) hereto contain a true and complete list or description of all material contracts, employment contracts, programming agreements, advertising, promotional and sale agreements, leases, subleases, retransmission consent agreements, maintenance and service agreements, contracts to acquire materials and services

and other agreements relating to the conduct of the operations of Station WCAU (other than the Excluded WCAU Assets) or related to the other CBS Assets (the "CBS Contracts"). Except as set forth on Schedule 7.8(a) hereto, all the CBS Contracts are in full force and effect and are valid and enforceable in all material respects in accordance with their respective terms. To the best knowledge of CBS and Partners, except as specified in Schedule 7.8(a) hereto, none of CBS, Partners or their respective affiliates are in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby, with or without the giving of notice of the lapse of time or both, a default or breach will be deemed to have occurred thereunder or any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such breaches, defaults and events which individually or in the aggregate could not reasonably be expected to have a Section 7 Material Adverse Effect. No other party to any such CBS Contract has made or asserted, or, to the best of the knowledge of Partners and CBS, has, any defense, setoff or counterclaim under any such CBS Contract, no such other party has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement or to renew or extend the term of its agreement and none of CBS, Partners or any of their respective affiliates has received any notice to that effect. True and complete copies of all documents relating to the CBS Contracts have been delivered or made available to NBC Sub or its representatives. Schedule 7.8(b) hereto contains a true and complete current trade barter summary with respect to Station WCAU, including applicable asset and liability balances with respect thereto (which Schedule shall be updated as of the Closing).

         7.9  Intellectual Property.  Schedules 1.3(a)(xi) through
(xiv) hereto contain a true and complete list or description of, and Partners owns free and clear of any Liens, all trademarks, trademark registrations and trademark applications, trade names, service marks, copyrights, copyright applications and copyright registrations, logos, slogans, jingles, licenses, royalties, privileges and music rights relating to the conduct of the operations of Station WCAU (other than the Excluded WCAU Assets) (the "CBS Intellectual Property"). Except as set forth on
Schedule 7.9 hereto, there are no agreements with third parties which limit or restrict in any material manner the right of Station WCAU to use or register any of the CBS Intellectual Property. Station WCAU is not being operated in a manner that infringes any trademark, copyright or other intellectual property right of any third party or otherwise

violates the rights of any third party, and no claim has been made or, to the best of the knowledge of CBS and Partners, threatened alleging any such violation. To the best of the knowledge of CBS and Partners, there has been no material violation by others of any right of CBS, Partners or their respective affiliates in any of the CBS Intellectual Property. Except as set forth on Schedule 7.9 hereto, all registrations for the CBS Intellectual Property are valid and in good standing. True and complete copies of all documents relating to the CBS Intellectual Property have been delivered or made available to NBC Sub or its representatives.

         7.10 No Solicitation. To the best of the knowledge of CBS and Partners, none of CBS, Partners or any of their respective affiliates or affiliated television stations has solicited any CBS Affected Employee for employment following the Closing Date with any of CBS, Partners or any of their respective affiliates or affiliated television stations.

         7.11 Call Letters. Partners has the right to the use of the call letters "WCAU" pursuant to the rules and regulations of the FCC.

         7.12 Operation of the CBS Stations. The CBS Stations have been and are being operated in accordance with the CBS FCC Licenses and are being operated in all material respects in compliance with the Communications Act of 1934 and the rules, regulations and policies thereunder and all records, documents and logs that are required to be maintained pursuant to such rules, regulations and policies have been properly maintained, except those the absence of which in the aggregate would be immaterial to the conduct of the operations of the CBS Stations or the ability of Partners or any CBS Station to renew the CBS FCC Licenses with respect to any CBS Stations.

         7.13 Sufficiency of WCAU Assets. The WCAU Assets and all other rights to be conveyed to NBC Sub hereunder are sufficient to carry on the conduct of the operations of Station WCAU as presently conducted.

         7.14 Financial Statements. CBS and Partners have delivered to NBC Sub or its representatives the financial statements which are listed or described on Schedule 7.14 hereto (the "CBS Stations Financial Information"). Except as set forth on Schedule 7.14 hereto, the CBS Stations Financial Information is complete and correct in all material respects and has been prepared in accordance with generally accepted accounting

principles applied on a consistent basis and fairly presents the information purported to be presented therein as of the dates and for the periods indicated therein.

         7.15  Undisclosed Obligations.  Except as disclosed on
Schedule 7.15 hereto or on any other Schedule to this Agreement, neither CBS nor Partners has any liability or obligation of any kind with respect to Station WCAU or the CBS Assets, whether accrued, absolute, fixed or contingent, known or unknown, other than (a) liabilities and obligations not being assumed by NBC Sub under this Agreement or the NBC Sub Assumption Agreement, and (b) current operating liabilities included in the calculation of Net Working Capital relating to Station WCAU.

         7.16 Absence of Certain Changes. Since the end of the last fiscal quarter prior to the Closing, the CBS Stations have been operated in the usual and ordinary course consistent with past practice and, except as set forth on Schedule 7.16 hereto, there has been no transaction, event or condition that individually or in the aggregate has had or could reasonably be expected to have a Section 7 Material Adverse Effect.

         7.17 Litigation; Compliance with Laws. Except as set forth on Schedule 7.17 hereto, (a) there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of CBS and Partners, threatened, or any order, injunction or decree outstanding, against any of CBS or Partners, which if adversely determined could individually or in the aggregate reasonably be expected to have a Section 7 Material Adverse Effect, (b) each of CBS and Partners is in material compliance with all other laws, statutes, rules, regulations, orders and licensing requirements of federal, state, local and foreign agencies and authorities applicable to Station WCAU or any of the CBS Assets (including those relating to antitrust and trade regulation and civil rights) and (c) no notice has been received by CBS or Partners alleging any such non-compliance. Clause (b) of this subsection 7.17 does not relate to compliance with environmental laws, as to which subsection 7.18 is applicable, or compliance with labor laws, as to which subsection
7.22 is applicable.

         7.18  Environmental Matters.  (a)  Except as set forth on
Schedule 7.18(a) hereto, with respect to Station WCAU or any of the CBS Assets, CBS, Partners and their respective affiliates are in compliance with all Environmental Laws, except where such violations or liabilities individually or in the aggregate could not reasonably be expected to have a Section 7 Material Adverse Effect.
         (a) Except as set forth on Schedule 7.18(b) hereto, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Materials of Environmental Concern, at any property or facility currently or formerly owned, operated or leased by Partners or CBS that could form the basis of any claim or proceeding against CBS, Partners or their respective affiliates with respect to Station WCAU or any of the CBS Assets that individually or in the aggregate could reasonably be expected to have a Section 7 Material Adverse Effect (or that could form the basis after the Closing of any material claim against NBC or NBC Sub arising out of actions, activities, circumstances, conditions, events or incidents prior to the Closing).

         (b) Except as set forth on Schedule 7.18(c) hereto, (i) there are no underground storage tanks located on any CBS Real Property or any of the properties subject to the CBS Real Property Leases, (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space located on any CBS Real Property or any of the properties subject to the CBS Real Property Leases, (iii) no polychlorinated biphenyls (PCBs) are used or stored at any CBS Real Property or any of the properties subject to the CBS Real Property Leases, and (iv) none of the electrical equipment located at any CBS Real Property or any of the properties subject to the CBS Real Property Leases contains any PCBs, except in each case, in amounts that, individually or in the aggregate, could not reasonably be expected to have a Section 7 Material Adverse Effect. Except as set forth on Schedule 7.18(c) hereto, there are no on-site or off-site locations where CBS or Partners has stored, disposed or arranged for the disposal of Materials of Environmental Concern which relate in any way to Station WCAU or any of the CBS Assets.

         (c) Except as set forth on Schedule 7.18(d) hereto, none of CBS, Partners or any of their respective affiliates has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws which relate in any way to Station WCAU or any of the CBS Assets.

         (d) Materials of Environmental Concern have not been transported or disposed of from the property now or previously owned or used in connection with the CBS Assets or the business of Station WCAU in a manner or to a location which could reasonably be expected to give rise to liability under

Environmental Laws which liability could reasonably be expected to have a Section 7 Material Adverse Effect.

         (e) CBS and Partners hold, and are in compliance with, all Necessary Permits which relate to Station WCAU or any of the CBS Assets, except where the failure to hold or be in compliance with any Necessary Permit could not reasonably be expected to have, individually or in the aggregate, a Section 7 Material Adverse Effect. Except as set forth on Schedule 7.18(f) hereto, no modification, revocation, reissuance, alteration, transfer, or amendment of the Necessary Permits, or any review by, or approval of, any third party of the Necessary Permits is required in connection with the execution or delivery by CBS or Partners of this Agreement or the documents executed or to be executed in connection herewith, or the consummation of the transactions contemplated hereby or thereby, or the operation, use and enjoyment of the CBS Assets by NBC and NBC Sub following such consummation.

         7.19 Reports; Books and Records. (a) All material returns, reports and statements required to be filed by CBS, Partners or any of their respective affiliates with respect to either CBS Station with the FCC have been filed and complied with and are complete and correct in all material respects as filed.

         (b) The books and records of and relating to Station WCAU and Station WCIX that have been delivered by CBS, Partners or any of their respective affiliates to NBC, NBC Sub or any of their respective affiliates in connection with the transactions contemplated by this Agreement have been maintained in accordance with good business practice on a consistent basis and accurately reflect and evidence the transactions of such CBS Station in all respects.

         7.20 Insurance. CBS, Partners and their respective affiliates have at all times maintained in full force and effect property damage, liability and other insurance with respect to the CBS Assets with financially sound and reputable insurers at levels of coverage reasonable and customary in the broadcasting industry.

         7.21 Taxes. All federal, state, local and foreign income, franchise, sales, use, property, exercise, payroll and other tax returns and reports required to be filed by law where the failure to file such returns on a duly and timely basis could result in a material Lien on the CBS Assets or the imposition on NBC Sub or any material liability for taxes or assessments have

been duly and timely filed in the proper form with the appropriate governmental authority. All taxes, fees and assessments of whatever nature due or payable pursuant to said returns or otherwise have been paid, except for such amounts as are being contested diligently, in the appropriate forum and in good faith, where the failure to pay or contest such amounts could result in a material Lien on the CBS Assets or the imposition on NBC Sub of any material liability for any taxes or assessments. There are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return for any period, the result of which could result in a material Lien on the CBS Assets or the imposition on NBC Sub of any material liability for any taxes or assessments. There are no governmental investigations or other legal, administrative or tax proceedings pursuant to which Partners is or could be made liable for any taxes, penalties, interest or other charges, the liability for which could extend to NBC Sub as transferee of the CBS Assets, or which could result in a material Lien on the CBS Assets and, to the best of Partner's knowledge, no event has occurred that could impose on NBC Sub any material liability for any taxes, penalties or interest due or to become due from Partners.

         7.22 Labor Matters. Except as set forth on Schedule 7.22 hereto, (a) CBS and Partners are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours with respect to employees of Station WCAU other than those set forth on Schedule 7.22(a) hereto (the "CBS Affected Employees"), and none of them is engaged in any unfair labor practice with respect to such employees, except where the failure to be in such compliance, or being engaged in an unfair labor practice, could not reasonably be expected to have, individually or in the aggregate, a Section 7 Material Adverse Effect; (b) no CBS
Affected Employee is represented by any other union or collective bargaining agent and there are no other collective bargaining or other labor agreements with respect to any CBS Affected Employee, and to the best of the knowledge of CBS and Partners, no union is attempting to organize any such employees; (c) there is no unfair labor practice charge or complaint against CBS, Partners or any of their respective affiliates with respect to any CBS Affected Employees pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of CBS and Partners, none is or has been threatened; (d) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or

affecting CBS, Partners or any of their respective affiliates involving CBS Affected Employees and, to the best of the knowledge of CBS and Partners, none is or has been threatened; and (e) no grievances that individually or in the aggregate could reasonably be expected to have a Section 7 Material Adverse Effect and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of CBS and Partners, none is or has been threatened.

         7.23 Employee Benefits. (a) Schedule 7.23(a) hereto lists or describes each "employee benefit plan" (within the meaning of section 3(3) of ERISA) and any other material employee plan, agreement or arrangement maintained or otherwise contributed to by CBS, Partners or any of their respective affiliates for the benefit of any CBS Affected Employees (the "CBS Plans"). Copies or descriptions of the CBS Plans have been or will be furnished or made available to NBC Sub or its representatives.

         (b) Each CBS Plan has been administered and is in material compliance with the terms of such plan and all applicable laws, rules and regulations except where the failure to so comply could not individually or in the aggregate reasonably be expected to result in a Section 7 Material Adverse Effect. Additionally, none of CBS, Partners or any trustee, administrator or other fiduciary of any CBS Plan has engaged in any transaction or acted in a manner that could, or has failed to act so as to, (i) result in any material liability for breach of fiduciary duty under ERISA or any other applicable law or (ii) result in fines, penalties, taxes or related charges under (x)
Section 502(c), (i) or (l) of ERISA, (y) Section 4071 of ERISA or
(z) Chapter 43 of the Code, in each case where any such event individually or in the aggregate could reasonably be expected to result in a Section 7 Material Adverse Effect.

         (c) No "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 4975 of the Code or section 406 of ERISA) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any CBS Plan and neither CBS nor Partners has incurred any liability to the Pension Benefit Guaranty Corporation with respect to any CBS Plan subject to Title IV of ERISA other than liability for premiums, in each case where any such event individually or in the aggregate could reasonably be expected to result in a Section 7 Material Adverse Effect.

         (d) There are no pending or, to the best of the knowledge of CBS and Partners, threatened, actions, claims or lawsuits which have been asserted or instituted involving or arising out of any CBS Plan, with respect to the operation or administration of such plan (other than routine benefit claims) where an adverse determination individually or in the aggregate could reasonably be expected to result in a Section 7 Material Adverse Effect.

         (e) None of CBS, Partners or any "Commonly Controlled Entity" (as defined in Section 414 of the Code) of CBS or Partners has any liability in respect of any Multiemployer Plan and none of CBS, Partners or any Commonly Controlled Entity of CBS or Partners has incurred any withdrawal liability which remains unsatisfied in an amount that individually or in the aggregate could reasonably be expected to result in a Section 7 Material Adverse Effect. Additionally, Partners (i) has not announced an intention to withdraw without completing withdrawal, and (ii) has no present intention to withdraw (other than by reason of the transactions contemplated by this Agreement), in each case from a Multiemployer Plan with respect to the CBS Assets; and no action has been taken, and no circumstances exist, that alone or with the passage of time could result in either a partial or complete withdrawal from such Multiemployer Plan by Partners with respect to the CBS Assets.

         (f) Except as set forth on Schedule 7.23(f) hereto, no CBS Plan exists which could result in the payment to any CBS Affected Employee of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

         7.24 Certain Fees. None of CBS, Partners or any of their respective affiliates, nor any of their respective officers, directors or employees, on behalf of CBS, Partners or such affiliates, has retained or dealt with any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

    8.   Further Agreements of the Parties.

         For purposes of this Agreement, (i) with respect to the exchange, conveyance, assignment, transfer and delivery of the NBC Assets, NBC Sub shall be referred to as the "Transferor",

Partners shall be referred to as the "Transferee", the NBC Assets shall be referred to as the "Transferred Assets", Station KCNC shall be referred to as the "Transferred Station" and the NBC Sub Obligations shall be referred to as the "Assumed Obligations"; and (ii) with respect to the exchange, conveyance, assignment, transfer and delivery of the CBS Assets, Partners shall be referred to as the "Transferor", NBC Sub shall be referred to as the "Transferee", the CBS Assets shall be referred to as the "Transferred Assets", Station WCAU shall be referred to as the "Transferred Station" and the Partners Obligations shall be referred to as the "Assumed Obligations".

         8.1 Filings with the FCC. (a) As soon as practicable, but in no event later than 30 days after the date of this Agreement, each of the Transferee and the Transferor shall file with the FCC a complete application requesting its approval and consent to the transactions contemplated by this Agreement (the "FCC Applications"); provided that the parties shall cooperate with each other in the preparation of the FCC Applications and shall in good faith and with due diligence take all reasonable steps necessary to expedite the processing of the FCC Applications and to secure such consents or approvals as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective periods of the granting of FCC approval of any of the FCC Applications, and neither party shall have terminated this Agreement under subsection 12.1, the parties shall jointly request and use their respective best efforts to obtain one or more extensions of the effective periods of such grants. Neither party will knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which would be to cause the FCC not to grant approval of the FCC Applications, or to cause the FCC to interfere in a manner damaging to the ability to operate the Stations in the manner contemplated to be operated by NBC Sub or Partners, as the case may be, following the Closing. The parties agree to oppose any requests for reconsideration or judicial review of the granting of approval of the FCC Applications.

         (b) The Transferor shall publish the notices required by the rules and regulations of the FCC relative to the filing of the FCC Applications. Copies of all applications, documents and papers filed after the date hereof and prior to the Closing, or filed after the Closing with respect to the transactions under this Agreement, by the Transferee or the Transferor with the FCC shall be mailed to the other simultaneously with the filing of the same with the FCC. The Transferor shall comply with all requirements which the FCC may impose on a licensee relating to

its assignments. Each party shall bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the application to be prepared by it and in connection with the processing of that application. All filing and grant fees, if any, paid to the FCC, shall be borne by the Transferee. None of the information contained in any filing made by the Transferee or the Transferor with the FCC with respect to the transactions contemplated by this Agreement shall contain any untrue statement of a material fact.

         8.2 Hart-Scott-Rodino Act. Within 30 days after the execution of this Agreement, the Transferee and the Transferor shall, in cooperation with each other, file (or cause to be filed) with each of the DOJ and the FTC any reports or notifications that may be required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection with the transactions contemplated by this Agreement. The Transferee and the Transferor shall promptly comply with all requests for further documents and information made by the DOJ or the FTC, shall use their best efforts to obtain early termination of all waiting periods under the HSR Act, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. All fees due from any party to the FTC or the DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by the respective Transferee.

         8.3 Pre-Closing Covenants. From the date of this agreement through the Closing Date, the Transferor shall:

         (a) cause the business of the NBC Stations or the CBS Stations, as the case may be, to be operated in the usual and ordinary course consistent with past practices and (i) in compliance with the FCC Licenses applicable to such Stations and (ii) in compliance in all material respects with the Communications Act of 1934 and the rules and regulations of the FCC and all other applicable laws, ordinances, regulations, rules or orders;

         (b) use reasonable best efforts, consistent with its past practices, (i) to preserve the business organization of such Transferred Station intact and to preserve the goodwill and business of the advertisers, suppliers and others having business relations with such Transferred Station, (ii) to retain the services of the employees of such Transferred Station, and (iii) to preserve all trademarks, trade names,

    service marks and copyrights and related registrations of such Transferred Station, and all slogans and logos, owned by such Transferred Station or in which such Transferred
    Station has any rights;

         (c) not sell, transfer, lease or otherwise dispose of any of the Transferred Assets, or agree to do any of the foregoing, other than in the ordinary course of the Transferor's business consistent with past practice;

         (d) not permit or allow any of the Transferred Assets to become subject to any Liens, other than those listed or described on Schedule 6.6(d) or 6.7(a) or on Schedule 7.6(d) or 7.7(a) hereto, as the case may be;

         (e) except with the Transferee's prior written approval, which approval with respect to clause (i) below shall not be unreasonably withheld, not (i) enter into or renew any lease, commitment or other agreement with respect to any of the Transferred Assets providing for payments by the Transferor or the Transferee, except in the ordinary course of business and consistent with past practices (other than as listed or described on Schedule 8.3(e)(1) or Schedule 8.3(e)(2) hereto, as the case may be), (ii) enter into any new time sale or programming agreement for the Transferred Station, or cause the acceleration of payments under any such agreement, except in the ordinary course of business and consistent with past practices, (iii) cause or take any action to allow any material lease, commitment or other agreement to lapse (other than in accordance with its terms), to be modified in any adverse respect, or otherwise to become impaired in any material manner, except in the ordinary course of business where such actions, individually or in the aggregate, could not reasonably be expected to have a Section 6 Material Adverse Effect or a Section 7 Material Adverse Effect, as the case may be, (iv) grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Transferred Station, other than in the ordinary course of business consistent with past practices, (v) grant or agree to grant any severance or any specific bonus or increase to any executive or management employee of the Transferred Station whose total annual compensation after the increase would be at an annual rate in excess of $50,000 (including any such increase pursuant to any pension, profit sharing or other plan or commitment), other than bonuses or salary increases in the ordinary course of business consistent with past practices, or (vi) with respect to the Transferred

    Station, provide for any new profit sharing, pension, retirement or other employment benefits for employees or any increase in any existing profit sharing or benefits, establish any new employee benefit plan or amend or modify any existing employee benefit plan, or otherwise incur any obligation or liability under any employee benefit plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years;

         (f) maintain in full force and effect property damage, liability and other insurance with respect to the Transferred Assets at levels of coverage reasonable and customary in the broadcasting industry with respect to similar assets;

         (g) refrain from taking any action (or failing to take any action) if such action (or failure to take any action) could reasonably be expected to result in the expiration, revocation, suspension or adverse modification of any of the FCC Licenses with respect to any of the NBC Stations or the CBS Stations, as the case may be, and prosecute with due diligence any applications to any governmental authority material to the operation of the business, assets or properties of such Station; and

         (h) refrain, and shall cause each of its affiliates and each of the NBC Stations or the CBS Stations, as the case may be, to refrain, from agreeing, whether in writing or otherwise, to take any action inconsistent with any of the foregoing.

         8.4 No Control. Between the date of this Agreement and the Closing Date, the Transferee shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Transferred Station owned by the Transferor, but such operations shall be solely the responsibility of the Transferor, and, subject to the provisions of subsection 8.3, shall be in its complete discretion.

         8.5 Expenses. Each of the parties shall bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement, except where specific expenses have been otherwise allocated by this Agreement.

       8.6  Access to Information.  Prior to the Closing, the
Transferee and its directors, officers, employees, affiliates,

non-employee representatives (including financial advisors, attorneys and accountants) and agents (collectively, its "Representatives") may make such investigation of the Transferred Assets and Transferred Station as it may desire, and the Transferor shall give to the Transferee and to its Representatives, upon reasonable notice, full access during normal business hours throughout the period prior to the Closing to all of the Transferred Assets, including all the assets, books, commitments, agreements, records and files of the Transferred Station and the Transferor shall furnish to the Transferee during that period all documents and copies of documents and information concerning the businesses and affairs of the Transferred Station to be transferred by the Transferor as the Transferee reasonably may request. The Transferee shall treat, and shall cause its Representatives to treat, all such information and documents and all other information and documents delivered pursuant to this Agreement as "Information" under the Confidentiality Letter Agreement dated August 30, 1994 between NBC and Partners and accepted and agreed to by CBS, and will comply with, and cause its Representatives to comply with, their respective obligations thereunder. If the exchanges contemplated by this Agreement are not consummated for any reason, the Transferee shall return to the Transferor all such information and documents and shall destroy any copies thereof as soon as practicable. The Transferee's obligations under this subsection
8.6 shall survive the termination of this Agreement.

         8.7 Consents; Assignment of Agreements. The Transferor shall use reasonable efforts (but shall not be required to make any payment) to obtain at the earliest practicable date all consents and approvals referred to in subsections 6.3(c) and 6.4 or in subsections 7.3(c) and 7.4, as the case may be, provided that no payment shall be made by any Transferred Station, and no contract or other agreement shall be modified to increase the amount payable thereunder or to otherwise modify the terms thereof in a manner adverse to any such Station, in order to obtain any such consent or approval without first obtaining the written consent of the Transferee. If the consent to the assignment to the Transferee of any programming agreement is not obtained and pursuant to the terms of the agreement the programming supplier has the right to, and does, terminate the agreement and requires payment of all remaining license fees or obtains any damages of any kind for such termination, the Transferor shall pay any such fees or

damages (and indemnify and hold harmless the Transferee with respect to such fees or damages, as provided in subsection 11.2(v)). The Transferor shall furnish the Transferee with a copy of all consents and approvals referred to in subsections 6.3(c) and 6.4 or in subsections 7.3(c) and 7.4, as the case may be, obtained pursuant hereto.

         8.8 Taxes. (a) Sales Taxes; Transfer and Recording Fees. The Transferor and the Transferee shall each pay out of its own funds 50% of (i) any state or local sales and use Taxes payable in connection with the transactions contemplated by this Agreement, (ii) any stamp or transfer Taxes, real property Taxes or recording fees payable in connection with the transactions contemplated by this Agreement and (iii) any registration fees and expenses payable in connection with the transactions contemplated by this Agreement. The Transferor shall comply, and shall cause the Transferred Station to be transferred by it to comply, with any requirements for obtaining an available exemption from any such Taxes or other fees.

         (b) Tax Apportionment. In the case of any taxable period that includes (but does not begin on) the Closing Date (the "Tax
Period"):

         (i) real, personal and intangible property Taxes (collectively, "Property Taxes") of each of NBC and its subsidiaries for the assets transferred pursuant to subsections 1.1 and 1.2, on the one hand, and the Property Taxes of each of CBS and its controlled affiliates, including Partners, on the other hand, for the assets transferred pursuant to subsections 1.3 and 1.4, for the pre-Closing tax period shall be equal to the amount of such Property Taxes for the entire Tax Period multiplied by a fraction, the numerator of which is the number of full days during the Tax Period that are in the pre-Closing tax period and the denominator of which is the number of days in the Tax Period; and

                   (ii) the Taxes (other than Property Taxes) of each of NBC and its subsidiaries, on the one hand, and each of CBS and its controlled affiliates, including Partners, on the other hand, for the pre-Closing tax period shall be computed as if such taxable period ended as of the opening of business on the Closing Date.

              (c) Tax Compliance. The Transferor and the Transferee shall each be responsible, with respect to their respective
Transferred Assets, for preparing and filing all federal, state,

local and other tax returns, paying all tax liabilities and conducting tax audits that relate to operations or events affecting tax periods ending on or prior to the Closing Date, including tax returns the due date of which is after the Closing
Date.

         8.9 Further Assurances. At any time and from time to time after the Closing, each of the parties shall, without further consideration, execute and deliver to the other such additional instruments and shall take such other action as the other may request to carry out the transactions contemplated by this Agreement. The Transferor and the Transferee will notify the other parties hereto immediately of any litigation, arbitration or administrative proceeding pending (including any FCC complaint proceeding), or to their knowledge, threatened, against any party hereto which challenges the transactions contemplated by this Agreement. For a period of three years after the Closing, each party shall grant the other reasonable access during normal business hours upon reasonable prior notice to the books and records of that party to the extent necessary to comply with any applicable law or governmental rule or request relating to the period during which the other party operated the Transferred Station with respect thereto.

         8.10 Additional Financial Statements. The Transferor shall promptly deliver to the Transferee copies of all monthly, quarterly and annual financial statements relating to the NBC Stations or the CBS Stations, as the case may be, that are required to be prepared by it under the terms of its by-laws or partnership agreement, as the case may be, as currently in effect during the period from the date of this Agreement to the Closing Date. Without limiting the foregoing, from time to time prior to the Closing, the Transferor shall promptly deliver to the Transferee copies of annual and quarterly financial statements with respect to the NBC Stations or the CBS Stations, as the case may be, containing substantially the same amount of information as those financial statements referred to on Schedule 6.14 or 7.14, as the case may be. All financial statements delivered pursuant to this subsection 8.10 shall be in accordance with the books and records of the Transferor.

         8.11 No Disclosures or Solicitation. To accord to the Transferee the full value of its exchange, (a) the Transferor shall not at any time disclose to anyone any information with respect to any confidential or secret aspect of the operations of the Transferred Station, and (b) from the date of this Agreement until the date which is six months after the Closing Date, (i) if NBC Sub is the Transferor, neither NBC, NBC Sub nor any of their

owned television stations shall solicit for employment any NBC Affected Employee (other than any NBC Affected Employee whose employment with Station KCNC has been terminated by CBS, Partners, Group W or any of their owned television stations) and
(ii) if Partners is the Transferor, neither CBS, Partners, Group W nor any of their owned television stations shall solicit for employment any CBS Affected Employee (other than any CBS Affected Employee whose employment with Station WCAU has been terminated by NBC, NBC Sub or any of their owned television stations), in each case who was employed by the Transferred Station at any time during the period beginning on the date of this Agreement and ending on the Closing Date. The Transferor acknowledges that the remedy at law for breach of the provisions of this subsection
8.11 will be inadequate and that, in addition to any other remedy the Transferee may have, it will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

         8.12 Waiver of Compliance with Bulk Transfer Law. The Transferor and the Transferee each waive compliance by the other party with the provision of any bulk sales act relating to bulk transfers in any jurisdiction wherein any of the Transferred Assets are located, if applicable to this transaction; provided that the Transferor shall indemnify and hold the Transferee harmless from any obligations, losses, liabilities and expenses (including reasonable attorneys' fees) asserted by third parties or incurred by Transferee as a result of noncompliance with any such act.

         8.13 Other Action. None of the parties to this Agreement shall take any action that would result in the condition set forth in subsection 10.2(a) or 10.3(a), as the case may be, not being satisfied at and as of the time of the Closing. Subject to the terms and conditions hereof, each of the parties shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the parties to consummate the exchanges under this Agreement. Without limiting the generality of the foregoing, the Transferor shall execute and deliver to the Transferee (or the Transferee's title insurer) such reasonable and customary affidavits, certificates and documentation relating to the Transferor's ownership and title to the NBC Real Property or the CBS Real Property, as the case may be, as shall be reasonably required in connection with the Transferee's obtaining an owner's policy of title insurance with respect to such property.

         8.14  Modifications to Miami Retransmission Consent
Agreements.  (a)  Each of NBC Sub and Partners shall use its best

efforts to cause, prior to the Closing Date, each of its arrangements with or must-carry demands to cable system operators for transmission of the signal of Station WTVJ or Station WCIX, as the case may be, to be modified to provide that, as of and following the Closing Date, Station WTVJ will be carried on channel position 6 (or such other channel position as Station WCIX occupies as of the date of this Agreement) and Station WCIX will be carried on channel position 4 (or such other channel position as Station WTVJ occupies as of the date of this Agreement). NBC Sub and Partners shall coordinate with each other in all communications in furtherance of the foregoing to those cable system operators referred to above on which either Station WTVJ or Station WCIX is carried.

         (b) NBC Sub shall use its reasonable best efforts to secure for the benefit of Partners, prior to the Closing Date, the agreement of each cable system operator which transmits the signal of Station WTVJ but not the signal of Station WCIX outside Station WTVJ's Area of Dominant Influence to transmit the signal of Station WCIX on the channel position held by Station WTVJ on such cable system in such areas, it being understood that reasonable best efforts for these purposes shall not be deemed to include any payment, but shall include a request by Station WTVJ to such cable systems to change Station WTVJ's then current channel position on such cable systems or, if necessary, to discontinue carriage of the signal of Station WTVJ on such cable systems.

         8.15 Assignment of Channel 27 Lease. Partners shall use its reasonable best efforts to obtain for NBC Sub, prior to the Closing Date, the consent of Skinner Broadcasting, Inc. to the assignment by Partners to NBC Sub of the agreement relating to the retransmission of the signal of Station WCIX on low power television station W27AQ, Fort Lauderdale, Florida, licensed to Skinner Broadcasting, Inc., modified to relate to the retransmission of the signal of Station WTVJ, on terms acceptable to NBC Sub, it being understood that reasonable best efforts for these purposes shall not be deemed to include any payment.

         8.16 Updated Schedules. Prior to the Closing, NBC Sub shall update Schedules 1.1(a)(i) through (xxiii), 1.2(i) through
(viii), 6.8(b) and 6.22(a) and Partners shall update Schedules 1.3(a)(i) through (xxiii), 1.4(i) through (viii), 7.8(b) and 7.22(a), in each case to reflect any actions taken or omitted to be taken by such Transferor in accordance with the provisions of subsection 8.3 during the period commencing on the date of this Agreement and ending immediately prior to the Closing; provided,

however, that NBC Sub shall update Schedule 6.22(a) and Partners shall update Schedule 7.22(a) only to update the list of employees of Station KCNC or Station WCAU, as the case may be, and not to alter in any way the exceptions to the NBC Affected Employees or the CBS Affected Employees, as the case may be.

         8.17 WTVJ Tower. (a) The following 7 Gigahertz microwave paths for Station WCIX (the "WCIX Microwave Paths") will be ensured, throughout the term of the lease agreement between NBC Sub and Partners described in Part B of Exhibit B-1 hereto (the "Lease Term"), on a basis which does not result in "interference" (as defined below):

Transmission
Point              Direction           Reception Point

WCIX Studio        Northbound          WTVJ Tower
WCIX Studio        Northbound          WTVJ Tower
WTVJ Tower         Southbound          WCIX Studio
WTVJ Tower         Southbound          WCIX Studio
WTVJ Tower         Southbound          WCIX Studio
WTVJ Tower         Northbound          Ft Lauderdale
Ft Lauderdale      Southbound          WTVJ Tower

    If the WCIX Microwave Paths cannot be ensured for Station
WCIX at NBC Sub's cost, then NBC Sub shall cause Station WTVJ to convert microwave paths to and from the WTVJ Studio and transmitter to fiber optics facilities.

    The proposed frequency schedule for the WCIX Microwave
Paths is as follows:

Transmission
  Point        Direction    Reception Point       Frequency

WCIX Studio    Northbound    WTVJ Tower          10H or V (7 GHz)
WCIX Studio    Northbound    WTVJ Tower           1H or V (7 GHz)
WTVJ Tower     Southbound    WCIX Studio          8H or V (7 GHz)
WTVJ Tower     Southbound    WCIX Studio          6H or V (7 GHz)
WTVJ Tower     Southbound    WCIX Studio          4H or V (7 GHz)
WTVJ Tower     Northbound    Ft Lauderdale             3V (7 GHz)
Ft Lauderdale  Southbound    WTVJ Tower                9V (7 GHz)

    On any date (the "Certification Date") which is on or prior to the date 120 days following the date hereof, NBC Sub shall certify (in accordance with the EIA/TIA Standard for Electrical Performance for Television Systems) to Partners that

the use by both Station WCIX and Station WTVJ of the above-listed frequency schedule with any combination of channels determined by NBC Sub (the "Allocation") does not result in interference (as defined below) on the WCIX Microwave Paths; provided that Partners shall cause Station WCIX to provide reasonable access and cooperation to the employees of NBC Sub and Station WTVJ in connection with the foregoing. NBC Sub will guarantee that the use by Station WTVJ of the frequencies and channels provided in the Allocation will not thereafter result in interference on the WCIX Microwave Paths throughout the Lease Term. If NBC Sub either cannot make such certification or fails to guarantee such result, then NBC Sub shall cause Station WTVJ to promptly convert microwave paths to and from the WTVJ Studio and transmitter to fiber optics facilities to the extent necessary to eliminate such interference. In the event that, following the Certification Date, Station WCIX experiences interference on the WCIX Microwave Paths for any other reason, NBC Sub and Station WTVJ shall cooperate with Partners and Station WCIX to cause the party or parties causing such interference to cease doing so, and will use reasonable efforts (not including the payment of money) through the local frequency coordinating committee to resolve the situation to Partners' reasonable satisfaction.

    From and after the Certification Date throughout the Lease Term, each of NBC Sub and Partners agrees that it will cause Station WTVJ and Station WCIX, respectively, not to change any antenna, frequency or channel upon which the Allocation was based without the prior written approval of the other party, which shall not be unreasonably withheld or delayed.

    As used herein, "interference" means that the ratio of the peak-to-peak luminance signal (blanking to reference white or 0.714 volt or 100 IRE) to the weighted rms noise voltage would be less than 67 dB, calculated in accordance with the EIA/TIA Standard for Electrical Performance for Television Systems or its successor as from time to time in effect.

    (b) NBC Sub shall complete the construction with respect to the expansion of the WTVJ Tower transmitter building at its own expense, shall obtain Certificates of Occupancy for all structures so completed, and shall relocate the transmitter and receiver equipment referred to in Part B of Exhibit B-1 hereto to the segregated 2,200 square foot area in the transmitter building referred to in Part B of Exhibit B-1.

    8.18 WCIX Tower. Partners shall complete the construction of the Phase I and the Phase II transmitter buildings relating to the WCIX Tower at its own expense, shall

obtain Certificates of Occupancy for all structures so completed, and shall relocate the transmitter and receiver equipment referred to in Part A of Exhibit B-4 hereto to the segregated 600 square foot area in the Phase II transmitter building referred to in Part A of Exhibit B-4. All improvements to such 600 square foot area in the Phase II section shall be made by Partners at its own expense.

 9. Employee Matters.

    9.1  Continuity of Employment.  Except as indicated on
Schedule 6.22(a) hereto or Schedule 7.22(a) hereto, as the case may be, the parties hereto intend that there shall be continuity of employment with respect to all the Transferred Employees (as defined below). The Transferee shall offer (or, in the case of Partners, shall cause Group W to offer) employment as a successor employer immediately after the Closing to (i) if NBC Sub is the Transferee, the CBS Affected Employees, and (ii) if Partners is the Transferee, the NBC Affected Employees, including in each case those on vacation (but not including those employees who are on leave of absence, disability or layoff), who were employed by the Transferred Station immediately prior to the Closing (the "Transferred Employees"), on terms that are substantially similar in the aggregate (including salary, continuity of service, job responsibility and location) to those provided to such employees immediately prior to the Closing. Any NBC Affected Employee or CBS Affected Employee (i) on leave of absence or disability who returns to active employment within one year (or eighteen months in the case of individuals who are disabled due to an injury or illness for which workers compensation benefits are payable) after the Closing shall be offered employment by the Transferee (or, in the case of Partners, by Group W) on such date and shall thereupon become a Transferred Employee; or (ii) on layoff shall retain any rights of recall against the Transferee (or, in the case of Partners, against Group W), and, in the event of such recall, shall become a Transferred Employee on such date.
Nothing in this subsection 9.1 shall interfere with or curtail the ability of the Transferee (or, in the case of Partners, of Group W) to make employment decisions with respect to the Transferred Employees subsequent to the Closing. The Transferee (or, in the case of Partners, Group W) shall assume as part of the Assumed Obligations all post-Closing obligations arising under the Transferor's union contracts.

    9.2 Pension Plans. (a) No assets or liabilities with respect to any Transferred Employees shall be transferred as a result of this Agreement from either The GE Pension Plan, as

amended June 27, 1994 (the "GE Pension Plan"), or The CBS Pension Plan (collectively, the "Pension Plans") to any plan or arrangement established by the Transferee or any other employer for the benefit of any such Transferred Employees. Benefits payable to any Transferred Employees under any Pension Plan (including, for the purposes of this subsection 9.2, any related supplemental nonqualified plan maintained for the benefit of any Transferred Employee whose benefits under the Transferor's plans would otherwise have been limited under the Code (a "SERP")) through the Closing shall be payable to such Transferred Employees pursuant to the terms of, and at the time and in the amounts provided under, such Pension Plan based upon such Transferred Employees' years of service with, and compensation received from, the Transferor through the Closing (including periods of employment with any other employer which is taken into account under such Pension Plan). All Transferred Employees who are not fully vested as of the Closing in benefits accrued as of such date under any Pension Plan (other than a SERP) shall become fully vested in such accrued benefits. All Transferred Employees who are not fully vested as of the Closing Date in benefits accrued as of such date under any applicable Transferor SERP shall be granted service credit for service with the Transferee (or, in the case of Partners, Group W) for the purpose of vesting in such Transferor SERP.

    (b) As soon as practicable after the Closing, except as otherwise provided in subsection 9.6, the Transferee shall cause the Transferred Employees to be enrolled in The Westinghouse Pension Plan or The GE Pension Plan (and any available SERP), as the case may be, pursuant to the provisions of the applicable plan of the Transferee (or, in the case of Partners, Group W). Subject to any necessary approvals of both of the applicable pension boards, all such employees shall be granted service credit under each such plan of the Transferee (or, in the case of Partners, Group W) for purposes of eligibility and vesting, but not for accrual purposes, for creditable service performed prior to Closing.

    (c) Subject to any necessary approvals of both of the applicable pension boards, for the purpose of determining eligibility for early retirement, Transferred Employees shall be granted credit for service with the Transferor under each of the Transferee's (or, in the case of Partners, Group W's) plans providing benefits to early retirees. Transferred Employees shall be entitled to only those early retirement benefits provided by each party as Transferee, and each party as

Transferee shall be solely responsible for the payment of all such benefits.

    9.3 Defined Contribution Plans. (a) On or before the Closing, the Transferor shall cause each Transferred Employee who is a participant in The CBS Employee Investment Fund or The GE Savings and Security Program, as amended June 27, 1994 (the "GE Savings and Security Program"; and together with The CBS Employee Investment Fund, the "Defined Contribution Plans"), as the case may be, to become fully vested, to the extent not already vested, as of the Closing in his or her account balance under each such plan. Any loan outstanding as of the Closing Date to a Transferred Employee secured by such employee's account in a Transferor Defined Contribution Plan shall continue to be payable by the Transferred Employee in accordance with the terms of the loan after the Closing Date. As soon as practicable following the Closing Date, each party as Transferee (or, in the case of Partners, Group W) shall provide a system of payroll deductions whereby such Transferred Employee can continue to repay outstanding amounts owed to the Transferor in a manner substantially similar to that previously utilized by the Transferee or, at the Transferee's (or, in the case of Partners, Group W's) option, substantially similar to that utilized by the Transferor prior to the Closing Date. Promptly following each payroll period of the Transferee (or, in the case of Partners, Group W), each party as Transferee shall pay to each party as Transferor the total amount of such payroll deductions from all Transferred Employees so situated (net of any amount owed to such party as Transferor under this subsection), to be credited against the outstanding balance of such Transferred Employees' loans from the Transferor plan.

    (b) As soon as practicable after the Closing, the Transferee shall cause the Transferred Employees to be enrolled in The Westinghouse Savings Program or The GE Savings and Security Program, as the case may be, pursuant to the provisions of each respective plan of the Transferee (or, in the case of Partners, Group W). Subject to any necessary approvals of both of the applicable pension boards, all such employees shall be granted service credit under each such plan for purposes of eligibility and vesting for creditable service performed prior to Closing.

    9.4 Post-Retirement Medical Benefits and Life Coverage. Each Transferor shall retain its respective obligations and liabilities for post-retirement medical benefits and life coverage in respect of any employee who retires prior to

or on the Closing. Unless otherwise provided pursuant to the applicable Transferor plan, any Transferred Employee who retires after the close of business on the Closing Date shall be entitled to only such post-retirement medical benefits and life coverage as are provided by the Transferee (or, in the case of Partners, Group W).

    9.5 Welfare Benefits - Claims Incurred; Pre-Existing Conditions. (a) At the close of business on the Closing Date, all Transferred Employees shall cease participation in all the Transferor's benefit plans, except with respect to benefits accrued as of, or claims incurred prior to, the Closing Date, and excepting, however, participation with respect to the Transferor's plans which, by their terms, permit continuing eligibility based on termination for transfer to a successor employer. The Transferor shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such employees or their covered dependents under the CBS Plans or the NBC Plans, as the case may be, on or prior to the Closing. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents after the Closing shall be the responsibility of the Transferee to the extent provided in the applicable plan of the Transferee (or, in the case of Partners, of Group W). For purposes of this subsection, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the participant first enters the hospital. For the balance of the calendar year in which the Closing occurs, the Transferee (or, in the case of Partners, Group W) shall maintain the same holiday and vacation schedules (and eligibility requirements therefor) as were in effect for the Transferor immediately prior to the Closing.

    (b) With respect to any welfare benefit plans (within the meaning of section 3(1) of ERISA) maintained by the Transferee (or, in the case of Partners, by Group W) for the benefit of any Transferred Employees on or after the Closing, each party shall
(i) cause to be waived any pre-existing condition limitations,
(ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Transferor prior to the Closing and (iii) permit those Transferred Employees who are eligible as of the Closing Date to

participate in the Transferor's applicable welfare plan(s) to participate immediately in the applicable welfare plan(s) of the Transferee (or, in the case of Partners, Group W) and permit those Transferred Employees not so eligible to participate in the applicable welfare plan(s) of the Transferee (or, in the case of Partners, Group W) at such time as provided under the plans of the Transferee (or, in the case of Partners, Group W), granting credit for eligibility purposes for service with the Transferor.

    (c) The Transferee (or, in the case of Partners, Group W) shall recognize under its welfare plans and vacation policies the service credited to the Transferred Employees as of the Closing to the extent recognized under the Transferor's plans or continuity of service rules (or, with respect to any benefit under the applicable welfare plans of the Transferee (or, in the case of Partners, of Group W) as to which there is no comparable benefit under the applicable welfare plans of the Transferor, to the extent such service would have been recognized under the plans of the Transferee (or, in the case of Partners, of Group
W)) as if such service had been rendered to the Transferee (or, in the case of Partners, Group W) for purposes of any waiting period, eligibility conditions and benefits; provided, however, that with respect to post-retirement medical benefits and life coverage, such credited service shall be recognized solely in the discretion of the Transferee (or, in the case of Partners, Group
W).

    9.6 Multiemployer Plans. (a) With respect to each Multiemployer Plan, each party as Transferor agrees (i) that if each other party as Transferee (or, in the case of Partners, Group W) withdraws in a complete withdrawal, or a partial withdrawal with respect to operations, from a Multiemployer Plan during the five plan years immediately following the Closing Date and fails to make any withdrawal liability payment when due, such Transferor shall be secondarily liable for any withdrawal liability it would have had with respect to the operations of such Plan (but for the application of this subsection 9.6 and Section 4204 of ERISA and the regulations thereunder), and (ii) that if all, or substantially all, of the Transferor's assets are distributed or if the Transferor is liquidated during the five plan years immediately following the Closing Date, or if a portion of the Transferor's assets are distributed during such period such that the posting of a bond is required under Section 4204(a)(3)(A) of ERISA and the regulations thereunder, then each party as Transferor shall provide such bond as is required under
Section 4204(a)(3)(A) of ERISA and the regulations thereunder.

    (b)  With respect to each Multiemployer Plan, each

party as Transferee (or, in the case of Partners, Group W) agrees
(i) that it shall post such bond or place such amount in escrow as is required under Section 4204(a)(1)(B) of ERISA and the regulations thereunder, and (ii) that it shall not (A) withdraw from any such Multiemployer Plan before the last day of the fifth plan year immediately following the Closing Date, or (B) fail to make any withdrawal liability payment when due, provided that if any party as Transferee (or, in the case of Partners, Group W) does violate either (A) or (B), it shall indemnify and hold harmless such other party as Transferor against any amount of withdrawal liability imposed on it as a result of such violation.

 10.     Conditions Precedent to Closing.

    10.1  Conditions Precedent to the Obligations of All
Parties.  The obligations of Partners, on the one hand, and NBC
Sub, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

    (a) there shall not be in effect any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or any other agreements contemplated hereby; and

    (b) any filings required to be made under the HSR Act shall have been made, and all applicable waiting periods thereunder with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

    10.2  Conditions Precedent to the Obligations of Partners.
The obligations of Partners to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Partners):

    (a) all representations and warranties of NBC Sub under this Agreement (including the Schedules hereto as updated pursuant to subsection 8.16) and of NBC under the NBC
 Guarantee shall be true and correct in all material


 respects (provided, however, that, notwithstanding the foregoing, any such representation and warranty that is qualified as to materiality shall be true and correct in all respects) at and as of the time of the Closing with the same effect as though those representations and warranties had been made again at and as of that time;

    (b) NBC Sub shall have performed and complied with each obligation, covenant and condition required by this Agreement to be performed or complied with by it prior to or at the Closing, with such exceptions as could not reasonably be expected to result in any Section 6 Material Adverse Effect;

    (c) the FCC shall have given all requisite approvals and consents (without any condition or qualification materially adverse to Partners or the operations, business, results of operations or financial or other condition of any Station to be owned by Partners following the Closing) to the assignment of any FCC Licenses with respect to any Station to Partners or NBC Sub and the receipt of control of any Station by Partners or NBC Sub as provided in this Agreement and such approvals shall have become a Final Order (as defined below);

    (d) Partners shall have been furnished with the instruments of conveyance and transfer referred to in subsection 2.1, in form and substance reasonably satisfactory to Partners;

    (e) NBC Sub shall have transferred $30,000,000 by wire transfer of immediately available funds (i) to the Qualified Escrow Account or Qualified Intermediary contemplated by subsection 5.3(a) hereof or (ii) if all arrangements with respect to such Qualified Escrow Account or Qualified Intermediary have not been finalized within 15 days of the date that all other conditions to the Closing hereunder have been fulfilled or satisfied, to Partners;

    (f) Partners shall have received from each of (i) counsel to NBC Sub and NBC and (ii) FCC counsel to NBC Sub and NBC, an opinion, dated the Closing Date, substantially in the form attached as Exhibits D-1 and D-2 hereto, respectively;

    (g) Partners shall have been furnished with a certificate of an officer of each of NBC and NBC Sub, dated

 the Closing Date, in form and substance reasonably satisfactory to Partners, certifying to the fulfillment of the conditions set forth in subsections 10.2(a) and (b);

    (h) Partners shall have been furnished with a certificate of a Secretary or Assistant Secretary of each of NBC and NBC Sub, dated the Closing Date, in form and substance reasonably satisfactory to Partners, certifying as to the attached copy of the resolutions of the Board of Directors (or a duly authorized committee thereof) of each of NBC and NBC Sub authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement and any other agreements contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and

    (i) the closing of the acquisition by Partners shall have occurred under the Purchase Agreement dated as of the date hereof between Partners and NBC Subsidiary (KUTV-TV), Inc. relating to television station KUTV-TV in Salt Lake City, Utah.

    For the purposes of this agreement, "Final Order" shall mean action by the FCC which (a) has not been vacated, reversed, stayed, set aside, annulled or suspended, and (b) with respect to which no appeal, request for stay, or petition for rehearing, reconsideration or review by any party or by the FCC on its motion, is pending, and (c) as to which the time for filing any such appeal, request, petition, or similar document for the reconsideration or review by the FCC on its own motion under the express provisions of the Communications Act of 1934 and the rules and regulations of the FCC, has expired (or if any such appeal, request, petition or similar document has been filed, an FCC order has been upheld in a proceeding pursuant thereto and no additional review or reconsideration may be sought).

    10.3  Conditions Precedent to the Obligations of NBC Sub.
The obligations of NBC Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by NBC Sub):

    (a) all representations and warranties of Partners under this Agreement (including the Schedules hereto as updated pursuant to subsection 8.16) and of CBS under the

 CBS Guarantee shall be true and correct in all material respects (provided, however, that, notwithstanding the foregoing, any such representation and warranty that is qualified as to materiality shall be true and correct in all respects) at and as of the time of the Closing with the same effect as though those representations and warranties had been made again at and as of that time;

    (b) Partners shall have performed and complied with each obligation, covenant and condition required by this Agreement to be performed or complied with by it prior to or at the Closing, with such exceptions as could not reasonably be expected to result in any Section 7 Material Adverse Effect;

    (c) the FCC shall have given all requisite approvals and consents (without any condition or qualification materially adverse to NBC Sub or the operations, business, results of operations or financial or other condition of any Station to be owned by NBC Sub following the Closing) to the assignment of any FCC Licenses with respect to any Station to NBC Sub or Partners and the receipt of control of any Station by NBC Sub or Partners as provided in this Agreement and such approvals shall have become a Final Order;

    (d) NBC Sub shall have been furnished with the instruments of conveyance and transfer referred to in subsection 2.2, in form and substance reasonably satisfactory to NBC Sub;

    (e) NBC Sub shall have received from each of (i) counsel to Partners and CBS and (ii) FCC counsel to Partners and CBS, an opinion, dated the Closing Date, substantially in the form attached as Exhibit E-1 and E-2 hereto, respectively;

    (f) NBC Sub shall have been furnished with a certificate of an officer of each of (i) the Managing General Partner of Partners and (ii) CBS, dated the Closing Date, in form and substance reasonably satisfactory to NBC Sub, certifying to the fulfillment of the conditions set forth in subsections 10.3(a) and (b); and

    (g) NBC Sub shall have been furnished with a certificate of a Secretary or Assistant Secretary (or other appropriate officer) of each of (i) the Managing General Partner of Partners and (ii) CBS, dated the Closing Date, in

 form and substance reasonably satisfactory to NBC Sub, certifying as to the attached copy of the resolutions of the Managing General Partner of Partners and the Board of Directors (or a duly authorized committee thereof) of CBS authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement and any other agreements contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

 11.     Survival of Representations and Warranties;
Indemnification.

    11.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect; provided that the Transferor shall only be liable to the Transferee and its affiliates pursuant to subsection 11.2(ii) below, and the Transferee shall only be liable to the Transferor and its affiliates pursuant to subsection 11.3(ii) below, to the extent that written notice of the claim is delivered within the periods set forth in subsection 11.4(a)(1) below.

    11.2 Indemnification by Transferor. The Transferor agrees to indemnify and hold the Transferee and its affiliates, and their respective officers, directors, employees and representatives, harmless against and in respect of all Losses incurred or suffered by the Transferee and its affiliates, and their respective officers, directors, employees and representatives, in connection with, arising out of, or as a result of each and all of the following: (i) all obligations and liabilities of the Transferor or its affiliates or related to the Transferred Assets, whether accrued, absolute, fixed, contingent or otherwise, other than the Assumed Obligations, as described in
Section 4; (ii) subject to subsection 11.4(a), any breach by the Transferor or its affiliates of its representations and warranties contained herein or in the certificate delivered by the Transferor pursuant to subsection 10.2(g) or 10.3(f), as the case may be, (which, for this purpose, shall be determined without giving effect to any "materiality" or "material adverse effect" limitation set forth therein), (iii) any nonperformance or breach by the Transferor or its affiliates of any covenant or other obligation (other than a representation or warranty made by the Transferor in Section 6 or 7, as the case may be) to be performed by the Transferor or its affiliates under this Agreement; (iv) sales, use, income and other Taxes arising at any

time out of the operations of the Transferred Station or any of the Transferred Assets prior to the Closing Date (excluding any Taxes described in subsection 8.8); and (v) the termination of any programming agreement as a result of the transactions contemplated by this Agreement, as described in the second-to-last sentence of subsection 8.7. Notwithstanding anything to the contrary contained herein or in the Assumption Agreements, the indemnification obligations of the Transferor in favor of the Transferee set forth in clauses (i), (iii), (iv) and
(v) above shall be absolute and unconditional, and shall be enforceable without regard to the existence or accuracy of any representations or warranties given by the Transferor or the Transferee.

    11.3 Indemnification by Transferee. The Transferee agrees to indemnify and hold the Transferor and its affiliates harmless against and in respect of all Losses incurred or suffered by the Transferor and its affiliates in connection with, arising out of, or as a result of each and all of the following:
(i) the Assumed Obligations; (ii) subject to subsection 11.4(a), any breach by the Transferee or its affiliates of its representations and warranties contained herein (which, for this purpose, shall be determined without giving effect to any "materiality" or "material adverse effect" limitation set forth therein) and; (iii) any nonperformance or breach by the Transferee or its affiliates of any covenant or other obligation (other than a representation or warranty made by the Transferee in Section 6 or 7, as the case may be) to be performed by the Transferee or its affiliates under this Agreement. Notwithstanding anything to the contrary contained herein or in the Assumption Agreements, the indemnification obligation of the Transferee in favor of the Transferor set forth in clauses (i) and (iii) above shall be absolute and unconditional, and shall be enforceable without regard to the existence or accuracy of any representations or warranties given by the Transferor or the Transferee.

    11.4  General Indemnification Provisions. (a)
Notwithstanding the provisions of subsection 11.2 and 11.3, the indemnified party shall not be entitled to indemnification for Losses solely with respect to claims pursuant to subsection
11.2(ii) or 11.3(ii), as the case may be:

 (1) unless the indemnified party shall have given written notice to the indemnifying party, setting forth its claim for indemnification in reasonable detail: (x) on or before the date which is two years after the

         Closing Date for Losses arising out of the matters referred to in Section 6 (other than subsection 6.18 or 6.21) or Section 7 (other than subsection 7.18 or 7.21) of this Agreement, as the case may be; (y) on or before the date which is five years after the Closing Date for Losses arising out of the matters referred to in subsection 6.18 or subsection 7.18 of this Agreement, as the case may be; or (z) with respect to Losses arising out of the matters referred to in subsection 6.21 or 7.21, as the case may be, on or before the date which is 30 days following expiration of the applicable statute of limitations with respect to the Taxes as to which any such claim relates;

 (2) unless the aggregate Loss arising out of any single breach or series of related breaches shall be at least equal to $2,000; provided that if the aggregate sum of each Loss which arises out of a single breach or series of related breaches that individually is less than $2,000 shall be at least equal to $100,000, then, subject to satisfaction of the basket in clause
         (3) below, the indemnified party shall be entitled to indemnification under such subsection 11.2(ii) or 11.3(ii) for all such Losses in excess of $100,000; and

 (3) unless and until the aggregate amount of all Losses arising therefrom exceeds $300,000, whereupon the indemnified party shall be entitled to indemnification under such subsection 11.2(ii) or 11.3(ii) only for the aggregate amount of such Losses in excess of $300,000; provided that for purposes of determining the aggregate amount of all Losses for this clause (3), only such Losses referred to in the proviso to clause (2) above that are in excess of $100,000 shall count toward the $300,000 minimum set forth in this clause (3).

    (b) Promptly after (i) receipt by an indemnified party under this Section 11 of notice of any claim or the commencement of any action or (ii) the intervention as of right by an indemnified party under this Section 11 into any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of or intervention as of right into that action,

provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party under this Section 11, except if such notification with respect to any claim to be made pursuant to subsection 11.2(ii) or 11.3(ii) is given after the applicable time period specified in subsection 11.4(a)(1) has lapsed. If any such claim shall be brought against an indemnified party or if an indemnified party shall intervene as of right in any such action, and such indemnified party shall notify the indemnifying party thereof, and if the indemnifying party shall agree in writing to indemnify promptly the indemnified party for the full amount of any Loss sustained, suffered or incurred by the indemnified party by reason of such claim or action, then the indemnifying party shall be entitled to participate therein, and to assume the defense thereof with counsel satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, that if the indemnified party has elected to be represented by separate counsel pursuant to the proviso to the second following sentence, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party does not agree to indemnify promptly the full amount of any such Loss as provided in the immediately preceding sentence, then the indemnifying party shall nevertheless have the right to participate in the defense of any such claim or action, but such defense and any settlement or compromise thereof shall at all times be under the sole direction and control of the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnified party. The Transferee and the Transferor each agree to render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding.

    (c) The amount of any Loss for which indemnification is provided under any of subsections 5.3, 11.2 or 11.3 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Loss (collectively,

a "Net Loss") and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Net Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Net Loss. Any indemnification payment hereunder shall initially be made without regard to this subsection and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Net Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes and payments between the parties to this Agreement to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the value of the asset upon which its underlying claim was based, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the value or the asset for United States federal income tax purposes.

 12.     Termination.

    12.1 Termination. Except with respect to provisions that expressly survive termination, this Agreement may be terminated:

    (a)  by written agreement of all of the parties hereto;

    (b) by Partners, by written notice to NBC Sub, delivered not less than 30 days after receipt by NBC Sub of an earlier written notice from Partners that there have been breaches or defaults of NBC Sub's covenants and agreements hereunder which individually or in the aggregate could reasonably be expected to result in a Section 6 Material Adverse Effect,
 provided such breaches and defaults have not been cured to the reasonable satisfaction of Partners since such earlier notice;

    (c) by NBC Sub, by written notice to Partners, delivered not less than 30 days after receipt by Partners of an earlier written notice from NBC Sub that there have been breaches or defaults of Partners' covenants and agreements hereunder which individually or in the aggregate could reasonably be expected to result in a Section 7 Material Adverse Effect, provided such breaches and defaults have not been cured to the reasonable satisfaction of NBC Sub since such earlier notice; or

    (d) by NBC Sub or Partners, if the Closing has not taken place by November 21, 1996;

provided, however, that the party seeking termination pursuant to clauses (b) through (d) above (A) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement and (B) has not caused such condition to have become incapable of fulfillment through its own actions (or failures to act) that directly result in a breach of a representation, warranty or covenant by the other party contained herein.

    12.2 Liability. The termination of this Agreement under subsection 12.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

 13.     Miscellaneous.

    13.1 Notices. Any notice or other communication under this Agreement shall be in writing (including by telecopy or like transmission) and shall be considered given when delivered personally, when mailed by registered mail (return receipt requested) or when telecopied (with confirmation of transmission having been received) to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

         if to NBC Sub, to it at:

         c/o National Broadcasting Company, Inc.
         30 Rockefeller Plaza, Suite 5224
         New York, New York  10112
         Attention:  Warren C. Jenson
         Telecopy No.:  (212) 246-5430

         with copies to:

         National Broadcasting Company, Inc.
         30 Rockefeller Plaza, Suite 1022
         New York, New York  10112
         Attention:  Stephen F. Stander, Esq.
         Telecopy No.:  (212) 664-6572; and

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Attention:  Charles I. Cogut, Esq.
         Telecopy No.:  (212) 455-2502

         if to Partners, to it at:

         c/o CBS Inc.
         51 West 52nd Street
         New York, New York  10019
         Attention:  Peter W. Keegan
         Telecopy No.:  (212) 975-6488

         with copies to:

               CBS Inc.
               51 West 52nd Street
               New York, New York  10019
               Attention:  Ellen O. Kaden, Esq.
               Telecopy No. (212) 975-7292; and

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019
               Attention:  Robert A. Kindler, Esq.
               Telecopy No.:  (212) 474-3700.

    13.2  Entire Agreement; No Third Party Beneficiaries.
This Agreement, including the Schedules hereto, the Exhibits hereto and the letter dated the date hereof between the parties hereto, (a) constitutes the entire agreement between the parties with respect to its subject matter and supersedes any previous agreement among them relating to the subject matter hereof (other than the Confidentiality Letter Agreement dated August 30, 1994 between NBC and Partners and accepted and agreed to by CBS which shall not be superseded hereby) and (b) is not intended to confer upon any person, including any employee, other than the parties hereto, NBC, CBS and their respective successors and assigns, any rights or remedies hereunder.
    13.3 Headings; Interpretation. (a) The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

    (b) When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term, and references to a person are also to its permitted successors and assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

    13.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    13.5 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by a party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or in any documents delivered or to be delivered pursuant

to this Agreement or in connection with the Closing hereunder.
The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    13.6 Separability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in full force and effect.

    13.7 Assignment. Neither party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party to this Agreement. Any purported assignment in violation of this subsection shall be void. Notwithstanding anything to the contrary in this Agreement, but subject to the provisions of subsection 5.3, Partners shall be permitted to assign its rights to a Qualified Intermediary in accordance with subsection 5.3(b) without the consent of the other party. Subject to the two immediately preceding sentences of this subsection 13.7, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

    13.8 Publicity. Promptly upon the execution of this Agreement, the parties shall issue a joint press release with respect to the transactions contemplated by this Agreement. So long as this Agreement is in effect, neither party nor any of their affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    13.9 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with subsection 13.1) or any other manner permitted by law. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

    13.10 Specific Performance. Each of the parties to this Agreement acknowledge that all the NBC Assets and the CBS Assets (including the Stations) are of a special, unique and extraordinary character, and that any breach of this Agreement by any party hereto could not be compensated for by damages. Accordingly, if any of the parties breaches its obligations under this Agreement, the other parties hereto shall be entitled, in addition to any other remedies that they may have, subject to obtaining approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring that the breaching party fulfill its obligations under this Agreement.

    13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                              NBC STATIONS MANAGEMENT, INC.


                              By:    /s/  Warren C. Jenson
                                       Title:   Treasurer


                              STATION PARTNERS

                              By:  STATION HOLDINGS B INC.,
                                       General Partner


                              By:    /s/  Peter W. Keegan
                                       Title:   President










                                                             CONFORMED COPY




                           PURCHASE AGREEMENT


                                 between


                     NBC SUBSIDIARY (KUTV-TV), INC.


                                   and


                            STATION PARTNERS



                      Dated as of November 21, 1994

















CMC-8686
                             TABLE OF CONTENTS


                                                                       PAGE

1.  Purchase of KUTV Partnership Interests and Stock . . . . . . . . . .  2

    1.1   Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.2   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.3   Payment of Purchase Price. . . . . . . . . . . . . . . . . . .  3

2.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

3.  Representations and Warranties by NBC Sub. . . . . . . . . . . . . .  4

    3.1   Organization and Good Standing . . . . . . . . . . . . . . . .  4
    3.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    3.3   No Conflict or Breach. . . . . . . . . . . . . . . . . . . . .  5
    3.4   The Purchased Entities' Organization . . . . . . . . . . . . .  5
    3.5   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . .  6
    3.6   Capitalization . . . . . . . . . . . . . . . . . . . . . . . .  7
    3.7   Ownership of KUTV Partnership Interests
           and KUTV Shares . . . . . . . . . . . . . . . . . . . . . . .  7
    3.8   Title to Assets. . . . . . . . . . . . . . . . . . . . . . . .  7
    3.9   FCC Licenses . . . . . . . . . . . . . . . . . . . . . . . . .  8
    3.10  Call Letters . . . . . . . . . . . . . . . . . . . . . . . . .  8
    3.11  Operation of Station KUTV. . . . . . . . . . . . . . . . . . .  9
    3.12  Financial Statements; Undisclosed Liabilities. . . . . . . . .  9
    3.13  Absence of Certain Changes . . . . . . . . . . . . . . . . . .  9
    3.14  Tangible Property. . . . . . . . . . . . . . . . . . . . . . . 10
    3.15  Intangible Assets. . . . . . . . . . . . . . . . . . . . . . . 10
    3.16  Litigation; Compliance with Laws . . . . . . . . . . . . . . . 11
    3.17  List of Agreements, etc. . . . . . . . . . . . . . . . . . . . 11
    3.18  Agreements Regarding Employees . . . . . . . . . . . . . . . . 12
    3.19  Status of Agreements . . . . . . . . . . . . . . . . . . . . . 12
    3.20  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . 12
    3.21  Environmental Matters. . . . . . . . . . . . . . . . . . . . . 13
    3.22  Reports; Books and Records . . . . . . . . . . . . . . . . . . 15
    3.23  Real Property. . . . . . . . . . . . . . . . . . . . . . . . . 15
    3.24  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.25  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.26  Transactions with Affiliates . . . . . . . . . . . . . . . . . 18
    3.27  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . 18
    3.28  Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . 19
    3.29  Remaining KUTV Interests; Drag-Along Rights. . . . . . . . . . 19

4.  Representations and Warranties by Partners . . . . . . . . . . . . . 19

    4.1   Organization and Good Standing . . . . . . . . . . . . . . . . 20
    4.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 20


                                    (i)
    4.3   No Conflict or Breach. . . . . . . . . . . . . . . . . . . . . 20
    4.4   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    4.5   Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . 21

5.  Further Agreements of the Parties. . . . . . . . . . . . . . . . . . 21

    5.1   Filings with the FCC . . . . . . . . . . . . . . . . . . . . . 21
    5.2   Hart-Scott-Rodino Act. . . . . . . . . . . . . . . . . . . . . 22
    5.3   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    5.4   Actions under the KUTV Purchase Agreement. . . . . . . . . . . 22
    5.5   Pre-Closing Covenants. . . . . . . . . . . . . . . . . . . . . 23
    5.6   Further Assurances . . . . . . . . . . . . . . . . . . . . . . 25
    5.7   Access to Information. . . . . . . . . . . . . . . . . . . . . 26
    5.8   Consents; Assignment of Agreements . . . . . . . . . . . . . . 26
    5.9   No Disclosures or Solicitation . . . . . . . . . . . . . . . . 26
    5.10  NBC Affiliation Agreement. . . . . . . . . . . . . . . . . . . 27
    5.11  Other Action . . . . . . . . . . . . . . . . . . . . . . . . . 27
    5.12  No Control . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    5.13  Amendment of KUTV Partnership Agreement;
           Exercise of Drag-Along Rights . . . . . . . . . . . . . . . . 27
    5.14  Property, Plant and Equipment. . . . . . . . . . . . . . . . . 28
    5.15  Updated Schedules. . . . . . . . . . . . . . . . . . . . . . . 28

6.  Conditions Precedent to Closing. . . . . . . . . . . . . . . . . . . 28

    6.1   Conditions Precedent to the Obligations
           of All Parties. . . . . . . . . . . . . . . . . . . . . . . . 28
    6.2   Conditions Precedent to the Obligations
           of Partners . . . . . . . . . . . . . . . . . . . . . . . . . 28
    6.3   Conditions Precedent to the Obligations
           of NBC Sub. . . . . . . . . . . . . . . . . . . . . . . . . . 30

7.  Survival of Representations and Warranties;
    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 31

    7.1   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.2   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 32
    7.3   General Indemnification Provisions . . . . . . . . . . . . . . 34

8.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

    8.1   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 37
    8.2   Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . 37

9.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

    9.1   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    9.2   Entire Agreement; No Third Party Beneficiaries . . . . . . . . 39
    9.3   Headings; Interpretation . . . . . . . . . . . . . . . . . . . 39
    9.4   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 39
    9.5   Amendment; Waiver. . . . . . . . . . . . . . . . . . . . . . . 40

                                   (ii)
    9.6   Separability . . . . . . . . . . . . . . . . . . . . . . . . . 40
    9.7   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 40
    9.8   Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
    9.9   Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . 40
    9.10  Specific Performance . . . . . . . . . . . . . . . . . . . . . 41
    9.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 41


SCHEDULES

3.3(c)     NBC Conflicts
3.4(b)     Ownership of Purchased Entities
3.5(a)     KUTV Conflicts
3.5(b)     NBC Consents and Approvals
3.17         KUTV Agreements
3.18         Agreements Regarding Employees
3.21         Environmental Matters
3.25(d)    Tax Returns Filed
4.3(c)     CBS Conflicts
4.4        CBS Consents and Approvals
5.5(a)(iv) Permitted Liens
5.5(a)(v)  Pre-Closing Transactions


EXHIBITS

A-1        Form of NBC Guarantee
A-2        Form of CBS Guarantee
B          Amendments to KUTV Partnership Agreement
C-1        Form of Opinion of Counsel to NBC Sub and NBC
C-2        Form of Opinion of FCC Counsel to NBC Sub and NBC
D          Form of Opinion of Counsel to Partners and CBS


















                                   (iii)




                            PURCHASE AGREEMENT


         PURCHASE AGREEMENT, dated as of November 21, 1994 (this
"Agreement"), between NBC SUBSIDIARY (KUTV-TV), INC., a Delaware corporation ("NBC Sub"), and STATION PARTNERS, a Delaware general partnership ("Partners").


                           W I T N E S S E T H :

         WHEREAS, National Broadcasting Company, Inc., a Delaware corporation ("NBC"), owns all the issued and outstanding stock of NBC Sub, and CBS Inc., a New York corporation ("CBS"), owns all the issued and outstanding voting stock of the managing general partner of Partners and indirectly owns in excess of 99% of the aggregate partnership interests in Partners;

         WHEREAS, immediately following the closing under the Asset Exchange Agreement dated as of the date hereof between NBC
Stations Management, Inc. and Partners (the "Asset Exchange Agreement"), Westinghouse Broadcasting Company, Inc., an Indiana corporation, or one of its wholly-owned affiliates (collectively, "Group W"), will acquire a controlling interest in the voting stock of the managing general partner of Partners and indirect ownership of approximately 50% of the aggregate partnership interests in Partners;

         WHEREAS, NBC Sub has the right pursuant to the KUTV Purchase Agreement (as defined below) to acquire, on the closing date referred to therein (the "KUTV Closing Date"), an aggregate of 88% of the partnership interests (constituting 100% of the general partnership interests) in KUTV, L.P., a Delaware limited partnership (the "Partnership") which owns and operates television station KUTV, Salt Lake City, Utah ("Station KUTV"), directly from the holders thereof and indirectly through the acquisition of all the outstanding shares of capital stock of VS&A-KUTV, Inc., a Delaware corporation ("VS&A-KUTV");

         WHEREAS, NBC Sub desires to sell, and Partners desires to purchase, all the partnership interests in the Partnership and all the shares of capital stock of VS&A-KUTV to be purchased by NBC Sub pursuant to the KUTV Purchase Agreement, subject to the terms and conditions set forth therein; and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, each of NBC and CBS is executing a guarantee (the "NBC Guarantee" and the "CBS Guarantee", respectively), in the form of Exhibit A-1 or A-2 attached hereto, as the case may be, in favor of Partners and NBC Sub, respectively, pursuant to which NBC and CBS agree to guarantee the performance by NBC Sub

and Partners, respectively, of their respective obligations under this Agreement;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

     1.  Purchase of KUTV Partnership Interests and Stock.

          1.1 Purchase. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing (as defined in Section
2), NBC Sub shall sell, convey, assign, transfer and deliver to Partners, and Partners shall purchase and acquire from NBC Sub:

    (a) all the partnership interests in the Partnership to be purchased by NBC Sub (the "KUTV Partnership Interests") pursuant to the Purchase Agreement, dated August 12, 1994 (the "KUTV Purchase Agreement"; capitalized terms used herein which are not otherwise defined are used as defined therein), among VS&A Communications Partners, L.P., a Delaware limited partnership (the "Agent"), VS&A-Hughes, Inc., a Delaware corporation, Smith Barney Investors, L.P., Primerica Life Insurance Company, Paul Hughes, and The Travelers Indemnity Company (collectively referred to as the "KUTV Sellers"); VS&A-Hughes, L.P., a Delaware limited partnership ("Hughes, L.P."); KUTV, Inc., a Nevada corporation; and NBC Sub, subject to the terms and conditions set forth therein; and

    (b) all the shares of capital stock of VS&A-KUTV to be purchased by NBC Sub (the "KUTV Shares"; and together with the KUTV Partnership Interests, the "KUTV
         Interests") pursuant to the KUTV Purchase Agreement, subject to the terms and conditions set forth therein.

         1.2 Purchase Price. The aggregate purchase price for all the KUTV Interests shall be equal to the sum of:

         (i) the aggregate purchase price to be paid by NBC Sub for such KUTV Interests as provided in Section 2 of the KUTV Purchase Agreement (after giving effect to all adjustments thereto provided for in Section 3 thereof made as of the Closing Date);

        (ii) any amounts paid by NBC Sub in discharge of the indebtedness for borrowed money under the Credit
             Agreement dated as of March 18, 1994 (the "Bank of

             Montreal Credit Agreement") among Hughes
             Broadcasting Partners, the Partnership and KUTV Real Estate Company, L.L.C. (as Borrowers) and Bank of Montreal (as Agent) and First Union National Bank of North Carolina (as Co-Agent), including principal, interest, fees, expenses and any prepayment penalty or indemnity referred to in item 1 of Schedule 2 to the KUTV Purchase Agreement, whether such amounts are paid directly to the lenders under the Bank of Montreal Credit Agreement or by way of additional equity contributions to the Partnership which are applied solely for such purpose as contemplated by Section 7.13 of the KUTV Purchase Agreement, it being understood that any amounts referred to in this clause (ii) shall be net of any additional debt of the Partnership which is put in place at the KUTV Closing the proceeds of which are paid or distributed to NBC Sub;

       (iii) the amount of any reduction as of the Closing Date in the principal amount of any other items referred to on schedule 2 to the KUTV Purchase Agreement and of the non-recourse debt maintained by the Partnership pursuant to Section 7.3(b) of the KUTV Partnership Agreement (the "Non-Recourse Debt") as compared to the respective principal amounts of such debt which were outstanding on the KUTV Closing Date occurring other than as a result of a voluntary prepayment; and

        (iv) the amount of any reduction as of the Closing Date in the amount of the KUTV Equity (as defined in the KUTV Purchase Agreement) which is made pursuant to subsection 5.5 of the KUTV Partnership Agreement and which is based upon an amount of Losses (as defined in the KUTV Purchase Agreement) which has been finally determined under the KUTV Purchase Agreement.

         1.3 Payment of Purchase Price. The purchase price for the KUTV Interests shall be paid at the Closing (as defined in Section 2 below) by Partners to NBC Sub (or to the designee or designees of NBC Sub), by wire transfer of federal reserve funds; provided that to the extent that (i) any payment is made by NBC Sub to the Agent pursuant to subsection 3.2(b) or 3.2(c) of the KUTV Purchase Agreement (including any interest thereon as provided in the second paragraph of subsection 3.2 thereof) following the Closing, then, within five days of Partners' receipt of written notice thereof from NBC Sub, Partners shall pay to NBC Sub (or its designees), by wire transfer or delivery of a bank or certified check in immediately available funds, an

amount equal to the amount paid by NBC Sub pursuant thereto, and
(ii) any payment is made to NBC Sub by the Agent pursuant to subsection 3.2(b) or 3.2(c) of the KUTV Purchase Agreement (including any interest thereon as provided in the second paragraph of subsection 3.2 thereof) following the Closing, then, within five days of receipt thereof, NBC Sub shall pay to Partners, by wire transfer or delivery of a bank or certified check in immediately available funds, an amount equal to the amount received by NBC Sub pursuant thereto; and provided further that if any amounts were withheld from a distribution or payment that would otherwise have been made to KUTV, Inc. based upon a Buyer Indemnified Party (as defined in the KUTV Purchase Agreement) having timely given a notice of a claim for Losses (as defined in the KUTV Purchase Agreement) the amount of which had not been finally determined as of the Closing, then, within five days after final determination of the amount of such Losses, Partners shall pay to NBC Sub (or its designees), by wire transfer or delivery of a bank or certified check in immediately available funds, an amount equal to any amounts so withheld that are in excess of 12% of such Losses as finally determined.

    2. Closing. The closing with respect to the transactions provided for in this Agreement, upon the terms and subject to the conditions set forth in this Agreement (the "Closing"), shall take place at the offices of Simpson Thacher & Bartlett located at 425 Lexington Avenue, New York, New York 10017-3954 at 10:00 a.m., New York City time, on the last business day of the calendar month in which the last of the conditions specified in subsections 6.1, 6.2 and 6.3 has been fulfilled (or waived), except that if the last business day is a holiday, the Closing shall take place on the first business day thereafter, or at such other time and place as shall be agreed upon by the parties hereto. The actual date of the Closing is herein called the "Closing Date". At the Closing, NBC Sub shall execute (or cause to be executed) and deliver the documents referred to in subsection 6.2 and Partners shall execute (or cause to be executed) and deliver the documents referred to in subsection 6.3.

     3.  Representations and Warranties by NBC Sub.

         NBC Sub represents and warrants to Partners as follows:

         3.1 Organization and Good Standing. NBC Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NBC Sub has all requisite corporate power and authority to enter into this Agreement and any other agreement contemplated hereby and to perform its obligations hereunder and thereunder.

         3.2  Authority.  The execution, delivery and

performance by it of this Agreement and any other agreements or documents executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and stockholder action. This Agreement has been, and each other agreement or document to be executed by it in connection herewith will be, duly executed and delivered by it and constitutes, or will constitute, a legal, valid and binding obligation of NBC Sub in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         3.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by it and the consummation by it of the transactions contemplated hereby and thereby do not and will not:

         (a) conflict with or constitute a violation of the certificate of incorporation or bylaws of NBC Sub;

         (b) conflict with or constitute a violation of (with or without the giving of notice or the lapse of time or both) any provision of any law, judgment, order, decree, rule or regulation of any legislative body, court, governmental or regulatory authority or arbitrator which is applicable to or relates to NBC Sub; or

         (c) with or without the giving of notice or the lapse of time or both, violate or conflict with, constitute a default under, result in a breach, acceleration or termination of any provision of, or, except as set forth on Schedule 3.3(c) hereto, require notice to or the consent of any third party under, any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, licensing agreement, note or other instrument or obligation to which NBC Sub is a party or by which NBC Sub is bound, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon NBC, NBC Sub or the ability of NBC Sub to perform its obligations under this Agreement or any other agreement contemplated hereby.

         3.4  The Purchased Entities' Organization.

         (a) The Partnership is a limited partnership duly organized, validly existing and in good standing under the law of Delaware. During the period commencing on the KUTV

    Closing Date and ending immediately prior to the Closing, the Amended and Restated Limited Partnership Agreement of the Partnership to be dated as of the KUTV Closing Date (the "KUTV Partnership Agreement") will be in effect without further amendment or modification from the form attached as exhibit 7.14 to the KUTV Purchase Agreement, except for any amendments or modifications permitted by subsection 5.4 hereof or set forth on Exhibit B hereto. The organizational structure of the other Purchased Entities (the "Subsidiaries") is set forth in schedule 5.4 to the KUTV Purchase Agreement.

         (b) Except as set forth on schedule 5.4(b) to the KUTV Purchase Agreement, the Purchased Entities identified on schedule 5.4 to the KUTV Purchase Agreement are the only corporations, partnerships, joint ventures or other entities in which the Partnership, VS&A-KUTV and the other Purchased Entities own any partnership interests, capital stock or other equity interest. All the outstanding partnership interests or capital stock of each Purchased Entity are validly issued, fully paid and non-assessable, are free from and were not issued in violation of any preemptive rights, and, immediately prior to the Closing, will be owned of record and beneficially by the persons identified on
    Schedule 3.4(b) hereto.

         (c) Each of the Purchased Entities is duly organized, validly existing and in good standing under the law of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its assets and to conduct its business as presently conducted. The Partnership is duly qualified to do business as a foreign limited partnership in the state of Utah and each Purchased Entity is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the failure to do so could reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the business, results of operations or financial or other condition of the Purchased Entities taken as a whole or Station KUTV or on the ability of NBC Sub to perform its obligations under this Agreement.

         3.5 No Conflicts. (a) Subject to receipt of the consents and approvals referred to in schedule 5.5 of the KUTV Purchase Agreement and in Schedule 3.5(a) hereto, the execution, delivery and performance of this Agreement by NBC Sub and the acquisition of the KUTV Partnership Interests, the KUTV Shares and, if NBC Sub shall exercise its drag-along rights in accordance with subsection 5.13(b), the Remaining KUTV Interests (as defined in subsection 3.29) by Partners will not adversely

affect the properties or assets of the Purchased Entities or the operation of Station KUTV, will not violate or conflict with any provision of law, rule or regulation applicable to the Purchased Entities or the assets or business of the Purchased Entities or the operation of Station KUTV, will not conflict with, or result in the breach or termination of, or constitute a default under, or increase any of the Purchased Entities' obligations or diminish its rights under, any license, lease, agreement, commitment or other instrument, or any order, judgment or decree, to which any of them is a party or by which any of them is bound or subject, and will not result in the creation of any lien, security interest, charge or encumbrance upon any of the KUTV Partnership Interests or the KUTV Shares or any of the assets of any of the Purchased Entities.

         (b) Except as set forth on Schedule 3.5(b), no consent, approval or authorization of, or designation, declaration or filing with, or notice to, any governmental authority or third party is required on the part of NBC Sub or the Purchased Entities in connection with the execution, delivery and performance of this Agreement or any other agreement contemplated hereby and the consummation of the transactions contemplated hereby and thereby, except for the filing with the Federal Communications Commission ("FCC") referred to in Section 5.1 and, if required, the filings with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") referred to in
Section 5.2.

         3.6 Capitalization. The Partnership holds a 99% interest in KUTV Real Estate Company, L.L.C. ("KUTV Real Estate"), and the remaining 1% interest in KUTV Real Estate is owned by VS&A-KUTV. There are no outstanding subscriptions, options or rights of any kind to acquire any partnership interests or any stock of the Purchased Entities, nor are there any agreements, arrangements or other obligations that might require (i) NBC Sub to sell or otherwise transfer any of the KUTV Partnership Interests or the KUTV Shares, except as contemplated by this Agreement, or (ii) any of the Purchased Entities to sell or otherwise transfer any partnership interest, capital stock or other equity interest in any Purchased Entity. Except as set forth on schedule 5.6 to the KUTV Purchase Agreement, no Purchased Entity is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or partnership interests. There are no existing agreements, arrangements or other obligations that require or permit any of the KUTV Partnership Interests or the KUTV Shares to be voted by or at the discretion of anyone else, and there are no restrictions of any kind on the transfer of the KUTV Partnership Interests or the KUTV Shares, except as may be imposed by the Securities Act of 1933, as amended, and applicable

state securities laws and except, as of the date hereof, as set forth in the Partnership's Amended and Restated Limited
Partnership Agreement dated December 31, 1993 (the "Original KUTV
Partnership Agreement") and, as of the Closing Date, as set forth in the KUTV Partnership Agreement.

         3.7 Ownership of KUTV Partnership Interests and KUTV Shares. At the Closing, NBC Sub will own, free and clear of any claim, lien, security interest, mortgage or other encumbrance (collectively "Liens"), the KUTV Partnership Interests and the KUTV Shares to be sold by it pursuant to this Agreement and NBC Sub will own, directly or indirectly, all the partnership interests in the Partnership other than the interest of KUTV, Inc. set forth in the KUTV Partnership Agreement. During the period commencing on the KUTV Closing Date and ending immediately prior to the Closing, KUTV, Inc. will be the sole limited partner, and NBC Sub and VS&A-KUTV will be the only general partners, of the Partnership. The KUTV Shares are all of the issued and outstanding shares of VS&A-KUTV. At the Closing, Partners will receive valid title to the KUTV Partnership Interests and the KUTV Shares, free and clear of any Lien.

         3.8  Title to Assets.  Except as set forth on Schedule
5.8 to the KUTV Purchase Agreement and except for assets disposed of in the ordinary course of business consistent with past operations of the Purchased Entities, the Purchased Entities own outright, free and clear of any Liens, all property used in their respective businesses, other than the Real Property (as defined in section 3.23).

         3.9  FCC Licenses.

         (a) The Partnership indirectly holds the licenses issued by the FCC (the "FCC Licenses") and all other material licenses, permits and authorizations necessary for or used in the ownership or operations of Station KUTV, and each of the FCC Licenses is, and all such licenses, permits and authorizations are, in full force and effect. Schedule 5.9 to the KUTV Purchase Agreement contains a true and complete list of the FCC Licenses currently in effect as of the date hereof and all such licenses, permits and authorizations (showing in each case, the expiration date). Except as contemplated by Section 7.1 of the KUTV Purchase Agreement, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses or any of such licenses, permits or authorizations, and no application, petition, objection, opposition, action or proceeding is pending or, to the best of NBC Sub's knowledge, threatened that may result in the denial of an application for renewal, the revocation, modification, nonrenewal or suspension of any of the FCC Licenses or any

    of such licenses, permits or authorizations, the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to NBC Sub, the Purchased Entities or Station KUTV that may materially adversely affect the rights of the Partnership under any such FCC Licenses, permits or authorizations. In the event of any such action, or the filing or issuance of any such action or order against any such entity, or of NBC Sub's learning of the threat thereof, NBC Sub shall notify Partners of same in writing and shall cause such entity to take all reasonable measures, at the Partnership's expense, to contest in good faith or seek removal or rescission of such action or order.

         (b) All documents required by 47 C.F.R. Section 73.3526 to be kept in the public inspection file are in such file, other than documents the absence of which in the aggregate would be immaterial to the business or operations of Station KUTV or the ability of Station KUTV to renew its FCC Licenses, and such file will be maintained in proper order and complete up to and through the Closing Date, except for such immaterial documents.

         3.10 Call Letters. The Partnership has the right to the use of the call letters "KUTV", pursuant to the rules and regulations of the FCC.

         3.11 Operation of Station KUTV. Station KUTV is being operated in accordance with the FCC Licenses and is being operated in all material respects in compliance with the Communications Act of 1934 and the rules, regulations and policies thereunder and all records, documents and logs that are required to be maintained pursuant to such rules, regulations and policies have been properly maintained, except those the absence of which in the aggregate would be immaterial to the business or operations of Station KUTV or the ability of Station KUTV to renew its FCC Licenses.

         3.12 Financial Statements; Undisclosed Liabilities. NBC Sub has previously delivered or caused to be delivered to Partners the financial statements described in schedule 5.12 to the KUTV Purchase Agreement. Except as set forth on schedule
5.12 to the KUTV Purchase Agreement, all those financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position, the results of operations and changes in financial position of the entities covered thereby as of the dates and for the periods indicated. Except to the extent reflected or reserved for in the unaudited balance sheets of the Partnership as of June 30, 1994, or as disclosed on schedule 5.12 to the KUTV Purchase Agreement, neither the

Partnership nor KUTV Real Estate has any liability or obligation of any kind, whether accrued, absolute, fixed or contingent, known or unknown, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business, (b) liabilities and obligations under leases, commitments and other agreements otherwise entered into in accordance with subsection 5.5 hereof, (c) liabilities and obligations incurred in the ordinary course of business since June 30, 1994 which in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (d) other liabilities and obligations that individually or in the aggregate are not material in amount or are set forth in the other schedules to the KUTV Purchase Agreement or in the Schedules to this Agreement. VS&A-KUTV has no assets or liabilities or obligations of any kind, whether accrued, absolute, fixed or contingent, known or unknown, other than its interests in the Purchased Entities. As of the Closing all amounts payable by Station KUTV on or before the date of the Closing under the terms of Station KUTV's programming agreements will have been paid.

         3.13 Absence of Certain Changes. Since June 30, 1994, the business of Station KUTV has been operated in the usual and ordinary course consistent with past practice and, except as set forth on schedule 5.13 to the KUTV Purchase Agreement:

         (i) there has been no event or condition that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect;

         (ii) none of the Purchased Entities has entered into any transaction or incurred any liability or obligation, except in the ordinary course of its business;

         (iii) the Purchased Entities have not sold or transferred any of the assets they own, other than in the ordinary course of business consistent with past practice;

         (iv) none of the Purchased Entities has incurred any indebtedness other than indebtedness to trade creditors incurred in the ordinary course of business;

         (v) the Purchased Entities have not granted or agreed to grant any increase in any rate or rates of salaries or compensation or other benefits or bonuses payable to its employees, except for increases in the ordinary course of business in accordance with its past employment practices, nor have they agreed to effect any changes in Station KUTV's management personnel, policies or employee benefits;

         (vi) none of the Purchased Entities has paid, declared or set aside any distribution, loan, management fee or other direct or indirect payment or transfer of any kind to NBC
    Sub or to KUTV, Inc.;
         (vii) none of the Purchased Entities has changed its accounting policies or procedures as in effect on December
    31, 1993;

         (viii) none of the Purchased Entities has repurchased, redeemed or otherwise acquired any partnership interests or other securities or any Purchased Entity; and

         (ix) none of the Purchased Entities has agreed, whether in writing or otherwise, to take any action prohibited in this subsection 3.13.

         3.14  Tangible Property.  Except as set forth on schedule
5.14 to the KUTV Purchase Agreement, all equipment and other tangible assets owned by any of the Purchased Entities is in reasonably good operating condition and in reasonably good condition of maintenance and repair.

         3.15 Intangible Assets. Schedule 5.15 to the KUTV Purchase Agreement contains a complete list of the trademarks, trade names, logos, jingles and slogans used in the operations of Station KUTV. The Partnership owns free and clear of any Liens, each of the trademarks, trade names, logos, jingles and slogans shown on schedule 5.15 to the KUTV Purchase Agreement to be owned by it. Station KUTV is not being operated in a manner that infringes any patent, copyright or trademark of any third party or otherwise violates the rights of any third party, and, to the best knowledge of NBC Sub, no claim has been made or threatened alleging any such violation. To the best of the knowledge of NBC Sub, there has been no material violation by others of any right of the Partnership in any trademark, trade name, logo, jingle or slogan used in the operations of Station KUTV.

         3.16 Litigation; Compliance with Laws. Except as set forth on schedule 5.16 to the KUTV Purchase Agreement, (a) there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of NBC Sub, threatened, or any order, injunction or decree outstanding, against any of the Purchased Entities, which if adversely determined could individually, or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect, (ii) materially delay approval by the FCC, FTC or DOJ of the transactions contemplated by this Agreement, or (iii) prevent the consummation of the transactions contemplated by this Agreement, (b) each Purchased Entity is in compliance with all other laws, statutes, rules, regulations, orders and licensing requirements of federal, state, local and foreign agencies and authorities applicable to the business, properties and operations of Station KUTV (including those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health and Environmental Laws), except for any instances of non-compliance which individually or

in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (c) no notice has been received by any of the Purchased Entities alleging any such non-compliance.

         3.17 List of Agreements, etc. Schedules 5.17 and 5.18 to the KUTV Purchase Agreement and Schedule 3.17 hereto together contain, with respect to the Purchased Entities, a complete list of: (a) all commitments and other agreements for the purchase of materials, supplies or equipment, other than commitments and other agreements that were entered into in the ordinary course of business and involve an expenditure of less than $100,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness, off-balance sheet financing or interest rate or currency swaps, caps, collars or other derivative agreements of any of the Purchased Entities; (c) all leases or other rental agreements under which any of the Purchased Entities is either lessor or lessee that call for annual lease payments in excess of $50,000 individually or are otherwise material to the operations or business of Station KUTV;
(d) all network affiliation agreements; (e) each "barter" or "trade" agreement involving in excess of $50,000; (f) all collective bargaining agreements; (g) all commitments and other agreements relating to the acquisition of programming rights; (h) all employment and consulting agreements that provide for compensation in excess of $50,000 a year; and (i) all other agreements, commitments and understandings (written or oral) that require payment by any of the Purchased Entities of more than $100,000 individually or $500,000 in the aggregate or cannot be terminated by it on less than 60 days notice without liability. True and complete copies of all written leases, commitments and other agreements referred to on schedule 5.17 and 5.18 to the KUTV Purchase Agreement and on Schedule 3.17 hereto and all organizational documents for the Purchased Entities have been delivered to Partners or its representatives.

         3.18 Agreements Regarding Employees. Except as set forth in schedule 5.18 to the KUTV Purchase Agreement, in
Schedule 3.18 hereto or in any employment agreement of which a copy has been furnished to Partners or its representatives, none of the Purchased Entities is a party to or bound by any fringe benefit or other non-cash compensation plan, or any pension, thrift, annuity, retirement, savings, profit sharing or deferred compensation plan or agreement, or any bonus, vacation, holiday, sick leave, group insurance, health or other personal insurance or other incentive or benefit agreement, plan or arrangement. Except as set forth on schedule 5.18 to the KUTV Purchase Agreement or in any employment agreement of which a copy has been furnished to Partners or its representatives, none of the Purchased Entities has any severance policy and no employee of Station KUTV is entitled to any severance payment, either by law or by agreement, upon the termination of his or her employment.

Except as set forth on schedule 5.18 to the KUTV Purchase Agreement or in any employment agreement of which a copy has been furnished to Partners or its representatives, no employment agreement provides for the payment to any employee of the Purchased Entities of any money or other property or rights or accelerates or provides any other rights or benefits as a result of the transactions contemplated by this Agreement. Except as set forth on schedule 5.18 to the KUTV Purchase Agreement, no employee of Station KUTV is represented by any union or other collective bargaining agent and there are no collective bargaining or other labor agreements with respect to any employee of Station KUTV, and to the best of the knowledge of NBC Sub, no union is attempting to organize any such employees.

         3.19 Status of Agreements. All leases, commitments and other agreements to which any of the Purchased Entities is a party or by which any of the Purchased Entities is bound were entered into by it in the ordinary course of business. Each of the agreements, commitments and leases referred to in subsections
3.17 and 3.18 is presently in full force and effect in accordance with its terms and none of the Purchased Entities is in default, and, to the best of the knowledge of NBC Sub, no other party is in default, under any agreement referred to in subsections 3.17 or 3.18, which default individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No party to any of the leases, commitments and other agreements referred to in subsections 3.17 and 3.18 has made, asserted or has any defense, setoff or counterclaim under any of those agreements or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement or to renew or extend the term of its agreement and none of the Purchased Entities has received any notice to that effect.

         3.20  Labor Matters.  Except as set forth on schedule
5.20 to the KUTV Purchase Agreement, (a) the Purchased Entities are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither of them is engaged in any unfair labor practice, except where the failure to be in such compliance, or being engaged in an unfair labor practice, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) there is no unfair labor practice charge or complaint against the Purchased Entities pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of NBC Sub, none is or has been threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Purchased Entities or Station KUTV and, to the best of the knowledge of NBC Sub, none is or has been threatened; and (d) no

grievances that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of NBC Sub, none is or has been threatened.

         3.21  Environmental Matters.

         (a) Except as set forth on schedule 5.21 to the KUTV Purchase Agreement or on Schedule 3.21 hereto, the Purchased Entities and all the property owned, used or leased by the Purchased Entities is in compliance with all material federal, state and local laws, regulations, rules, orders, decrees, ordinances and common law relating to pollution, the protection of human health or the environment, including laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern (as defined below), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"), except where such violations or liabilities, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, radiation (including radio-frequency radiation), toxic substances, petroleum and petroleum products and any other substance regulated by or that could result in liability under any Environmental Laws.

         (b) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any claim or proceeding against any of the Purchased Entities that could reasonably be expected to have a Material Adverse Effect (or that could form the basis after the Closing of any material claim against Partners arising out of actions, activities, circumstances, conditions, events or incidents prior to the Closing).

         (c) Except as set forth on Schedule 5.21 to the KUTV Purchase Agreement or on Schedule 3.21 hereto, (a) there are no underground storage tanks located on property owned or leased by any of the Purchased Entities, (b) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by any of the Purchased Entities, (c) no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by any of the Purchased Entities and (d) none of the electrical equipment located at the real

    property owned or leased by any of the Purchased Entities contains any PCBs, except in each case, in amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth on schedule 5.21 to the KUTV Purchase Agreement or on
    Schedule 3.21 hereto, there are no on-site or off-site locations where any of the Purchased Entities has stored, disposed or arranged for the disposal of Materials of Environmental Concern.

         (d) Except as set forth on schedule 5.21 to the KUTV Purchase Agreement or on Schedule 3.21 hereto, none of NBC Sub or the Purchased Entities has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws.

         (e) Materials of Environmental Concern have not been transported or disposed of from the property now or previously owned or used by any KUTV Seller or the Purchased Entities in a manner or to a location which could reasonably be expected to give rise to liability under Environmental Laws which liability could reasonably be expected to have a Material Adverse Effect.

         (f) The Purchased Entities hold, and are in compliance with, all permits, licenses, registrations or other authorizations required under Environmental Laws ("Necessary Permits"), except where the failure to hold or be in compliance with any Necessary Permit could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on schedule
    5.21 to the KUTV Purchase Agreement or on Schedule 3.21 hereto, no modification, revocation, reissuance, alteration, transfer or amendment of the Necessary Permits, or any review by, or approval of, any third party of the Necessary Permits, is required in connection with the execution or delivery by NBC Sub of this Agreement or the consummation of the transactions contemplated hereby or the operation, use and enjoyment of the Purchased Entities by Partners following such consummation.

         3.22  Reports; Books and Records.

         (a) All material returns, reports and statements required to be filed by the Purchased Entities with the FCC have been filed and complied with and are complete and correct in all material respects as filed.

         (b) The books and records of and relating to each Purchased Entity have been maintained in accordance with

    good business practice on a consistent basis and accurately reflect and evidence the transactions of such Purchased
    Entity in all respects.

         3.23  Real Property.

         (a) Owned. Schedule 5.23(a) to the KUTV Purchase Agreement contains a description of all real property owned by any of the Purchased Entities (the "Land"), including all improvements located thereon (the "Improvements"; the Land and the Improvements collectively, the "Real Property").

         (b) Leased. Schedule 5.23(b) to the KUTV Purchase Agreement contains a description of all real property leased by any of the Purchased Entities (the leases pursuant to which such real property is leased being the "Real Property Leases"). Each of the Real Property Leases is valid, binding and enforceable in accordance with its terms and in full force and effect and, to the best of the knowledge of NBC Sub, there are no defaults thereunder and no circumstances or events have occurred which, with notice of the passage of time or both, could constitute defaults under the Real Property Leases.

         (c) Improvements. All the Improvements and the improvements leased by the Purchased Entities pursuant to the Real Property Leases are in compliance with applicable zoning and land use laws, ordinances and regulations necessary to conduct the operations of the Purchase Entities thereon as presently conducted, except to the extent that violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect

         (d) Title to the Real Property.  Each of the Purchased
    Entities has good and marketable title to all the Real
    Property owned by it, free and clear of any Liens of any nature other than:

            (i) easements which do not materially adversely affect the full use and enjoyment of the Real Property or the purposes for which it is currently used;

           (ii) liens for real estate taxes and assessments not yet due and payable; and

           (iii)  as set forth on schedule 5.23(d) to the KUTV
         Purchase Agreement.

         3.24 Insurance. Station KUTV and KUTV Real Estate have maintained in full force and effect property damage, liability and other insurance with financially sound and

reputable insurers at levels of coverage reasonable and customary in the broadcasting industry.

         3.25  Taxes.

         (a) Each of the Purchased Entities has timely filed in accordance with all applicable laws all Tax returns that it, or any group of which it was a member, was required to file. All such Tax returns were correct and complete in all material respects. All taxes owed by any of the Purchased Entities (whether or not shown on any Tax return) have been paid. "Tax" or "Taxes" means any federal, state, local, foreign or other governmental income, profits, franchise, sales, use, payroll, withholding, occupation, property, excise, transfer or other taxes, including interest, penalties and statutory additions related thereto. Each of the Purchased Entities has established, or will have established as of the Closing Date, reserves that, in the aggregate, are equal in amount to all Taxes not yet due and payable with respect to all taxable periods or portions thereof ending on or before the Closing Date, except to the extent previously paid. No claim has ever been made by a taxing authority in a jurisdiction where any Purchased Entity does not file Tax returns that it is or may be subject to taxation by that jurisdiction. There are no Tax liens on any of the assets of any of the Purchased Entities.

         (b) Each of the Purchased Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (c) Except as disclosed on schedule 5.25 to the KUTV
    Purchase Agreement, there is currently no audit or examination of any Tax return or Tax liability of any Purchased Entity and no additional Tax liability of any Purchased Entity has been asserted or assessed by any taxing authority.

         (d) Schedule 5.25 to the KUTV Purchase Agreement and
    Schedule 3.25(d) hereto list all federal, state, local and foreign income tax returns filed with respect to any of the Purchased Entities, indicates those returns that have been audited and indicates those returns which currently are under audit. NBC Sub has delivered to Partners or its representatives correct and complete copies of all federal income Tax returns and examination reports with respect to the Purchased Entities that were furnished to NBC Sub.

         (e) Except as disclosed on schedule 5.25 to the KUTV

    Purchase Agreement, there has been no waiver or extension of any period of limitations with respect to any Tax made by or on behalf of any Purchased Entity.

         (f) None of the Purchased Entities is a party to any tax allocation or tax sharing agreement, other than any tax sharing agreement or arrangement between NBC Sub or any of its affiliates, on the one hand, and any of the Purchased Entities, on the other hand, with respect to the income of the Purchased Entities for the period commencing on the KUTV Closing Date and ending on the Closing Date. None of the Purchased Entities (1) has been a member of an affiliated group filing a consolidated federal income Tax return or (2) has any liability for the Taxes of any person under Treas.
    Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (g) None of the Purchased Entities has filed a consent under Code section 341(f) concerning collapsible corporations. None of the Purchased Entities has made, is obligated to make or is a party to an agreement which could obligate it to make any payments that, as a result of applicability of Code section 280G, will not be deductible. NBC Sub is not a foreign person. None of the Purchased Entities has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). There has been no change in a method of accounting within the meaning of Code section 481 by or for any of the Purchased Entities. All items which could give rise to a substantial understatement of federal income tax (within the meaning of Code section 6662(d)) were adequately disclosed on the Tax returns of the Purchased Entities in accordance with Code section 6662(d)(2)(B).

         (h) There has been no reverse Code section 704(c) allocation (i.e., a revaluation of the type described in Treas. Reg. Section 1.704-1(b)(2)(iv)(f)) made by any of the Purchased Entities.

         (i) VS&A-KUTV's basis in its partnership interest in Hughes, L.P. for federal income tax purposes as of March 23, 1993 was approximately $1,000,000, and such basis has not changed since that date (until the date of liquidation of VS&A-KUTV's partnership interest in Hughes, L.P.) other than for allocations of distributive shares of income and loss of Hughes, L.P.

         3.26 Transactions with Affiliates. Except as disclosed on schedule 5.26 to the KUTV Purchase Agreement or as

permitted under Section 5.5 hereof, none of the Purchased Entities has any outstanding contract, agreement or other arrangement with NBC Sub or any KUTV Seller or any affiliate of NBC Sub or any KUTV Seller (including Hughes Broadcasting Partners, VS&A-Hughes, Inc. and Hughes, L.P.).

         3.27 Employee Benefits. (a) Schedule 5.18 to the KUTV Purchase Agreement lists each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), that is maintained or otherwise contributed to by the Purchased Entities for the benefit of their employees (the "Affected Employees") (including pension, profit sharing, stock bonus, medical reimbursement, life insurance, disability and severance pay plans) (collectively, "Purchased Entity Plans") and all other material employee benefit plans and arrangements, payroll practices, agreements, programs, policies or other arrangements not subject to ERISA that are maintained or otherwise contributed to by the Purchased Entities for the benefit of the Affected Employees and providing for deferred compensation, bonuses, stock options, employee insurance coverage or any similar compensation or welfare benefit plan (collectively, "Benefit Arrangements" and, together with the Purchased Entity Plans, collectively referred to as "Employee Benefit Programs").

         (b) With respect to each Purchased Entity Plan, NBC Sub has made available to Partners or its representatives a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof (including all existing amendments thereto that shall become effective at a later date) and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; and (ii) any summary plan description.

         (c) Except as set forth on schedule 5.18 to the KUTV Purchase Agreement, (i) each Employee Benefit Program has been established and administered in substantial compliance with the applicable provisions of ERISA, the Code and the terms of all documents relating to such programs; (ii) each Purchased Entity Plan that is intended to be qualified within the meaning of section 401(a) of the Code has received a favorable determination letter as to its qualification; (iii) as of the date of this Agreement no "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 4975 of the Code or section 406 of ERISA) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Purchased Entity Plan that has a reasonable probability of resulting in a liability that would have a Material Adverse Effect; and (iv) there are no pending or, to the best of the

knowledge of NBC Sub, threatened, actions, claims or lawsuits which have been asserted or instituted involving or arising out of the Employee Benefit Programs with respect to the operation or administration of such programs (other than routine benefit claims).

         (d) None of the Purchased Entities, Hughes, L.P. or any "Commonly Controlled Entity" (as defined in Section 414 of the
Code) of any Purchased Entity maintains or contributes to or has any liability in respect of any "multiemployer plan" (as such term is defined in section 3(37) of ERISA) and none of the Purchased Entities, Hughes, L.P. or any Commonly Controlled Entity of any Purchased Entity has incurred any material liability that remains unsatisfied with respect to any such plans or has incurred any material liability which remains unsatisfied under Sections 4062, 4063, 4064, 4069 or 4201 of ERISA.

         (e) With respect to any Purchased Entity Plan or the plan of any Commonly Controlled Entity of any Purchased Entity or Hughes, L.P. which is not a multiemployer plan, but is subject to Title IV of ERISA, the present value of all obligations under each such plan (based upon the assumptions used to fund each such plan) did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of each such plan allocable to such obligations.

         (f) No Employee Benefit Program exists which could result in the payment to any employee of any Purchased Entity of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

         3.28 Certain Fees. Neither NBC Sub nor any of its affiliates, nor any of their respective officers, directors or employees on behalf of NBC Sub or such affiliates, has retained or dealt with any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.29 Remaining KUTV Interests; Drag-Along Rights. At and as of the time of Closing, all the partnership interests in the Partnership not otherwise included directly or indirectly in the KUTV Interests (the "Remaining KUTV Interests") will consist solely of the 12% limited partnership interest in the Partnership held by KUTV, Inc. and representing the rights set forth with respect thereto in the KUTV Partnership Agreement. Upon the Closing, NBC Sub shall have the right to compel KUTV, Inc. to sell the Remaining KUTV Interests to Partners on the terms set forth in the KUTV Partnership Agreement.

     4.  Representations and Warranties by Partners.

         Partners represents and warrants to NBC Sub as follows:

         4.1 Organization and Good Standing. Partners is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The copy of the Partnership Agreement of Partners, dated as of August 23, 1994 (the "Partnership Agreement"), that has been delivered to NBC Sub is complete and correct and is presently in effect without amendment or modification. Partners has all requisite partnership power and authority to enter into this Agreement and any other agreement contemplated hereby and to perform its obligations hereunder and thereunder. Station Holdings B Inc., a Delaware corporation and a corporation of which CBS owns all the issued and outstanding voting stock on and prior to the Closing Date, is the managing general partner (the "Managing General Partner") of Partners and has all requisite power and authority to enter into this Agreement and any other agreement contemplated hereby on behalf of Partners.

         4.2 Authority. The execution, delivery and performance by it of this Agreement and any other agreements or documents executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary partnership and managing general partner action. This Agreement has been, and each other agreement or document to be executed by it in connection herewith will be, duly executed and delivered by it and constitutes, or will constitute, a legal, valid and binding obligation of Partners in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         4.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by it and the consummation by it of the transactions contemplated hereby and thereby do not and will not:

         (a) conflict with or constitute a violation of the Partnership Agreement of Partners;

         (b) conflict with or constitute a violation of (with or without the giving of notice or the lapse of time or both) any provision of any law, judgment, order, decree, rule or regulation of any legislative body, court, governmental or regulatory authority or arbitrator which is applicable to or relates to Partners; or

         (c) with or without the giving of notice or the lapse of time or both, violate or conflict with, constitute a default under, result in a breach, acceleration or termination of any provision of, or, except as set forth on Schedule 4.3(c) hereto, require notice to or the consent of any third party under, any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, licensing agreement, note or other instrument or obligation to which Partners is a party or by which Partners is bound, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon CBS, Partners or the ability of Partners to perform its obligations under this Agreement or any other agreement contemplated hereby.

         4.4 Consents. Except as set forth on Schedule 4.4 hereto, no consent, approval or authorization of, or designation, declaration or filing with, or notice to, any legislative body, court, governmental or regulatory authority or arbitrator (including the FCC, the FTC and the DOJ) under any provision of any law, judgment, order, decree, rule or regulation is required on the part of Partners in connection with the execution, delivery and performance of this Agreement or any other agreement contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

         4.5 Certain Fees. Neither Partners nor any of its affiliates, nor any of their respective officers, directors or employees on behalf of Partners or such affiliates, has retained or dealt with any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

    5.  Further Agreements of the Parties.

         5.1 Filings with the FCC. (a) As soon as practicable, but in no event later than 10 business days after the KUTV Closing Date, each of Partners and NBC Sub shall file with the FCC a complete application requesting its approval and consent to the transactions contemplated by this Agreement (the "FCC Applications"); provided that the parties shall cooperate with each other in the preparation of the FCC Applications and shall in good faith and with due diligence take all reasonable steps necessary to expedite the processing of the FCC Applications and to secure such consents or approvals as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective period of the granting of FCC approval of the FCC Applications, and neither party shall have terminated this Agreement under subsection 8.1, the parties shall jointly request and use their respective best efforts to obtain one or more extensions of the effective periods

of such grants. Neither party will knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which would be to cause the FCC not to grant approval of the FCC Applications, or to cause the FCC to interfere in a manner damaging to the ability to operate Station KUTV in the manner contemplated to be operated by Partners following the Closing. The parties agree to oppose any requests for reconsideration or judicial review of the granting of approval of the FCC Applications.

         (b) NBC Sub shall publish the notices required by the rules and regulations of the FCC relative to the filing of the FCC Applications. Copies of all applications, documents and papers filed after the date hereof and prior to the Closing, or filed after the Closing with respect to the transactions under this Agreement, by NBC Sub or Partners with the FCC shall be mailed to the other simultaneously with the filing of the same with the FCC. NBC Sub shall comply with all requirements which the FCC may impose on a licensee relating to its assignments. Each party shall bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the application to be prepared by it and in connection with the processing of that application. All filing and grant fees, if any, paid to the FCC, shall be borne by Partners. None of the information contained in any filing made by Partners or NBC Sub with the FCC with respect to the transaction contemplated by this Agreement shall contain any untrue statement of a material fact.

         5.2 Hart-Scott-Rodino Act. Within 30 days after the KUTV Closing Date, Partners and NBC Sub shall, in cooperation with each other, file (or cause to be filed) with each of the DOJ and the FTC any reports or notifications that may be required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection with the transactions contemplated by this Agreement. Partners and NBC Sub shall promptly comply with all requests for further documents and information made by the DOJ or the FTC, shall use their best efforts to obtain early termination of all waiting periods under the HSR Act, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. All fees due from any party to the FTC or the DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by Partners.

         5.3 Expenses. Each of the parties shall bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and in connection with all obligations required to be performed by it under this Agreement, except where specific expenses have been otherwise allocated by this Agreement.

         5.4 Actions under the KUTV Purchase Agreement. NBC Sub will not consent to or approve any amendment to the KUTV
Partnership Agreement, or grant any waiver or consent under
Section 7.3 of the KUTV Purchase Agreement, without having received the prior written consent or approval of Partners to such amendment, waiver or consent.

         5.5  Pre-Closing Covenants.  (a)  From the KUTV Closing
Date through the Closing Date, NBC Sub shall (subject to subsection 5.5(b) hereof):

         (i) cause the business of the Purchased Entities to be operated in the usual and ordinary course consistent with the past operation of the Purchased Entities and in compliance with the licenses issued by the FCC (the "FCC Licenses") applicable to Station KUTV and in compliance in all material respects with the Communications Act of 1934 and the rules and regulations of the FCC and all other applicable laws, ordinances, regulations, rules or orders; provided, however, that, notwithstanding anything to the contrary in this Agreement, NBC Sub may cause the Partnership's indebtedness under the Bank of Montreal Credit
    Agreement to be discharged and/or refinanced as contemplated in subsection 7.13 of the KUTV Purchase Agreement and may cause the Partnership to execute and deliver all agreements and other instruments, and to take all other actions, as may be necessary in connection therewith, provided that the terms of any such refinanced debt shall be, in the aggregate, no more onerous to the Partnership than those in the Bank of Montreal Credit Agreement; and provided further that the terms of such refinanced debt shall not include any penalty for prepayment or any fee payable as a result of the Closing;

         (ii) use reasonable best efforts, consistent with the past operation of the Purchased Entities, (1) to preserve the business organization of the Purchased Entities and Station KUTV intact and to preserve the goodwill and business of the advertisers, suppliers and others having business relations with any of the Purchased Entities or Station KUTV, (2) to retain the services of the employees of the Purchased Entities and Station KUTV, and (3) to preserve all trademarks, trade names, service marks and copyrights and related registrations of the Purchased Entities and Station KUTV, and all slogans and logos, owned by any of the Purchased Entities or Station KUTV or in which any of the Purchased Entities or Station KUTV has any rights;

         (iii) not sell, transfer, lease or otherwise dispose of any material assets of any of the Purchased Entities or Station KUTV, or agree to do any of the foregoing, other than in the ordinary course of business consistent with past practice;

         (iv) not permit or allow any material assets of any of the Purchased Entities or Station KUTV to become subject to any Liens, other than those listed or described on Schedule
    5.5(a)(iv);

         (v) except with Partners' prior written approval, which approval with respect to clause (1) below shall not be unreasonably withheld, not (1) enter into or renew any lease, commitment or other agreement with respect to any of the Purchased Entities or Station KUTV providing for payments by NBC Sub or Partners, except in the ordinary course of business and consistent with past practices (other than as listed or described on Schedule 5.5(a)(v) hereto),
    (2) enter into any new time sale or programming agreement for Station KUTV, or cause the acceleration of payments under any such agreement, except in the ordinary course of business and consistent with the past operation of Station KUTV, (3) except as provided in Section 5.10 hereof, cause or take any action to allow any material lease, commitment or other agreement to lapse (other than in accordance with its terms), to be modified in any adverse respect, or otherwise to become impaired in any material manner, except in the ordinary course of business where such actions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (4) grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Purchased Entities or Station KUTV, other than in the ordinary course of business consistent with the past operation of Station KUTV, (5) grant or agree to grant any severance or any specific bonus or increase to any executive or management employee of the Purchased Entities or Station KUTV whose total annual compensation after the increase would be at an annual rate in excess of $50,000 (including any such increase pursuant to any pension, profit sharing or other plan or commitment), other than bonuses or salary increases in the ordinary course of business consistent with the past operation of the Purchased Entities or Station
    KUTV, or (6) with respect to the Purchased Entities or Station KUTV, provide for any new profit sharing, pension, retirement or other employment benefits for employees or any increase in any existing profit sharing or benefits, establish any new employee benefit plan or amend or modify any existing employee benefit plan, or otherwise incur any obligation or liability under any employee benefit plan

    materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years;

         (vi) maintain in full force and effect property damage, liability and other insurance with respect to the assets of the Purchased Entities at levels of coverage which are consistent with past practice;

         (vii) refrain from taking any action (or failing to take any action) if such action (or failure to take any action) could reasonably be expected to result in the expiration, revocation, suspension or adverse modification of any of the FCC Licenses with respect to Station KUTV, and prosecute with due diligence any applications to any governmental authority material to the operation of the business, assets or properties of the Purchased Entities or Station KUTV; and

         (viii) refrain, and shall cause the Purchased Entities to refrain, from agreeing, whether in writing or otherwise, to take any action inconsistent with any of the foregoing.

         (b) Notwithstanding anything in this Agreement to the contrary, Partners acknowledges and agrees that, from time to time during the period from the KUTV Closing Date through the Closing, NBC Sub may cause VS&A-KUTV to distribute to NBC Sub all net income attributable to its interest in the Partnership, and may cause the Partnership to distribute to NBC Sub and VS&A-KUTV all net income of the Partnership, in each case for the period from the KUTV Closing Date through the Closing Date in accordance with Section 5 of the KUTV Partnership Agreement, subject to any distributions required to be made to KUTV, Inc. pursuant thereto; provided, however, that NBC Sub shall cause the difference (which may be a positive or negative number) between (i) the aggregate amount of current assets (as defined in subsection 3.1(e) of the KUTV Purchase Agreement) of the Purchased Entities as of the close of business on the Closing Date and (ii) the aggregate amount of the liabilities (as defined in subsection 3.1(e) of the KUTV Purchase Agreement, but excluding the Non-Recourse Debt) of the Purchased Entities as of the close of business on the Closing Date to equal the amount determined pursuant to subsection 3.1 of the KUTV Purchase Agreement of the difference between (x) the aggregate amount of current assets (as defined in subsection 3.1(e) of the KUTV Purchase Agreement) of the Purchased Entities as of the close of business on the KUTV Closing Date and (y) the aggregate amount of the liabilities (as defined in subsection 3.1(e) of the KUTV Purchase Agreement, but excluding the Non-Recourse Debt) of the Purchased Entities as of the close of business on the KUTV Closing Date; and provided further that, in order to equalize such amounts in the manner provided above, NBC

Sub may contribute to the Partnership such amounts of capital as are necessary, or may cause the Partnership to issue to NBC Sub a promissory note or notes (which shall be non-interest bearing and due and payable in full on the date which is 30 days following the Closing Date) in the requisite amounts.

         5.6 Further Assurances. At any time and from time to time after the Closing, each of the parties shall, without further consideration, execute and deliver to the other such additional instruments and shall take such other action as the other may request to carry out the transactions contemplated by this Agreement. NBC Sub and Partners will notify the other party hereto immediately of any litigation, arbitration or administrative proceeding pending (including any FCC complaint proceeding), or to their knowledge, threatened, against any party hereto which challenges the transactions contemplated by this Agreement. For a period of one year after the Closing, NBC Sub shall grant Partners reasonable access during normal business hours upon reasonable prior notice to the books and records of NBC Sub with respect to the Purchased Entities to the extent necessary to comply with any applicable law or governmental rule or request relating to the period during which NBC Sub operated the Purchased Entities.

         5.7 Access to Information. During the period beginning on the KUTV Closing Date and ending on the Closing Date, Partners and its directors, officers, employees, affiliates, non-employee representatives
(including financial advisors, attorneys and accountants) and agents (collectively, its "Representatives") may make such investigation of the KUTV Interests, the Purchased Entities as it may desire, and NBC Sub shall give to Partners and to its Representatives, upon reasonable notice, full access during normal business hours throughout the period beginning on the KUTV
Closing Date and ending on the Closing Date to all the assets, books, commitments, agreements, records and files of the Purchased Entities and NBC Sub shall furnish to Partners during that period all documents and copies of documents and information concerning the businesses and affairs of the Purchased Entities to be transferred by NBC Sub as Partners reasonably may request.
Partners shall treat, and shall cause its Representatives to treat, all such information and documents and all other information and documents delivered pursuant to this Agreement as "Information" under the Confidentiality Letter Agreements dated
August 30, 1994 and September 22, 1994 between NBC and Partners and accepted and agreed to by CBS, and will comply with, and cause its Representatives to comply with, their respective obligations thereunder. If the transaction contemplated by this Agreement is not consummated for any reason, Partners shall return to NBC Sub all such information and documents and shall destroy any copies

thereof as soon as practicable. NBC Sub's obligations under this subsection 5.7 shall survive the termination of this Agreement. From time to time prior to the Closing, NBC Sub shall promptly deliver to Partners copies of annual and quarterly financial statements with respect to the Purchased Entities.

         5.8 Consents; Assignment of Agreements. From and after the KUTV Closing Date, NBC Sub shall use reasonable efforts (but shall not be required to make any payment) to obtain at the earliest practicable date all consents and approvals referred to in subsection 3.4. NBC Sub shall furnish Partners with a copy of all consents and approvals obtained pursuant hereto.

         5.9 No Disclosures or Solicitation. To accord to Partners the full value of its purchase hereunder, (a) NBC Sub shall not at any time disclose to anyone any information with respect to any confidential or secret aspect of the operations of the Partnership or Station KUTV, and (b) from the date of this Agreement until the date which is six months after the Closing Date, NBC Sub shall not solicit for employment any employee of Station KUTV who was employed by Station KUTV at any time during the period beginning on the date of this Agreement and ending on the Closing Date, provided that the foregoing shall not apply with respect to any employee who is provided or otherwise made available by NBC or any of its affiliates to any Purchased Entity. NBC Sub acknowledges that the remedy at law for breach of the provisions of this subsection 5.9 will be inadequate and that, in addition to any other remedy Partners may have, it will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

         5.10 NBC Affiliation Agreement. NBC Sub agrees to cause the affiliation agreement between NBC and the Partnership with respect to Station KUTV to be terminated as of the Closing Date, without any liability or obligation on the part of the Partnership.

         5.11 Other Action. Subject to the terms and conditions hereof, each of the parties shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the parties to consummate the purchase under this Agreement.

         5.12 No Control. Between the date of this Agreement and the Closing, Partners shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Partnership or Station KUTV, but such operations shall be solely the responsibility of the KUTV Sellers prior to the KUTV Closing, and of NBC Sub following the KUTV Closing Date and prior to the Closing.

         5.13 Amendment of KUTV Partnership Agreement; Exercise of Drag-Along Rights. (a) NBC Sub shall attempt to cause, on or prior to the Closing, VS&A-KUTV, Partners and KUTV, Inc. to amend the KUTV Partnership Agreement solely in order to effect the amendments set forth on Exhibit B attached hereto and any other amendments permitted under subsection 5.4 hereof; provided that KUTV, Inc. agrees to enter into a letter agreement, in form and substance satisfactory to NBC Sub, pursuant to which KUTV, Inc. shall agree to pay to NBC Sub an amount equal to 12% of any Losses (as defined in the KUTV Purchase Agreement) for which any Buyer Indemnified Party (as defined in the KUTV Purchase Agreement) is entitled to indemnification pursuant to subsection
10.2 of the KUTV Purchase Agreement.

         (b) In the event that NBC Sub shall fail to effect the amendments and agreement set forth in subsection 5.13(a), then, subject to the satisfaction or waiver of the conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing, NBC Sub shall exercise its drag-along rights to cause the Remaining KUTV Interests to be sold to Partners on the terms set forth in the KUTV Partnership Agreement.

         5.14 Property, Plant and Equipment. NBC Sub shall provide to Partners a list of the property, plant and equipment of Station KUTV and of the Purchased Entities as soon as reasonably practicable following the KUTV Closing Date and at the Closing.

         5.15 Updated Schedules. Prior to the Closing, NBC Sub shall update Schedules 3.17, 3.18 and 3.25(d) to reflect any actions taken or omitted to be taken by NBC Sub in accordance with the provisions of subsection 5.5 during the period commencing on the date of this Agreement and ending immediately prior to the Closing.

    6.  Conditions Precedent to Closing.

         6.1 Conditions Precedent to the Obligations of All Parties. The obligations of Partners, on the one hand, and NBC Sub, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) there shall not be in effect any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains,

    enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or any other agreements contemplated hereby;

         (b) any filings required to be made under the HSR Act shall have been made, and all applicable waiting periods thereunder with respect to the transactions contemplated by this Agreement shall have expired or been terminated;

         (c)  the KUTV Closing Date shall have occurred; and

         (d) all the conditions set forth in Section 10 of the Asset Exchange Agreement shall have been satisfied or waived.

         6.2 Conditions Precedent to the Obligations of Partners. The obligations of Partners to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Partners):

         (a) all representations and warranties of NBC Sub under this Agreement (including the Schedules hereto as updated pursuant to subsection 5.15) and of NBC under the NBC Guarantee shall be true and correct (provided, however, that for purposes of this subsection 6.2(a), the representations and warranties of NBC Sub in subsections 3.15, 3.16, 3.19, 3.20, 3.23(b) and 3.27(c) hereof that are made to the best of the knowledge of NBC Sub shall be made to the best of the knowledge of NBC Sub and the Purchased Entities) at and as of the time of the Closing with the same effect as though those representations and warranties had been made at and as of that time, with such exceptions as do not either (i) individually (without aggregating such breach with any other breaches of representations or warranties hereunder) result in a Material Adverse Effect or (ii) in the aggregate, result in the value of the Purchased Entities as a whole being reduced by 50 percent or more as compared to the value of the Purchased Entities assuming that no breaches existed;

         (b) NBC Sub shall have performed and complied with each obligation, covenant and condition (excluding any representation or warranty made by NBC Sub in Section 3) required by this Agreement to be performed or complied with by it prior to or at the Closing, with such exceptions as would not result in any Material Adverse Effect;

         (c) the FCC shall have given all requisite approvals and consents (without any condition or qualification materially adverse to Partners or its affiliates or to the

    operations, business, results of operations or financial or other condition of Station KUTV) to the assignment of any FCC Licenses with respect to Station KUTV to Partners and the acquisition of control of Station KUTV by Partners as provided in this Agreement and such approvals shall have become a Final Order (as defined below);

         (d) Partners shall have received certificates for the KUTV Shares, duly endorsed in blank or accompanied by signed stock powers, and evidence of the transfer of the KUTV Interests on the books and records of the Partnership, in form and substance reasonably satisfactory to Partners and its counsel, as shall be effective to vest in Partners all right, title and interest in and to the KUTV Shares and the KUTV Partnership Interests free and clear of any Liens;

         (e) (i) if NBC Sub shall exercise its drag-along rights in accordance with subsection 5.13(b), then Partners shall have received the Remaining KUTV Interests on the terms set forth in the KUTV Partnership Agreement, and shall have received evidence of such transfer of the Remaining KUTV Interests on the books and records of the Partnership, in form and substance reasonably satisfactory to Partners and its counsel, as shall be effective to vest in Partners all right, title and interest in and to the Remaining KUTV Interests free and clear of any Liens, or (ii) if NBC Sub shall not exercise its drag-along rights in accordance with subsection 5.13(b), then NBC Sub shall have caused KUTV, Inc., VS&A-KUTV and NBC Sub, as withdrawing general partner, to execute and deliver to Partners for its execution the amendments to the KUTV Partnership Agreement contemplated by subsection 5.13(a);

         (f) Partners shall have been furnished with (i) a certificate of an officer of NBC Sub, dated the Closing Date, in form and substance reasonably satisfactory to Partners, certifying to the fulfillment of the conditions set forth in subsections 6.2(a) and (b), and (ii) from each of counsel to NBC Sub and NBC and FCC counsel to NBC Sub and NBC, an opinion, dated the Closing Date, substantially in the form attached as Exhibits C-1 and C-2 hereto, respectively; and

         (g) Partners shall have been furnished with a certificate of a Secretary or Assistant Secretary of NBC Sub, dated the Closing Date, in form and substance reasonably satisfactory to Partners, certifying as to the attached copy of the resolutions of the Board of Directors (or a duly authorized committee thereof) of each of NBC and NBC Sub authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement and any other agreements contemplated hereby, and stating that

    the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         For the purposes of this agreement, "Final Order" shall mean action by the FCC which (a) has not been vacated, reversed, stayed, set aside, annulled or suspended, and (b) with respect to which no appeal, request for stay, or petition for rehearing, reconsideration or review by any party or by the FCC on its motion, is pending, and (c) as to which the time for filing any such appeal, request, petition, or similar document for the reconsideration or review by the FCC on its own motion under the express provisions of the Communications Act of 1934 and the rules and regulations of the FCC, has expired (or if any such appeal, request, petition or similar document has been filed, an FCC order has been upheld in a proceeding pursuant thereto and no additional review or reconsideration may be sought).

         6.3  Conditions Precedent to the Obligations of NBC Sub.
The obligations of NBC Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by NBC Sub):

         (a) all representations and warranties of Partners under this Agreement and of CBS under the CBS Guarantee shall be true and correct in all material respects (provided, however, that, notwithstanding the foregoing, any such representation and warranty that is qualified as to materiality shall be true and correct in all respects) at and as of the time of the Closing with the same effect as though those representations and warranties had been made at and as of that time, with such exceptions as do not individually (without aggregating such breach with any other breaches of representations or warranties hereunder) result in a material adverse effect on the ability of Partners to perform its obligations under this Agreement;

         (b) Partners shall have performed and complied in all material respects with each obligation, covenant and condition required by this Agreement to be performed or complied with by it prior to or at the Closing;

         (c) the FCC shall have given all requisite approvals and consents (without any condition or qualification materially adverse to NBC Sub or its affiliates) to the assignment of any FCC Licenses with respect to Station KUTV to Partners and the acquisition of control of Station KUTV

    by Partners as provided in this Agreement and such approvals shall have become a Final Order;

         (d) NBC Sub shall have received the wire transfer of federal reserve funds in the amount provided in subsection
    1.3(a);


         (e) NBC Sub shall have been furnished with (i) a certificate of an officer of the Managing General Partner of Partners, dated the Closing Date, in form and substance reasonably satisfactory to NBC Sub, certifying to the fulfillment of the conditions set forth in subsections 6.3(a) and (b), and (ii) from counsel to Partners and CBS, an opinion, dated the Closing Date, substantially in the form attached as Exhibit D hereto; and

         (f) NBC Sub shall have been furnished with a certificate of a Secretary or Assistant Secretary (or other appropriate officer) of the Managing General Partner of Partners, in form and substance reasonably satisfactory to NBC Sub, certifying as to the attached copy of the resolutions of the Managing General Partner of Partners and the Board of Directors (or a duly authorized committee thereof) of CBS authorizing the execution, delivery and performance of, and the transactions contemplated by, this Agreement and any other agreements contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

    7.  Survival of Representations and Warranties;
Indemnification.

         7.1 Survival. All representations and warranties of NBC Sub and Partners contained in this Agreement shall survive the Closing Date, but neither party shall be liable to the other for breach of any representation or warranty set forth in Section 3 or Section 4 hereof (or in the certificate delivered pursuant to subsection 6.2(f) or subsection 6.3(e)), as the case may be, except to the extent that notice of a claim is asserted in writing and delivered to Partners (in the case of any claim by any NBC Indemnified Party (as defined in subsection 7.2(b) below)) or NBC Sub (in the case of any claim by any CBS Indemnified Party (as defined in subsection 7.2(a) below)) (i) in the case of (or to the extent that) any claim by any CBS Indemnified Party for breach of any representation or warranty by NBC Sub (other than a claim based upon the representations and warranties set forth in Section 3.25) which breach is premised upon facts or circumstances that would have constituted a misrepresentation or breach of any warranty, covenant or agreement by the KUTV Sellers under Section 10.2(a) of the KUTV

Purchase Agreement (without giving effect to any limitations under Sections 10.1 or 10.3 of the KUTV Purchase Agreement) (a "KUTV Misrepresentation"), on or prior to the date which is the later of (A) March 31, 1996 and (B) provided that, if a CBS Indemnified Party acquires actual knowledge of a claim for indemnification referred to in this clause (i) during the period, if any, from the Closing until April 30, 1996, such CBS Indemnified Party provides NBC Sub with notice of such claim promptly after the acquisition of such actual knowledge of such claim during such period, one year after the Closing Date; (ii) in the case of any claim by any CBS Indemnified Party based upon any representation or warranty set forth in Section 3.25, on or prior to the expiration of the applicable statute of limitations with respect to the Taxes to which such representation or warranty relates; and (iii) in the case of all other such claims (or parts of claims), on or prior to the date which is two years after the Closing Date. The maximum aggregate liability of NBC Sub for indemnification pursuant to subsection 7.2(a) with respect to any breaches of representations or warranties by NBC Sub which are premised upon facts or circumstances that would have constituted a KUTV Misrepresentation shall be an amount equal to the aggregate purchase price paid for all the KUTV Interests pursuant to subsection 1.2. Any notice of a claim for misrepresentation or breach of warranty shall state in reasonable detail the representation or warranty with respect to which the claim is made, the alleged basis for the claim and the amount of liability asserted against the other party by reason of the claim to the extent known.

         7.2 Indemnification. (a) Subject to subsections 7.1 and 7.3, NBC Sub shall indemnify and hold harmless Partners and its affiliates, and their respective officers, directors, employees and representatives (collectively, the "CBS Indemnified Parties"), from and against all losses, liabilities, damages, fines, judgments, consultants' fees, administrative costs, settlements and expenses (including reasonable fees and expenses of counsel) (collectively, "Losses") that any of the CBS Indemnified Parties may suffer, sustain or become subject to, arising from or as a result of (i) any breach by NBC Sub of any of its representations and warranties contained in Section 3 of this Agreement or in the certificate delivered pursuant to subsection 6.2(f) (which, for this purpose, shall be determined without giving effect to any "materiality" or "material adverse effect" limitation set forth therein); (ii) any nonperformance or breach by NBC Sub of any covenant or other obligation (other than a representation or warranty made by NBC Sub in Section 3) to be performed by NBC Sub under this Agreement; or (iii) directly or indirectly from (A) the ongoing investigation by the State of Utah Division of Environmental Response and Remediation ("DERR") into the petroleum release at the parcel of Real Property located at 2185 South 3200 West, Salt Lake City, Utah (the

"Investigation") or (B) any activities undertaken to discover, test, delineate, monitor or remediate any petroleum-related soil or groundwater contamination emanating or arising from the former underground storage tank located on that parcel pursuant to any request or directive by DERR or any other governmental authority related to or arising from the investigation. NBC Sub's obligation under clause (iii) above shall terminate and be of no further force and effect with respect to any Losses arising following delivery to Partners of a "no further action" letter or any comparable document from DERR, in form and substance acceptable to Partners, stating that the Investigation has terminated and that no further activities will be required of any party in connection with the petroleum release (it being understood that any such termination of NBC Sub's obligation under clause (iii) above shall have no effect on, and shall not terminate, NBC Sub's obligation to indemnify Partners for breaches of representations and warranties hereunder, including subsection 3.21, pursuant to clause (i) above). The amount of Losses shall be determined without regard to any materiality qualification or limitation contained in the applicable representation, warranty, covenant or other agreement of NBC Sub to which the claim for indemnification relates. Notwithstanding anything to the contrary contained herein, the indemnification obligations of NBC Sub set forth in clauses (ii) and (iii) above shall be enforceable without regard to the existence or accuracy of any representations or warranties given by NBC Sub herein.

         (b) Subject to subsections 7.1 and 7.3, Partners shall indemnify and hold harmless NBC Sub and its affiliates, and their respective officers, employees and representatives (collectively, the "NBC Indemnified Parties"), from and against all Losses that any of the NBC Indemnified Parties may suffer, sustain or become subject to arising from or as a result of (i) any breach by Partners of any of its representations and warranties contained in Section 4 of this Agreement or in the certificate delivered pursuant to subsection 6.3(e) (which, for this purpose, shall be determined without giving effect to any "materiality" or "material adverse effect" limitation set forth therein); (ii) any nonperformance or breach by Partners of any covenant or other obligation (other than a representation or warranty made by Partners in Section 4) to be performed by Partners under this Agreement; or (iii) the payment of any Reimbursement Amount determined pursuant to subsection 7.3(d). The amount of Losses shall be determined without regard to any materiality qualification or limitation contained in the applicable representation, warranty, covenant or other agreement of Partners to which the claim for indemnification relates. Notwithstanding anything to the contrary contained herein, the indemnification obligations of Partners set forth in clause (ii) above shall be enforceable without regard to the existence of accuracy of any representations or warranties given by Partners herein.

         7.3  General Indemnification Provisions.  (a)
Notwithstanding the provisions of subsection 7.2, the indemnified party shall not be entitled to indemnification for Losses solely with respect to claims pursuant to subsection 7.2(a)(i) or 7.2(b)(i), as the case may be:

    (1) unless the indemnified party shall have given written notice to the indemnifying party, setting forth its claim for indemnification in reasonable detail, within the relevant period set forth in subsection 7.1;

    (2) unless the aggregate Loss arising out of any single breach or series of related breaches shall be at least equal to $2,000; provided that if the aggregate sum of each Loss which arises out of a single breach or series of related breaches that individually is less than $2,000 shall be at least equal to $100,000, then, subject to satisfaction of the baskets in clause (3) below, the indemnified party shall be entitled to indemnification under such subsection 7.2(a)(i) or 7.2(b)(i) for all such Losses in excess of $100,000; and

    (3) unless and until the aggregate amount of all Losses arising therefrom exceeds $1,000,000, whereupon the indemnified party shall be entitled to indemnification under such subsection 7.2(a)(i) or 7.2(b)(i) only for the aggregate amount of such Losses in excess of $300,000; provided that for purposes of determining the aggregate amount of all Losses for this clause (3), only such Losses referred to in the proviso to clause (2) above that are in excess of $100,000 shall count toward the amounts set forth in this clause (3).

         (b) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party under this
Section 7, except if such notification with respect to any claim to be made pursuant to subsection 7.2(a)(i) or 7.2(b)(i) is given after the applicable time period specified in subsection 7.1 has lapsed. If any such claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, and if the indemnifying party shall agree in writing to indemnify promptly the indemnified party for the full amount of any Loss sustained, suffered or incurred by the indemnified party

by reason of such claim or action (and, in the event that NBC Sub is the indemnifying party, if NBC Sub shall further agree in writing to waive its rights with respect to the full amount of any such Loss under subsection 7.3(d)), then the indemnifying party shall be entitled to participate therein, and to assume the defense thereof with counsel satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, that if the indemnified party has elected to be represented by separate counsel pursuant to the proviso to the second following sentence, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party does not agree to indemnify promptly the full amount of any such Loss as provided in the immediately preceding sentence, then the indemnifying party shall nevertheless have the right to participate in the defense of any such claim or action, but such defense and any settlement or compromise thereof shall at all times be under the sole direction and control of the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnified party. Each of NBC Sub and Partners agrees to render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding.

         (c) The amount of any Loss for which indemnification is provided under any or either of subsections 7.2(a) or 7.2(b) shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Loss (collectively, a "Net Loss") and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Net Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Net Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax

benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Net Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes and payments between the parties to this Agreement to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the value of the asset upon which its underlying claim was based, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the value or the asset for United States federal income tax purposes.

         (d) Partners acknowledges and agrees that, with respect to any claim (including any Third Party Claim) by any CBS Indemnified Party under subsection 7.2(a)(i) to the extent relating to a breach of any representations or warranties set forth in subsections 3.4, 3.5(a) and 3.6 through 3.27, any payment made by NBC Sub of all or any part of the amount of such claim to Partners on or prior to April 30, 1996 (or, with respect to any claim based upon a breach of any representation or warranty set forth in Section 3.25, on or prior to the date which is 30 days following expiration of the applicable statute of limitations with respect to the Taxes to which such representation and warranty relates) (any such payment, a "Conditional Indemnity Payment") will be made subject to a reservation of, and without prejudice to, the right of NBC Sub to contest (or to continue to contest) such claim (including any Third Party Claim), and, should the amount of the indemnifiable Loss with respect to any such claim be settled or be otherwise determined by any court or arbitrator having jurisdiction with respect thereto to be less than the amount of the Conditional Indemnity Payment made in respect of such claim, Partners shall promptly and in any event within five days of written demand therefor, reimburse NBC Sub for the difference between the amount of such Conditional Indemnity Payment and the amount of the indemnifiable Loss as so determined (any such difference, a "Reimbursement Amount").

    8.  Termination.

         8.1 Termination. Except with respect to provisions that expressly survive termination, this Agreement may be terminated:

         (a) by written agreement of each of the parties hereto;

         (b) by Partners, by written notice to NBC Sub, delivered not less than 30 days after receipt by NBC Sub of an earlier written notice from Partners that there have been breaches or defaults of NBC Sub's covenants and agreements hereunder which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, provided such breaches and defaults have not been cured to the reasonable satisfaction of Partners since such earlier notice;

         (c) by NBC Sub, by written notice to Partners, delivered not less than 30 days after receipt by Partners of an earlier written notice from NBC Sub that there have been breaches or defaults of Partners' covenants and agreements hereunder which individually or in the aggregate could reasonably be expected to result in a material adverse effect on the ability of Partners to perform its obligations under this Agreement, provided such breaches and defaults have not been cured to the reasonable satisfaction of NBC
    Sub since such earlier notice;

         (d) by NBC Sub or Partners, if the KUTV Purchase
    Agreement shall have been terminated and the KUTV Closing
    Date shall not have occurred; or

         (e) by NBC Sub or Partners, if the Closing has not taken place by November 21, 1996;

provided, however, that the party seeking termination pursuant to clauses (b) through (e) above (A) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the KUTV Purchase Agreement and (B) has not caused such condition to have become incapable of fulfillment through its own actions (or failures to act) that directly result in a breach of a representation, warranty or covenant by the other party contained herein.

         8.2 Liability. The termination of this Agreement under subsection 8.1 shall not relieve either party of any liability for breach of this Agreement prior to the date of termination.

    9.  Miscellaneous.

         9.1 Notices. Any notice or other communication under this Agreement shall be in writing (including by telecopy or like transmission) and shall be considered given when delivered personally, when mailed by registered mail (return receipt requested) or when telecopied (with confirmation of transmission

having been received) to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

           if to NBC Sub, to it at:

           c/o National Broadcasting Company, Inc.
           30 Rockefeller Plaza, Suite 5224
           New York, New York  10112
           Attention:  Warren C. Jenson
           Telecopy No.:  (212) 246-5430

           with copies to:

           National Broadcasting Company, Inc.
           30 Rockefeller Plaza, Suite 1022
           New York, New York  10112
           Attention:  Stephen F. Stander, Esq.
           Telecopy No.:  (212) 664-6572; and

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York  10017
           Attention:  Charles I. Cogut, Esq.
           Telecopy No.:  (212) 455-2502

           if to Partners, to it at:

           c/o CBS Inc.
           51 West 52nd Street
           New York, New York  10019
           Attention:  Peter W. Keegan
           Telecopy No.:  (212) 975-6488

           with copies to:

           CBS Inc.
           51 West 52nd Street
           New York, New York  10019
           Attention:  Ellen O. Kaden, Esq.
           Telecopy No.:  (212) 975-7292; and

           Cravath, Swaine & Moore
           Worldwide Plaza
           825 Eighth Avenue
           New York, New York  10019
           Attention:  Robert A. Kindler, Esq.
           Telecopy No.:  (212) 474-3700.

         9.2  Entire Agreement; No Third Party Beneficiaries.

This Agreement, including the Schedules and Exhibits hereto,
(a) constitutes the entire agreement between the parties with respect to its subject matter and supersedes any previous agreement among them relating to the subject matter hereof (other than the Confidentiality Letter Agreements dated August 30, 1994 and September 22, 1994 between NBC and Partners and accepted and agreed to by CBS which shall not be superseded hereby) and (b) is not intended to confer upon any person other than the parties hereto, NBC, CBS and their respective successors and assigns any rights or remedies hereunder.

         9.3 Headings; Interpretation. (a) The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         (b) When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term, and references to a person are also to its permitted successors and assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

         9.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New
York applicable to agreements made and to be performed in New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         9.5 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by a party of any of the provisions hereof shall be effective unless explicitly set

forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or in any documents delivered or to be delivered pursuant to this Agreement or in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.6 Separability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in full force and effect.

         9.7 Assignment. Neither party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party to this Agreement. Any purported assignment in violation of this subsection shall be void. Subject to the two immediately preceding sentences of this subsection 9.7, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9.8 Publicity. Promptly upon the execution of this Agreement, the parties shall issue a joint press release with respect to the transactions contemplated by this Agreement. So long as this Agreement is in effect, neither party nor any of their affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         9.9 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with subsection 9.1) or any other manner permitted by law. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

         9.10  Specific Performance.  Each of the parties to

this Agreement acknowledges that all the KUTV Interests are of a special, unique and extraordinary character, and that any breach of this Agreement by any party hereto could not be compensated for by damages. Accordingly, if any of the parties breaches its obligations under this Agreement, the other parties hereto shall be entitled, in addition to any other remedies that they may have, subject to obtaining approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring that the breaching party fulfill its obligations under this Agreement.

         9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                              NBC SUBSIDIARY (KUTV-TV), INC.



                              By:    /s/  Warren C. Jenson
                                   Title:   Treasurer



                              STATION PARTNERS
                              By:  STATION HOLDINGS B INC.,
                                   General Partner



                              By:    /s/  Peter W. Keegan
                                   Title:   President














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